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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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April 25, 2014

Dear Stockholder:

        On behalf of the Board of Directors, we are pleased to invite you to the 2014 Annual Meeting of Stockholders of United Continental Holdings, Inc. A notice of the 2014 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2013 Annual Report carefully before voting your proxy.

        This year, we will continue to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

        Your vote is important. Even if you plan to attend the meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by internet.

        Thank you for your continued support of United. We look forward to seeing you at the 2014 Annual Meeting.

Sincerely,

Jeffery A. Smisek
Chairman, President and Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 11, 2014

DATE:	Wednesday, June 11, 2014
TIME:	9:00 a.m., Central Time
PLACE:	Willis Tower
233 South Wacker Drive
Chicago, Illinois 60606

MATTERS TO BE VOTED ON:

  1.
  Election of the nominees named in the proxy statement to the Board of Directors, as follows:

  •
  Eleven directors, to be elected by the holders of Common Stock;

  •
  One ALPA director, to be elected by the holder of Class Pilot MEC Junior Preferred Stock; and

  •
  One IAM director, to be elected by the holder of Class IAM Junior Preferred Stock.

  2.
  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2014.

  3.
  An advisory resolution approving the compensation of the Company's named executive officers as presented in the proxy statement.

  4.
  Approval of the amendment and restatement of the Company's 2006 Director Equity Incentive Plan.

  5.
  Any other matters that may be properly brought before the meeting.

Brett J. Hart Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 25, 2014

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of the voting options described in the proxy statement and the Notice of Internet Availability. You may vote your shares by internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. If you mail the proxy or voting instruction card, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2014. The Company's Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Stockholders are available on the internet at http://www.envisionreports.com/ual.

i

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2014

GENERAL INFORMATION

Purpose, Place, Date and Time

        This proxy statement is furnished to you by our Board of Directors (the "Board") in connection with the solicitation of your proxy to be voted at the 2014 Annual Meeting of Stockholders of United Continental Holdings, Inc., which we refer to as the "Annual Meeting," to be held on Wednesday, June 11, 2014, at 9:00 a.m., Central Time, at the Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606. This proxy statement is being made available to you on approximately April 25, 2014. In this proxy statement, the terms "we," "our," "us," "UAL" and the "Company" refer to United Continental Holdings, Inc. The Company became the parent company of Continental Airlines, Inc. ("Continental") upon the closing of a merger transaction (the "Merger") on October 1, 2010. As part of the Merger integration, on March 31, 2013, the Company merged its two operating subsidiaries, Continental and United Air Lines, Inc. ("United Air Lines"), with Continental continuing as the surviving corporation and as a wholly-owned subsidiary of the Company. Upon the closing of this transaction on March 31, 2013, Continental's name was changed to "United Airlines, Inc." ("United").

Internet Availability of Proxy Materials

        We will continue to take advantage of the "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), which allow public companies to deliver a "Notice of Internet Availability of Proxy Materials" and provide internet access to proxy materials and annual reports to their stockholders. The use of Notice and Access generates cost savings for the Company and reduces the environmental impact of our Annual Meeting. In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a "Notice of Internet Availability." The Notice of Internet Availability will include instructions on accessing and reviewing our proxy materials and annual report to stockholders on the internet, and will provide instructions on submitting a proxy on the internet. If you would like to receive paper or email copies of our proxy materials and annual report, please follow the instructions on the Notice of Internet Availability for requesting paper or email copies of our proxy materials and annual report.

        Pursuant to the SEC's rules, our 2013 Annual Report, which includes our audited consolidated financial statements for 2013, is not considered a part of, or incorporated by reference in, our proxy solicitation materials.

Householding

        The SEC's rules allow us to deliver a single Notice of Internet Availability or set of proxy materials and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or set of proxy materials and annual report to multiple stockholders who share an address, unless we received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability or set of proxy materials and annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability or proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Voting Rights and Proxy Information

Who is entitled to vote?

        If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share ("Common Stock") registered in your name with Computershare Investor Services, the Company's transfer agent and registrar, then you are considered a "stockholder of record." Stockholders of record at the close of business on April 14, 2014, which is known as the "record date" for the meeting, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

        The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of holders of each class as of the record date entitled to vote at the meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which each class is entitled is equal to the number of shares outstanding of each respective class.

Title of Class	Shares Outstanding	Holders of Record	Votes per Share	Voting for Directors
Common Stock	373,504,409	10,937	1	Class elects 11 directors
Class Pilot MEC Junior Preferred Stock	1	1(ALPA-MEC)	1	Class elects 1 ALPA director
Class IAM Junior Preferred Stock	1	1(IAM)	1	Class elects 1 IAM director

How do I vote if I am a stockholder of record?

        If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

  •
  Vote by Internet

        You can vote via the internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your meeting notice or proxy card. This vote will be counted immediately and there is no need to mail your proxy card.

  •
  Vote by Telephone

        To use the telephone voting procedure, dial 1-800-652-8683 and listen for further directions. You must have a touch-tone phone in order to respond to the questions. This vote will be counted immediately and there is no need to mail your proxy card.

  •
  Vote by Mail

        Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

        Proxies submitted by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 10, 2014.

  We encourage you to vote by internet.

How are my shares voted if I do not indicate how to vote on the proxy card?

        If no instructions are indicated on the proxy card, your shares will be voted "FOR" the election of each of the nominees for director (Proposal No. 1), "FOR" the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), "FOR" the advisory resolution approving the compensation of the Company's named executive officers as presented in this proxy statement (Proposal No. 3), and "FOR" the approval of the amendment and restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan (Proposal No. 4).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

        If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the "beneficial owner" of shares held in "street name." If you received a Notice of Internet Availability, votes directed by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 10, 2014, the day before the Annual Meeting. You may direct the voting of those shares over the internet or by telephone by following the instructions provided. If you received printed proxy materials, you may vote by internet, telephone or mail pursuant to the instructions included on the voting instruction card provided to you by your broker, bank, trust or other nominee. Directing the vote of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first obtain a legal proxy from the stockholder of record for your shares.

How do I vote my shares if I participate in one of the United 401(k) plans?

        If you hold shares in an account under the United Airlines Ground Employee 401(k) Plan, the United Airlines Flight Attendant 401(k) Plan or the United Airlines Management and Administrative 401(k) Plan (each a "Plan," and collectively, the "Plans"), Computershare has sent you the Company's proxy materials directly. You may direct the trustee of the Plans, Evercore Trust Company, N.A., on how to vote your Plan shares by following the instructions on each of the voting options described in the Notice of Internet Availability you received or, if you received printed proxy materials, you may direct the voting of your Plan shares by internet, telephone or mail pursuant to the instructions included on the proxy card. Please note that, in order to permit the trustee for the Plans to tally and vote all of the shares of Common Stock held in the Plans, your instructions, whether by internet, telephone, or proxy card, must be completed and received prior to 5:00 a.m., Central Time, on Monday, June 9, 2014. You may not change your vote related to such Plan shares after this deadline.

        If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

How is a quorum determined?

        A quorum is necessary for conducting a valid annual meeting. The presence in person or represented by proxy of the holders of a majority of the total shares outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the meeting.

        Abstentions (shares of the Company's capital stock for which proxies have been received but for which the holders have abstained from voting) and broker non-votes, which are described below, will be included in the calculation of the number of shares of the Company's capital stock represented at the meeting for purposes of determining whether a quorum has been achieved.

What are "broker non-votes"?

        Under the rules of the New York Stock Exchange ("NYSE"), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain routine matters when they do not receive timely voting instructions from the beneficial owner. With respect to certain non-routine matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner when they do not receive timely voting instructions. A "broker non-vote" occurs under the NYSE rules when a broker, bank, trust or other nominee is not permitted to vote on a particular proposal because it has not received voting instructions from a beneficial owner and does not have discretionary voting power with respect to that proposal. Accordingly, if you are a beneficial owner and do not provide timely voting instructions to a broker, bank, trust or other nominee that holds your shares, that institution will be prohibited from voting your shares in its discretion on all of the proposals set forth in this proxy statement other than the ratification of the independent registered public accounting firm (Proposal No. 2), which is the only "routine" matter included in the proposals.

        If you are a beneficial owner, please note that, as indicated above, a broker, bank, trust or other nominee holding shares on your behalf will not be permitted to vote your shares with respect to the election of directors (Proposal No. 1), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3) and the approval of the amendment and restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan (Proposal No. 4), all of which are considered non-routine matters, unless you provide timely voting instructions. We urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the meeting. Please see "How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?" above for a discussion of the procedures and deadline for submitting your voting instructions.

 What classes of stock vote on each proposal and what is the vote required?

        The holders of Common Stock, the Class Pilot MEC Junior Preferred Stock and the Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the meeting other than the election of directors (Proposal No. 1).

        Under the Delaware General Corporation Law and our Amended and Restated Bylaws (the "Bylaws"), provided a quorum is present: (i) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes cast with respect to each director's election present in person or represented by proxy and entitled to vote on the election of directors will be required to elect each director to be elected by the applicable class of capital stock, which means that the number of votes cast for a nominee for director must exceed the number of votes cast against that nominee for director (Proposal No. 1); and (ii) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or represented by proxy at the meeting and entitled to be cast on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3) and the approval of the amendment and restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan (Proposal No. 4).

        If the number of votes cast against a nominee for director exceeds the number of votes cast for a nominee, the nominee must immediately tender his or resignation, and the Board, through a process managed by the Nominating/Governance Committee, will determine whether to accept or reject the resignation, or take other action.

How do abstentions and broker non-votes work?

        Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors. Abstentions have no effect with respect to the election of directors (Proposal No. 1). For all other matters, abstaining shares are considered present and unvoted, which means they have the same effect as votes against the proposal.

        Broker non-votes will not be counted as present and entitled to vote with respect to the election of directors (Proposal No. 1), the advisory resolution approving the compensation of the named executive officers (Proposal No. 3) and the approval of the amendment and restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan (Proposal No. 4), which means they will have no effect on the outcome of these proposals. There will not be any broker non-votes with respect to the ratification of the independent registered public accounting firm (Proposal No. 2) because it is a "routine" matter.

How does the proxy voting process work?

        If the proxy card is voted properly using the internet or telephone procedures specified, or is properly dated, signed and returned by mail, the proxy will be voted at the meeting in accordance with the instructions indicated by it.

        If a quorum is not present at the time the meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the meeting with the vote of the stockholders then present. The persons named in the proxy may vote any shares of capital stock for which they have voting authority in favor of an adjournment.

How do I revoke a proxy?

        Any proxy may be revoked by the person giving it at any time before it is voted. We have not established any specified formal procedure for revocation. A proxy may be revoked by a later proxy delivered using the internet or telephone voting procedures or by written notice mailed to the Secretary prior to the meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may request a ballot and vote in person, which revokes a previously granted proxy.

How are proxies being solicited and who pays solicitation expenses?

        Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. In addition to solicitation by use of mails, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged

Georgeson Inc., a proxy solicitation firm, to solicit proxies on our behalf. We are paying Georgeson a proxy solicitation fee of $12,000 plus reimbursement for reasonable out-of pocket costs and expenses.

What do I need to attend the meeting?

        Admittance is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company's stockholders can check in efficiently when entering the meeting.

  Stockholders of Record

        If you are a stockholder of record on April 14, 2014, you (or your duly appointed proxy holder) are entitled to attend the meeting. If you are a registered stockholder or you own shares through a Plan, there is an admission ticket located on your meeting notice or proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the meeting.

        If you are a record holder (or a record holder's duly appointed proxy) and you do not have an admission ticket with you at the meeting, you will be admitted upon verification of ownership at the stockholders' registration desk. Please be prepared to present valid picture identification.

  Beneficial Stockholders

        If you are a beneficial owner of Common Stock as of April 14, 2014, you may obtain admittance at the stockholders' registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the meeting, beneficial owners must present the legal proxy from the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Nominating/Governance Committee has recommended to our Board, and our Board has unanimously nominated, the individuals named below for election as directors at our Annual Meeting. Except where you instruct otherwise, your proxy will be voted at the meeting, or any adjournments or postponements thereof, "FOR" the election of the nominee(s) named below for a term of one year and until his or her successor is duly elected and qualified. Incumbent directors will hold office until our next Annual Meeting of Stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Our Board expects all of the nominees named below to be available for election. Stephen R. Canale, a current member of the Board, will retire at the end of his current term and, as a result, will not stand for re-election at the Annual Meeting.

        Stockholder nominations will not be accepted for filling Board seats at the Annual Meeting as our Bylaws require advance notice for such a nomination, the time for which has passed as of the date of this proxy statement. Your proxy cannot be voted for a greater number of persons than the number of nominees named herein. There is no family relationship between any of the nominees for director or between any nominee and any executive officer of the Company.

Director Qualifications

        Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes the principal occupations and directorships on the boards of public companies and registered investment companies held by the nominees during the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's determination that each nominee is qualified and should serve as a director.

        In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, our Board believes that all of our director nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see "Corporate Governance—Nominations for Directors" below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by Common Stock

        Eleven directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment. If a nominee unexpectedly becomes unavailable before election, proxies from the holders of Common Stock may be voted for another person designated by the Board or the appropriate Board Committee. No persons other than our directors are responsible for the naming of nominees.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Carolyn Corvi	(1)	Retired Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) (2005-2008); Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs.	62	2010
	(2)	Director—Allegheny Technologies Inc. (2012-Present); Hyster-Yale Materials Handling, Inc. (2012-Present); Goodrich Corporation (2009-2012); Continental (2009-2010).
	(3)	Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her previous service on the Audit Committees of Continental and Goodrich Corporation, and her current service on the Audit Committees of Hyster-Yale Materials Handling, Inc. and Allegheny Technologies, Inc., and her service on the Continental board of directors provided her with valuable experience in the airline industry.
Jane C. Garvey	(1)	Chairman of Meridiam, North America (infrastructure development fund) (2009-present); Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009); Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008).	70	2009
	(2)	Director—Bombardier Inc. (2007-2008); Skanska (2003-2008).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry in her past role as fourteenth administrator of the Federal Aviation Administration, where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association's Distinguished Service Award. In addition to those accomplishments, Ms. Garvey served on the transition team for President Barack Obama, focusing on transportation policies and related infrastructure challenges, and acted as Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase, advising on financing strategies to facilitate project delivery for state governments. She has also served as Executive Vice President and Chairman of Transportation Practice of APCO Worldwide, acting administrator and deputy administrator for the Federal Highway Administration and director of Boston Logan International Airport. Through her various professional responsibilities, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.
Walter Isaacson	(1)	President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present).	61	2006
	(2)	Not applicable.
	(3)	Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained additional leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. Mr. Isaacson has also served as the editor of Time Magazine. Through his various professional experiences, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.
Henry L. Meyer III	(1)	Retired Chairman of the Board of Directors and Chief Executive Officer of KeyCorp (a bank-based financial services company) (2010-2011); Chairman of the Board, President and Chief Executive Officer of KeyCorp (2001-2010).	64	2010

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(2)	Director—KeyCorp (1996-2011); Continental (2003-2010).
	(3)	Mr. Meyer provides valuable and extensive management, financial and banking expertise to the Board, developed during his nearly forty years of service in the financial services industry. He joined the former Society National Bank (now KeyBank National Association) in 1972, attaining positions of increasing responsibility throughout his career, which culminated in his election in 2001 as the Chairman of the Board of Directors and Chief Executive Officer of KeyCorp, one of the largest bank-based financial services companies in the United States. He is a former member of the boards of the Federal Reserve Bank of Cleveland, the Financial Services Roundtable, and the Federal Advisory Council of the Federal Reserve System. Mr. Meyer also brings to the Board expertise on corporate governance and board leadership, having served as the Chairman of the KeyCorp Board of Directors and as the lead independent director and the Chairman of the Corporate Governance and Social Responsibility Committee of the Board of Directors of Continental. In addition, he developed extensive experience with the airline industry during his seven years of service on the Continental Board of Directors. He also serves in leadership roles in a number of civic and community organizations in the Cleveland area.
Oscar Munoz	(1)	Executive Vice President and Chief Operating Officer of CSX Corporation (freight transportation) (2012-present); Executive Vice President and Chief Financial Officer of CSX Corporation (2003-2012).	55	2010
	(2)	Director—Continental (2004-2010).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service in key executive positions within the telecommunications, beverage and transportation industries. Mr. Munoz has served as the Executive Vice President and Chief Operating Officer of CSX since January 2012, with responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. Mr. Munoz previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. He also brings to the Board expertise on the audit committee function, having served as the Chairman of the Audit Committee of Continental for more than four years prior to the Merger. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental Board of Directors.
William R. Nuti	(1)	Chairman, Chief Executive Officer and President of NCR Corporation (global technology) (2007-present); Chief Executive Officer and President of NCR Corporation (2005-2007).	50	2013
	(2)	Director—NCR Corporation (2007-present); Sprint Nextel Corporation (2008-2013).
	(3)	Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Nuti has extensive experience in key management and operational oversight roles, including serving as Chief Executive Officer and President of NCR Corporation, and President, Chief Executive Officer and Chief Operating Officer of Symbol Technologies. He also brings to the Board the perspective of an active chief executive officer with primary responsibility for the oversight of all aspects of a publicly-traded, global technology company with international operations. Mr. Nuti also brings executive compensation and financial experience to the Board, having served on the Compensation and Audit Committees of Sprint Nextel Corporation.
Laurence E. Simmons	(1)	President of SCF Partners (private equity investment management) (1989-present).	67	2010

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(2)	Director—Zions Bancorporation (1978-present); Continental (2009-2010); Oil States International, Inc. (2001-2007).
	(3)	Mr. Simmons provides the Board his extensive expertise in finance, corporate strategic transactions and the energy industry. Mr. Simmons is the founder and President of SCF Partners, a firm providing equity capital and strategic growth assistance to build energy service and equipment companies. Prior to founding SCF Partners, Mr. Simmons co-founded Simmons & Company International, one of the largest investment banking firms serving the energy industry. He also helped to create the corporate finance department at The First National Bank of Chicago. Mr. Simmons also brings to the Board his experience in both the airline industry and the audit committee function, having served on the Boards of Directors and Audit Committees of Continental and ExpressJet Holdings, Inc. In addition, he serves in leadership roles in a number of civic and community organizations in the Houston area, the location of one of the Company's hub airports.
Jeffery A. Smisek	(1)	Chairman of the Board, President and Chief Executive Officer of the Company (December 31, 2012-present); President and Chief Executive Officer of the Company (2010-present); Chairman of the Board, President and Chief Executive Officer of United Airlines, Inc. (air transportation) (2013-present), United Air Lines, Inc. (air transportation) (2010 -2013) and Continental (air transportation) (2010-2013); President and Chief Operating Officer of Continental (2008-2009); President of Continental (2004-2008).	59	2010
	(2)	Director—National Oilwell Varco, Inc. (2005-present); Continental (2004-2010).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Smisek brings to the Board his significant expertise in the airline industry, developed during his 19 years of service in leadership roles with Continental and the Company. After joining Continental in 1995 as Senior Vice President and General Counsel, Mr. Smisek became Continental's President and was elected to Continental's Board of Directors in 2004. He became President and Chief Operating Officer of Continental in September 2008, and assumed the role of Chairman, President and Chief Executive Officer of Continental in January 2010. In October 2010, Mr. Smisek became President and Chief Executive Officer of the Company effective upon the closing of the Merger. In December 2012, Mr. Smisek assumed the additional role of Chairman of the Board of the Company. As he is responsible for, and has extensive familiarity with, the Company's ongoing operations and management's efforts to implement the strategic priorities identified by the Board, Mr. Smisek is uniquely suited to inform the Board with respect to these matters. In addition, he provides experience on executive and director compensation and corporate governance to the Board, having served for several years on the National Oilwell Varco, Inc. Board of Directors as Chairman of the Compensation Committee and a member of the Nominating/Governance Committee, as well as experience with a variety of corporate legal issues, which he developed as a partner at Vinson & Elkins L.L.P., an international law firm.
David J. Vitale	(1)	President, Chicago Board of Education (education) (2011-present); Chair of the Urban Partnership Bank (2010-present); Chairman of DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2009-present) and Duff & Phelps Utility and Corporate Bond Trust (2009-present) (investment companies); Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (2007-2008); Chief Administrative Officer of the Chicago Public Schools (2003-2007) (education).	67	2006
	(2)	Director—Duff & Phelps Global Utility Income Fund (2011-present); Alion Science & Technology Corporation (2009-present); DTF Tax-Free Income Inc. (2005-present); Duff & Phelps Utility and Corporate Bond Trust (2005-present); DNP Select Income Fund, Inc. (2000-present).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale serves as President of the Chicago Board of Education, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He also provides significant financial, investment, corporate and strategic planning experience to the Board, having served as President and Chief Executive Officer of The Chicago Board of Trade and Vice Chairman of Bank One Corporation. In addition to these positions, he has served as Executive Vice President and Vice Chairman of First Chicago Corporation, Vice Chairman of The First National Bank of Chicago, Vice Chairman of First Chicago NBD Corporation and President of The First National Bank of Chicago. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.
John H. Walker	(1)	Non-Executive Chairman of Global Brass and Copper Holdings, Inc. (copper and brass strip and bar manufacturer and distributor) (March 2014-present); Executive Chairman and Chief Executive Officer of Global Brass and Copper Holdings, Inc. (November 2013-March 2014); Chief Executive Officer of Global Brass and Copper Holdings, Inc. (2007-March 2014).	56	2002
	(2)	Director—Nucor Corporation (2008-present); Delphi Corporation (2005-2009).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Walker provides valuable business expertise and extensive management knowledge to the Board, having served in key management and operational oversight roles, including serving as Executive Chairman and Chief Executive Officer of Global Brass and Copper, Chief Executive Officer and President of The Boler Company, Chief Executive Officer, Chief Operating Officer and President of Weirton Steel Corporation and President of Kaiser Aluminum Flat Rolled Products. He also brings consulting and strategy expertise from his early career with McKinsey & Company. Mr. Walker brings audit and financial experience to the Board through his service on the Audit Committees of Delphi Corporation and Nucor Corporation. Through his professional roles, Mr. Walker has experience in a number of industries, including copper manufacturing, steel manufacturing, aluminum manufacturing and vehicle parts manufacturing.
Charles A. Yamarone	(1)	Managing Director of Houlihan Lokey (investment banking) (January 2014-present); Director of Houlihan Lokey (2009-2013); Executive Vice President of the Libra Securities Division of the Oak Ridge Financial Services Group, Inc. (institutional broker-dealer) (2009); Executive Vice President of Libra Securities, LLC (institutional broker-dealer) (2002-2008).	55	2010
	(2)	Director—El Paso Electric Company (1996-present); Continental (1995-2010).

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Yamarone brings to the Board his expertise in management and finance, including capital market transactions and mergers and acquisitions. He has served as a managing director of Houlihan Lokey since January 2014, and was a director of Houlihan Lokey from 2009-2013, where he is a senior member of the Debt Capital Markets group. Prior to that, Mr. Yamarone worked for over 18 years at Libra Securities with involvement in all areas of Libra's business as an institutional broker-dealer, including capital markets, corporate finance, sales and trading, research, legal, compliance, operations and administration. He also provides expertise on executive and director compensation to the Board, having served as a member of the Compensation Committee of the El Paso Electric Board of Directors and as the Chairman of the Human Resources Committee of Continental's Board of Directors. In addition, Mr. Yamarone has experience with a variety of corporate legal issues from his service as General Counsel of Columbia Savings, as well as experience serving on the boards of directors of companies in the entertainment and hospitality industries.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

 Directors to be Elected by Other Classes of Stock

        The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

        THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

        Mr. Heppner was previously elected or appointed by the holder of the applicable class of our preferred stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

  ALPA Director—Elected by Class Pilot MEC Junior Preferred Stock

        One Air Line Pilots Association, International ("ALPA") director (as defined in our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")) is to be elected by the United Airlines Pilots Master Executive Council of ALPA (the "ALPA-MEC"), the holder of our Class

Pilot MEC Junior Preferred Stock. The ALPA-MEC has nominated and intends to re-elect James J. Heppner as the ALPA director.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
James J. Heppner	(1)	Master Executive Council Chairman of ALPA-MEC (2012-present); Captain, United Boeing 777 (2005-present).	60	2012
	(2)	Not applicable.
	(3)	Mr. Heppner provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Heppner has served in key labor union management positions within ALPA, including most recently as MEC Negotiating Committee Chairman and Co-Chairman of the ALPA Joint Negotiating Committee. In addition, Mr. Heppner has served as a captain for Boeing 777 aircraft since January 2005.

  IAM Director—Elected by Class IAM Junior Preferred Stock

        One International Association of Machinists and Aerospace Workers ("IAM") director (as defined in our Certificate of Incorporation) is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to elect Richard A. Delaney as the IAM director.

Nominee	(1) Principal Occupation (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Richard A. Delaney	(1)	Current President and Directing General Chairman of the IAM District Lodge 141 (2008-present).	62	Nominee
	(2)	Not applicable.
	(3)	Mr. Delaney provides valuable management expertise and knowledge of aviation and airline services to the Board. Mr. Delaney has served in key labor union management positions, including President and Directing General Chairman of the IAM District Lodge 141.

CORPORATE GOVERNANCE

        We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, our Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee of our Board, which are available on the Company's website, www.ir.united.com, by following the link "Governance" and selecting "Corporate Governance Guidelines."

Corporate Governance Guidelines

        The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to our Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

        Independence.    Our Corporate Governance Guidelines require that a majority of our Board be "independent" under the criteria for independence established by the NYSE. Please see "Director Independence" below for a discussion of our Board's independence determinations.

        Limitation on Board Service.    None of our directors is permitted to serve on the board of directors of more than four other public companies, and no member of the Company's management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

        Changes in Business or Professional Affiliations or Responsibilities.    If a director experiences a substantial change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. Our Board, through the Nominating/Governance Committee (excluding the director who volunteered to resign, if a member of the Committee), will have the opportunity to review the continued appropriateness of the director's Board membership under the particular circumstances, and shall determine whether to accept such resignation.

        Conflicts of Interest.    Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board and the Lead Director (as defined below) before any decision is made related to the matter. If the Chairman of the Board and the Lead Director, in consultation with legal counsel, determine that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

        Lead Director.    Pursuant to our Corporate Governance Guidelines, the independent directors may designate a lead director (the "Lead Director"). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director's responsibilities include, but are not limited to, the following: consulting with the Chairman of the Board to determine the agenda for Board meetings; presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; serving as liaison between the Chairman of the Board and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; coordinating the agenda for moderating sessions of the Board's independent directors; assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines; and, if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

        As designated by the independent directors, Mr. Meyer, Chairman of the Nominating/Governance Committee, currently serves as the Company's Lead Director.

        Annual Performance Evaluation of the Board.    The Nominating/Governance Committee coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals.

        Annual Meeting Attendance.    Our directors are expected to attend each Annual Meeting of Stockholders absent exceptional reasons. All of our directors at the time attended the 2013 Annual Meeting of Stockholders.

Bylaws, Committee Charters and Other Policies

        In addition to those practices established by our Corporate Governance Guidelines, our Bylaws, the charters of our Board Committees and our other Company policies provide for the following significant corporate governance practices:

  •
  All of the members of our Board are elected annually by our stockholders.

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  Only independent directors are permitted to serve on our Audit Committee, Compensation Committee and Nominating/Governance Committee.

  •
  The Board and each of the Audit Committee, Compensation Committee, Finance Committee and Nominating/Governance Committee have the authority to retain outside consultants or advisors at the Company's expense as the directors deem necessary or appropriate.

  •
  Our directors and our officers are subject to the Company's securities trading policy, which prohibits the buying or selling of Common Stock or other Company securities during trading "blackout" periods preceding the release of our annual or quarterly financial results, during special trading "blackout" periods that may be established by the Company from time to time, and at any time while in possession of material, non-public information.

  •
  Our securities trading policy also prohibits speculative and derivative trading, short selling and pledging of our securities by our officers and directors.

Director Independence

        In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Company's Corporate Governance Guidelines to assist it in determining whether a director has any direct or indirect material relationship with the Company.

        Under the categorical standards adopted by the Board, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company, or any of the director's immediate family members is, or has been within the last three years, an executive officer of the Company;

  •
  The director, or any immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee; or

  •
  The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        The Board has also considered the purchase of the Company's air carrier services in the ordinary course by the employer of any director who is actively employed, and has determined that such purchases are immaterial in amount and significance, and therefore do not preclude a finding of independence for such director.

        For purposes of these categorical standards, (i) an "immediate family member" of a director includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such director's home, and (ii) the "Company" means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

        In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the rules of the NYSE and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company's corporate and financial records and information available from public records.

        Consistent with the recommendation of the Nominating/Governance Committee, our Board has applied these independence tests and standards to: (i) each of the nominees for director; (ii) Mr. Canale, who currently serves as a director, but is not standing for re-election at our Annual Meeting; and (iii) Glenn F. Tilton, who served as a director during a portion of 2013. Our Board made a determination that: (i) each of Ms. Corvi, Ms. Garvey, and Messrs. Isaacson, Meyer, Munoz, Nuti, Simmons, Vitale, Walker and Yamarone qualify as "independent" under the applicable independence tests and standards; and (ii) Messrs. Smisek, Canale, Heppner, Delaney and Tilton do not qualify as "independent" under the applicable tests and standards. Mr. Smisek is not independent as he is an executive officer and employee of the Company. Mr. Canale is not independent due to his status as a retired employee and his relationship with the IAM, an organization representing several of our unionized employee groups. The IAM first elected Mr. Canale to serve as a director of the Company in 2002. Mr. Canale is not standing for re-election at the Annual Meeting. Mr. Heppner is not independent because he is a current employee of United. Mr. Delaney is not independent because he is a current employee of United. Mr. Tilton is not independent as he served as an executive officer and employee of the Company and United Air Lines within the last three years. Please see "Proposal No. 1 Election of Directors" above for a list of all nominees for our Board, together with biographical summaries for the nominees, including each individual's business experience, directorships and qualifications.

        In making its independence determinations, the Board considered the following categories of transactions, relationships and arrangements between certain of the directors (or members of their immediate families) and the Company and its subsidiaries, that it deemed were immaterial to the relevant director's independence:

        Ms. Corvi.    The Board considered transactions between the Company and Boeing, where Ms. Corvi's sister is currently employed as a project manager and does not serve as an executive officer, including the purchase or lease of aircraft and the purchase of aircraft-related services. The Board has determined that these transactions involving Boeing are not material to Ms. Corvi and do not impair her independence.

        Contributions to Non-Profit Organizations Affiliated with Directors.    Our Board considered the amounts of our contributions to charitable institutions or other non-profit organizations for which certain of our directors (other than Messrs. Smisek, Heppner, Canale and Tilton) serve as a director, trustee or fiduciary, and determined that these contributions, which in each of the past three years did not exceed the greater of $1 million or 2% of the entity's consolidated gross revenues, were not material to those directors and did not impair their independence.

Majority Voting

        In February 2014, the Board adopted revisions to the Bylaws and the Corporate Governance Guidelines to provide that directors will be elected by a majority vote in uncontested elections. In addition, the Board adopted revisions to the Corporate Governance Guidelines requiring any incumbent director who fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board. The Nominating/Governance Committee will consider the tendered resignation, and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation of the Nominating/Governance Committee, and promptly disclose, through a press release, a Current Report on Form 8-K, or other means of public disclosure, its decision regarding whether to accept the director's resignation offer.

Board Meetings

        The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held seven meetings in 2013. During 2013, each of the nominees for our Board attended at least 75% of the sum of the total number of meetings of the Board and each Committee of which he or she was a member (during the period he or she was a member). As indicated above under "Corporate Governance Guidelines—Annual Meeting Attendance," our directors are also expected to attend each Annual Meeting of Stockholders absent exceptional reasons.

        Our non-management directors regularly meet separately in executive session without any members of management present. Our Corporate Governance Guidelines currently provide that the Lead Director shall preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management at least twice per year, with the Lead Director also presiding over such sessions.

Board Leadership Structure

        Our Board has the responsibility for selecting the appropriate leadership structure for the Company. In appointing Mr. Smisek as Chairman of the Board, the Board has concluded that the most effective leadership structure for the Company at the present time is for Mr. Smisek to serve as both Chairman of the Board and Chief Executive Officer. The Board made this determination in light of Mr. Smisek's service to the Company and varied experiences within the Company's industry, which enable him to bring to the Board a broad and uniquely well-informed perspective of the Company's business and operations, as well as substantial insight into the trends and opportunities that can affect the Company's future. In addition, the Board believes that having Mr. Smisek hold the joint Chairman of the Board and Chief Executive Officer role is an appropriate structure in that it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company's strategy and business plans. The Board believes that Mr. Smisek is in the best position to focus the independent directors' attention on the issues of greatest importance to the Company and its stockholders. The Board also noted the appointment of Mr. Meyer, Chairman of the Nominating/Governance Committee, as the Lead Director and the substantial majority of the Board being comprised of independent directors in making its determination. In addition, each of the Audit, Compensation and Nominating/Governance Committees is comprised entirely of independent directors. For a discussion of the responsibilities of the Lead Director, please see "Corporate Governance Guidelines—Lead Director" above. The Board believes that having a Lead Director as part of its leadership structure provides substantial independent oversight, promotes greater management accountability and ensures that directors have an independent contact on matters of concern to them. The Board believes this leadership model strikes an appropriate balance between consistent leadership and independent oversight.

Board Oversight of Risk Management

        Our Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally and in connection with specific proposed actions. The Board's approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Company's risk management processes, allocating responsibilities for risk oversight among the full Board and its Committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

        Our Board exercises its oversight of our risk management policies and practices primarily through its Committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

  •
  The Audit Committee oversees the Company's risk assessment and risk management policies and strategies (taking into account the risk assessment and risk management policies and strategies managed through the Company's Finance Committee), including risks related to the Company's financial statements, the financial reporting process, accounting and certain legal and compliance matters. The Audit Committee also oversees the internal audit function and the Company's ethics and compliance program.

  •
  The Finance Committee oversees the Company's management of certain financial, operating, economic and hazard risks, including the Company's hedging strategies related to fuel, foreign currency and interest rates, various insurance programs, including coverage for property, casualty, fiduciary and political risk and directors and officers, and certain legal and regulatory matters.

  •
  The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs, as well as risk-mitigating features and controls, to determine whether any such risks are material to us. In approving the 2013 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Compensation risk was assessed in the context of compensation program design, setting of performance targets, certifying performance against targets, compensation risk in the context of overall risk procedures and our broad-based compensation programs. Based on those discussions and a 2013 compensation risk assessment, the Compensation Committee determined that the structure of the Company's compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, some of our compensation policies, practices and programs that were considered include: oversight by an independent compensation committee; our balance of base pay with short- and long-term incentives that reward both absolute and relative performance measures; use of multiple performance metrics to create a further balance of rewards; payout timing over multi-year and overlapping performance periods; inclusion of equity incentives and stock ownership guidelines that discourage short-term risks that disadvantage long-term stock price; and securities trading policies that prohibit pledging and hedging of our securities, including our Common Stock, by our officers and directors.

  •
  The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of our Board, its Committees and our individual directors. The Nominating/Governance Committee also reviews and oversees the Company's succession planning process for executive officers.

  •
  The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company's reputation, business or performance.

        While the Board oversees risk management, the Company's management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. Our Board receives periodic reports on each of these aspects of the Company's risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management's identification and assessment of the key risks facing the Company.

Communications with the Board

        Stockholders and other interested parties may contact the Board as a whole, or any individual member, including the Lead Director, or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—HDQLD, 233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing our Board at UALBoard@united.com.

        Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary's Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary's Office. The Corporate Secretary's Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary's Office maintains all communications and they are all available for review by any member of the Board at his or her request.

        The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate Secretary's Office on other communications from stockholders and determines which of these communications to review, respond to, or refer to another member of the Board.

Code of Ethics

        The Company has adopted a code of ethics, the "Ethics and Compliance Principles," for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer) and employees. The code serves as a "Code of Ethics" as defined by SEC regulations, and as a "Code of Business Conduct and Ethics" under the Listed Company Manual of the NYSE. The code is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Code of Conduct."

Nominations for Directors

        As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors elected by holders of preferred stock of the Company. The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Committee and the Board and suggestions from Company officers, employees and others. The Nominating/Governance Committee may retain a search firm to identify director candidates for Board positions (other than those elected by holders of preferred stock of the Company). The Nominating/Governance Committee retained Spencer Stuart, a search firm, to assist with identifying potential director candidates. Mr. Nuti, who was elected to the Board on December 4, 2013, was recommended to the Committee by Spencer Stuart. In addition, the Nominating/Governance Committee considers nominees for director positions suggested by stockholders.

        Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—HDQLD, 233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate's name, biographical data, qualifications and other information required by the Bylaws of the Company with respect to director nominations by stockholders.

        A candidate for election as a director of the Board (other than those elected by holders of preferred stock of the Company) should possess a variety of characteristics. Candidates for director recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth in the listing standards of the NYSE, any other applicable rules or regulations, and in the Company's Corporate Governance Guidelines as outlined above under "Director Independence".

        Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

        Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by holders of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

Committees of the Board

        The Board has Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees. The Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. Below is a chart showing the current membership of each Committee and a summary of the functions performed by the Committees during 2013.

COMMITTEE MEMBERSHIP
	AUDIT		COMPENSATION		EXECUTIVE		FINANCE		NOMINATING/ GOVERNANCE		PUBLIC RESPONSIBILITY
Stephen R. Canale											X
Carolyn Corvi	X						X				X
Jane C. Garvey									X		X	*
James J. Heppner											X
Walter Isaacson			X				X		X
Henry L. Meyer III			X		X	*			X	*
Oscar Munoz	X	*			X
William R. Nuti(1)
Laurence E. Simmons	X						X		X
Jeffery A. Smisek					X		X
David J. Vitale	X				X		X	*
John H. Walker	X		X								X
Charles A. Yamarone			X	*	X

Key:
X = Current Committee Assignment

 * = Committee Chair

(1)    Mr. Nuti served as a member of the Audit Committee from December 4, 2013 to April 21, 2014.

  Audit Committee

        The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee met eight times during 2013, and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Audit" under the heading "Committee Charters." All of the members of the Audit Committee are independent as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Munoz, Vitale and Walker qualifies as an audit committee financial expert as defined by SEC regulations.

        The purpose of the Audit Committee is to: (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (ii) assist the Board in fulfilling its responsibility to oversee (a) the integrity of the Company's financial statements and the adequacy of the Company's system of disclosure controls and internal controls over financial reporting; (b) the Company's compliance with legal and regulatory requirements and ethical standards; (c) the outside auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and outside auditors; (iii) provide an open avenue of communication between the outside auditors, the internal auditors, management and the Board; and (iv) prepare an audit committee report as required by the SEC, which is set forth in this proxy statement under "Audit Committee Report."

        In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Audit Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

  Compensation Committee

        The Compensation Committee met six times during 2013 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Compensation" under the heading "Committee Charters." All of the members of the Compensation Committee are independent as defined by the NYSE's applicable listing standards.

        The Compensation Committee is responsible for: (i) overseeing the administration of the Company's compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharging the Board's responsibilities relating to the evaluation and compensation of the Company's officers; and (iii) preparing the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under "Executive Compensation—Compensation Committee Report." The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis ("CD&A"), and based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or Form 10-K, as applicable. The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of such executive compensation plans and all equity-based compensation plans (other than equity-based plans covering only directors of the Company). Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

        The Compensation Committee performs a review, at least annually, of the goals and objectives for the CEO as set by the Nominating/Governance Committee. The Compensation Committee has the sole authority to set the CEO's compensation based on this evaluation and the Company's compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company and the designated senior officers of its subsidiaries. The Compensation Committee oversees the annual performance evaluation process of the executive officers of the Company (other than the CEO).

        The Compensation Committee has delegated to the CEO the authority to grant stock awards to eligible participants (other than executive officers of the Company), the interpretative authority under the Company's incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants and the modification of the terms of such a participant's award following termination of employment. Additionally, the CEO makes recommendations to the Compensation Committee regarding the compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President, Human Resources and Labor Relations, the Vice President, Human Resources and the Compensation Committee's independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

        The Compensation Committee has the authority in its sole discretion, to retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser (each, a "compensation adviser"). The Committee may select a compensation adviser, to the extent required by applicable NYSE rules, only after taking into consideration all factors relevant to the compensation adviser's independence from management, including the factors specified by NYSE rules. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors as it deems advisable. The Compensation Committee is responsible for determining the scope of the executive compensation services provided by any consultant, including its fees.

  Role of Compensation Consultant in Determining Executive Compensation

        The Compensation Committee has retained Exequity LLP ("Exequity") as its independent compensation consultant since November 2010. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company.

        In November 2010, the Compensation Committee adopted a conflict of interest policy governing the relationship with this compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management's obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Committee through its Chairman (or in the case of services being provided to the Board, through the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that Exequity's work for the Compensation Committee does not raise any conflict of interest.

  Executive Committee

        The Executive Committee met five times during 2013 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Executive" under the heading "Committee Charters." The Executive Committee is authorized to exercise all the powers of the Board, subject to certain limitations, in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other Committee of the Board.

  Finance Committee

        The Finance Committee met five times during 2013 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Finance" under the heading "Committee Charters." The Finance Committee is responsible for, among other things: (i) reviewing financial plans and budgets and cash management policies and activities; (ii) evaluating and advising the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets; (iii) evaluating and advising the

Board on business opportunities and financing transactions; (iv) evaluating capital structure and recommending certain proposed issuances of securities; and (v) reviewing strategies relating to financial, operating, economic or hazard risk.

  Nominating/Governance Committee

        The Nominating/Governance Committee met five times during 2013 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Nominating/Governance" under the heading "Committee Charters." All of the members of the Nominating/Governance Committee are independent as defined by the NYSE's applicable listing standards.

        The Nominating/Governance Committee is responsible for, among other things: (i) identifying, evaluating and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company's Corporate Governance Guidelines and overseeing corporate governance matters; (iii) evaluating the CEO's performance and reviewing and overseeing the Company's succession planning process for executive officers, including the CEO; (iv) coordinating an annual evaluation of the Board and its Committees; and (v) reviewing and making recommendations to the Board with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

        The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors as it deems advisable.

  Public Responsibility Committee

        The Public Responsibility Committee met three times during 2013 and has a written charter adopted by the Board, which is available on the Company's website, www.ir.united.com, by following the links "Governance" and selecting "Public Responsibility" under the heading "Committee Charters."

        The Public Responsibility Committee is responsible for oversight of: (i) the Company's policies, positioning and practices concerning broad public policy issues, including those that relate to safety (including workplace safety and security); environmental affairs; political and governmental policies; consumer affairs; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations; (ii) management's identification, evaluation and monitoring of the social, political and environmental trends, issues and concerns, domestic and international, that affect or could affect the Company's reputation, business activities and performance or to which the Company could make a meaningful contribution; and (iii) the Company's general philosophy regarding diversity, including, without limitation, employee diversity and supplier diversity, as it relates to Company policies and practices.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Yamarone, Isaacson, Meyer and Walker, each of whom is an independent, non-management director, and no member of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2013.

Certain Relationships and Related Transactions

  Review, Approval or Ratification of Transactions with Related Parties

        The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below). It is the policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors must (i) satisfy themselves that they have been fully informed as to the Related Party's relationship and interest and as to the material facts of the proposed transaction, (ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director's independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally, and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

        If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction, or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company's participation in the transaction.

        As set forth in the policy, a "Related Party Transaction" is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

  (a)
  the aggregate amount involved is or is expected to exceed $120,000,

  (b)
  a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction), and

  (c)
  the Company is a participant.

        For purposes of this definition, a "Related Party" means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, or (iv) an individual who is an immediate family member of an executive officer, director, nominee for director or 5% stockholder of the Company.

  Related Party Transactions

        The Company has not entered into any Related Party Transactions (as defined above) since January 1, 2013.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

        The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 14, 2014, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)
T. Rowe Price Associates, Inc.(2)	Common Stock	47,798,148	13.1%
100 E. Pratt Street
Baltimore, MD 21202
Blackrock Inc.(3)	Common Stock	30,309,003	8.4%
40 East 52nd Street
New York, NY 10022
Capital World Investors(4)	Common Stock	28,689,834	7.9%
333 South Hope Street
Los Angeles, CA 90071
Capital Research Global Investors(5)	Common Stock	25,919,265	7.1%
333 South Hope Street
Los Angeles, CA 90071
FMR LLC(6)	Common Stock	24,991,950	6.9%
245 Summer Street
Boston, MA 02210
Wellington Management Company, LLP(7)	Common Stock	20,474,898	5.7%
280 Congress Street
Boston, MA 02210
The Vanguard Group(8)	Common Stock	18,845,375	5.2%
100 Vanguard Blvd.
Malvern, PA 19355
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(9)	Class Pilot MEC Junior	1	100%
9550 West Higgins Road, Suite 1000	Preferred Stock
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(9)	Class IAM Junior	1	100%
District #141	Preferred Stock
900 Machinists Place
Upper Marlboro, MD 20722

(1)
Percentage of class of voting securities reported as of December 31, 2013.

(2)
Based on Schedule 13G/A (Amendment No. 2) filed on February 13, 2014 in which T. Rowe Price Associates, Inc. ("Price Associates") reported sole voting power for 16,045,377 shares and sole dispositive power for 47,798,148 shares. According to Amendment No. 2, Price Associates is a registered investment adviser.

These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
Based on Schedule 13G/A (Amendment No. 1) filed on February 10, 2014 in which Blackrock Inc. reported sole voting power for 26,126,113 shares and sole dispositive power for 30,309,003 shares. According to Amendment No. 1, Blackrock Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).

(4)
Based on Schedule 13G/A (Amendment No. 5) filed on February 13, 2014 in which Capital World Investors reported sole voting power for 26,407,681 shares and sole dispositive power for 28,689,834 shares. According to Amendment No. 5, Capital World Investors is a registered investment adviser and a division of Capital Research and Management Company. Capital World Investors reported that it is deemed to be the beneficial owner of the shares reported in the table above as a result of Capital Research and Management Company acting as investment adviser to various investment companies.

(5)
Based on Schedule 13G/A (Amendment No. 1) filed on February 13, 2014 in which Capital Research Global Investors reported sole voting power for 22,993,500 shares and sole dispositive power for 25,919,265 shares. Capital Research Global Investors is a registered investment adviser and a division of Capital Research and Management Company. Capital Research Global Investors reported that it is deemed to be the beneficial owner of the shares reported in the table above as a result of Capital Research and Management Company acting as investment adviser to various investment companies.

(6)
Based on Schedule 13G/A (Amendment No. 9) filed on February 14, 2014 in which FMR LLC reported sole dispositive power for 24,991,950 shares. According to Amendment No. 9, FMR LLC, the parent holding company of Fidelity Management & Research Company, a wholly owned registered investment adviser, and Mr. Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares reported in the table above. FMR LLC reported sole dispositive power for 24,991,950 shares, and Mr. Johnson reported sole dispositive power for 23,610,277 shares. Amendment No. 9 also reported that Fidelity Management & Research Company beneficially owned 23,610,277 shares as a result of acting as an investment adviser for various investment companies (the "Fidelity Funds"). Fidelity Management & Research Company exercises the sole power to vote the shares beneficially owned by the Fidelity Funds pursuant to written guidelines established by the board of trustees of each Fidelity Fund.

(7)
Based on Schedule 13G/A (Amendment No. 3) filed on February 14, 2014 in which Wellington Management Company, LLP, an investment adviser, reported shared voting power for 16,912,318 shares and shared dispositive power for 20,474,898 shares. Wellington Management Company, LLP reported that, in its capacity as an investment adviser, it may be deemed to beneficially own 20,474,898 shares which are held of record by its clients.

(8)
Based on Schedule 13G filed on February 12, 2014 in which The Vanguard Group reported sole voting power for 230,506 shares, sole dispositive power for 18,621,069 shares and shared dispositive power for 224,306 shares. According to the Schedule 13G, The Vanguard Group is a registered investment adviser.

(9)
Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

 Directors and Executive Officers

        The following table shows the number of shares of our voting securities owned by our named executive officers, our directors and director nominees, and all of our executive officers and directors as a group as of April 14, 2014. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership		Percent of Class
Stephen R. Canale	Common Stock	0		*
James E. Compton	Common Stock	102,638		*
Carolyn Corvi	Common Stock	12,403	(1)	*
Richard Delaney	Common Stock	0		*
Jeffrey T. Foland	Common Stock	58,856	(2)	*
Jane C. Garvey	Common Stock	1,150		*
James J. Heppner	Common Stock	11		*
Walter Isaacson	Common Stock	5,000		*
Peter D. McDonald	Common Stock	0		*
Henry L. Meyer III	Common Stock	33,926	(3)	*
Oscar Munoz	Common Stock	34,306	(4)	*
William R. Nuti	Common Stock	0		*
John D. Rainey	Common Stock	62,957		*
Laurence E. Simmons	Common Stock	15,551	(5)	*
Jeffery A. Smisek	Common Stock	467,838		*
David J. Vitale	Common Stock	10,000		*
John H. Walker	Common Stock	6,000		*
Charles A. Yamarone	Common Stock	20,014	(6)	*
Directors and Executive Officers as a Group (22 persons)	Common Stock	1,039,062		*

*
Less than 1% of outstanding shares.

(1)
Includes 7,875 options to purchase shares of our Common Stock at $17.67 per share.

(2)
Includes 6,000 options to purchase shares of our Common Stock at $45.69 per share.

(3)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(4)
Includes 5,250 options to purchase shares of our Common Stock at $22.50 per share, 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(5)
Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(6)
Includes 5,250 options to purchase shares of our Common Stock at $28.20 per share, 5,250 options to purchase shares of our Common Stock at $22.50 per share and 5,250 options to purchase shares of our Common Stock at $32.48 per share.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on a review of such reports filed by or on behalf of such persons in this regard and written representations from them, we believe that all Section 16(a) reporting requirements were timely fulfilled during 2013.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2013 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	2,191,329
Restricted Stock Units	5,300,703

Subtotal	7,492,032	(1)	$10.04	(2)	4,275,656	(3)
Equity compensation plans not approved by security holders	509,964	(4)	$20.12		3,290,721	(5)

Total	8,001,996		$10.68		7,566,377

(1)
In addition to this amount, the Company has issued 944,303 restricted shares that were not vested as of December 31, 2013. These unvested restricted shares are included in the total number of outstanding shares at December 31, 2013. All stock-based compensation plans, including the stock-based compensation plans that were not approved by security holders, are discussed in Note 5—Share-Based Compensation Plans of the Combined Notes to the Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Form 10-K").

(2)
Includes restricted stock units with an exercise price of $0. The weighted average exercise price of options is $34.31.

(3)
Includes 27,686 shares available under the 2006 Director Equity Incentive Plan and 4,247,971 shares available under the 2008 Incentive Compensation Plan.

(4)
Represents shares issuable pursuant to stock options assumed in connection with the Merger, including stock options outstanding under the following pre-Merger plans: Continental Airlines, Inc. 1998 Incentive Plan (31,500 shares); Continental Airlines, Inc. Incentive Plan 2000 (106,774 shares); and United Continental Holdings, Inc. Incentive Plan 2010 (the "Incentive Plan 2010") (371,690 shares).

(5)
Represents 3,290,721 shares available under the Incentive Plan 2010.

 Incentive Plan 2010

        The Incentive Plan 2010 was adopted by the Board of Directors of Continental in December 2009 and approved by Continental stockholders in 2010, and was assumed by the Company in connection with the Merger on October 1, 2010. Stock options outstanding prior to the Merger that remain outstanding will vest on their original vesting schedule. The Incentive Plan 2010 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards, incentive awards and other stock awards. Employees who were employed by United Air Lines prior to the Merger closing date are not eligible to receive grants of equity-based awards under the Incentive Plan 2010.

        The Incentive Plan 2010 is administered by the Compensation Committee with respect to awards made to persons subject to Section 16 of the Exchange Act, and by the Compensation Committee or the Chief Executive Officer with respect to awards made to persons who are not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2010 otherwise specifies that the Compensation Committee will take specific action or the Compensation Committee specifies that it will serve as administrator.

        Subject to adjustment for changes in capitalization, the aggregate number of shares which may be granted under the Incentive Plan 2010 is not to exceed 3,937,500 shares (which reflects the adjustment based on the exchange ratio that applied in connection with the Merger). To the extent that an award lapses, is terminated or is forfeited, or an award is paid in cash such that all or some of the shares of Common Stock covered by the award are not issued to the holder, any such forfeited or unissued shares of Common Stock then subject to such award will be added back to the number of shares available for issuance under the plan. No awards may be granted under the Incentive Plan 2010 after November 30, 2019.

        The exercise price for all stock options and SARs under the Incentive Plan 2010 may not be less than the fair market value of a share of Common Stock on the date of grant. Stock options and SARs may not be exercisable after the expiration of 10 years following the date of grant. Performance awards and incentive awards may be granted in the form of restricted stock units or such other form as determined by the plan administrator.

        Vesting and exercisability of awards may be based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine, or a combination of such factors. Awards granted under the Incentive Plan 2010 that vest based solely on the continued employment of the holder may not become exercisable or vest in full in less than three years from the date of grant, and awards that are based on the satisfaction of performance measures are subject to a minimum waiting period for vesting or exercise of one year from the date of grant. However, awards that have conditions related to both time and performance measures may vest or become exercisable upon the earlier satisfaction of the performance measures, subject to the one-year waiting period. The exercisability and vesting requirements set forth above are not applicable to: (i) acceleration of exercisability or vesting upon the death, disability or retirement of the holder and upon certain other terminations as provided pursuant to any employment agreement entered into prior to December 1, 2009; (ii) acceleration of exercisability or vesting upon a change in control or certain other corporate changes affecting the Company; and (iii) grants of awards made in payment of other earned cash-based incentive compensation. In addition, the plan administrator has the discretion to grant an award that does not contain the minimum exercisability and vesting requirements provided that the aggregate number of shares that may be subject to such awards may not exceed 5% of the aggregate maximum number of shares that may be issued pursuant to the plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        We significantly improved our financial results, customer service and operations in 2013. Below are 2013 financial and operational highlights and recent accomplishments and an explanation of the linkages to our compensation programs.

  •
  We recorded pre-tax income of $1.059 billion for 2013, excluding special items(1), compared to pre-tax income of $599 million for 2012, excluding special items. This performance resulted in payments under our 2013 Annual Incentive Program awards at 99.5% of the target opportunity related to our financial performance (representing 80% of the total target opportunity). Substantially all of our employees participated in profit sharing plans in 2013, which generally pay between 5% and 20% of total pre-tax profit to eligible employees, depending on the plan and our financial results (excluding our officers and certain other management-level employees, who are not eligible to receive profit sharing)(2).

  •
  We earned a 10.0% return on invested capital ("ROIC") in 2013. Our long-term incentive compensation includes performance-based restricted stock unit ("Performance-Based RSU") awards with performance measured based on our ROIC achievement. For the 2011-2013 performance period, our ROIC (9.9%) exceeded the required stretch level of performance, which required our ROIC to exceed our three year cost of capital by 100 basis points. The Performance-Based RSU awards granted in 2011 were settled in cash during the first quarter of 2014.

  •
  Sixty percent of the incentive opportunity under the Merger Performance Incentive Awards granted in 2011 was linked to achievement of Merger synergies by December 31, 2013. Based on achievement above the target performance level, which required $1.2 billion in net annual synergies at the end of the performance period, this portion of the award was settled in cash during the first quarter of 2014 at approximately 113% of the target RSU award level.(3)

  •
  Our long-term incentives include Long-Term Relative Performance Awards that measure and reward performance based on the Company's cumulative pre-tax margin as compared with an industry peer group. We did not achieve entry level performance under the awards granted in 2011 and no payments were made for the performance period that ended December 31, 2013. We continue to focus on improvement in our pre-tax margin performance.

  •
  We made further progress bringing our workgroups together and in October 2013 achieved a joint collective bargaining agreement ("JCBA") with our approximately 28,000 fleet service, passenger service and storekeeper employees represented by the International Association of Machinists ("IAM"). We previously achieved our first JCBA in November 2012 with our

(1)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to non-GAAP Financial Measures" in the 2013 Form 10-K for information on these special items, which consisted primarily of integration-related costs, labor agreement costs and severance and benefits. Unless otherwise indicated, references to net income and earnings exclude such special items.

(2)
Subject to the terms of the applicable JCBAs, co-workers in the fleet service, storekeeper, and passenger service workgroups and our pilots participate in an adjusted profit sharing award pool depending on our pre-tax margin results.

(3)
See Note 17 to the financial statements included in "Item 8. Financial Statements and Supplementary Data" in the 2013 Form 10-K for additional information regarding the Merger integration.

    approximately 10,000 pilots represented by the Air Line Pilots Association, International ("ALPA"). Ten percent of the incentive opportunity under the Merger Performance Incentive Awards granted in 2011 was linked to achievement of at least two JCBAs prior to December 31, 2013. The entry level was achieved upon ratification of the IAM agreement and this portion of the award was settled in cash during the fourth quarter of 2013. We continue to work toward achieving competitive JCBAs with our remaining union-represented workgroups.

  •
  Several of our incentives are directly linked to our stock price performance. Our 2011 Performance-Based RSUs and the Merger Performance Incentive Awards, which also were structured in the form of restricted stock units, were settled in cash based on the 20-day average closing price of our common stock price immediately preceding either (i) the end of the performance period or (ii) with respect to the merger milestones, the last day of the month in which the milestone was achieved. With respect to the 2011 Performance-Based RSUs and the Merger synergy achievement, the payment calculation as of December 31, 2013 ($37.46 per share), represented an increase of approximately 56% from our share price on the date of grant of these awards ($23.95 per share on February 25, 2011). With respect to the JCBA merger milestone, the payment calculation as of October 31, 2013 ($31.08 per share), represented an increase of approximately 30% from our share price on the February 25, 2011 date of grant.

  •
  We continue to invest in our future through investment in training our people to create a more flyer-friendly experience for our customers. In 2013, we completed the first phase of new customer service training for all flight attendants, airport agents and reservation agents worldwide and our customer satisfaction scores improved throughout the year. In addition to the pre-tax income performance measure, the Compensation Committee included a customer satisfaction metric as a component of the 2013 Annual Incentive Program awards. The customer satisfaction metric is based on quarterly goals, with performance measured by results of customer surveys. Although our scores did not meet the entry level requirements during the first three quarters of 2013, we improved our scores throughout the year and achieved performance above the target level (122% of target) during the fourth quarter. This performance resulted in payments under our 2013 Annual Incentive Program awards at 30.5% of the target opportunity related to our customer satisfaction performance (representing 20% of the total target opportunity).

  •
  In 2013, we continued to add new aircraft to our fleet, improving our product and enhancing the flyer-friendly experience. We took delivery of two new Boeing 787-8 Dreamliners, bringing our total Dreamliner fleet to eight aircraft and we increased our Dreamliner order to 65 aircraft. We also took delivery of 24 new Boeing 737-900ERs. We converted our existing order for 25 Airbus A350-900s into larger A350-1000s while adding 10 aircraft to the order. These new aircraft will enable us to expand our network, modernize our international widebody fleet, and reduce fuel and operating costs. Beginning in 2014, we will introduce 70 new 76-seat Embraer 175 aircraft into the United Express fleet. These aircraft support our financial initiatives by improving our fuel efficiency and product while providing additional ancillary revenue opportunities.

  •
  Key 2014 financial initiatives include Project Quality, launched in the fall of 2013, which is our plan to reduce costs by $2 billion annually and increase ancillary revenue by $700 million annually by the end of 2017. Project Quality includes reducing fuel consumption, increasing productivity, reducing sourcing costs, improving maintenance processes and inventory procedures, and optimizing distribution methods. It also includes increasing ancillary revenue by approximately $700 million, with a goal of generating more than $3.5 billion in ancillary revenue by 2017, by providing new customer choices, optimizing pricing on existing products and expanding availability of ancillary products through additional channels.

        A number of these financial and operational highlights are directly tied to performance under our executive compensation program awards, and specific links to our awards are noted above. Our 2013 executive compensation award structure paralleled the design implemented in 2011 following the Merger, and our compensation philosophy continues to be based on achieving the following objectives:

  •
  aligning the interests of our stockholders and executives;

  •
  linking executive pay to performance; and

  •
  attracting, retaining and appropriately rewarding our executives in line with market practices.

We place emphasis on maintaining an executive compensation program that addresses and satisfies the key concerns of our stockholders. Our "say-on-pay" proposal received 98% approval from our stockholders at our 2013 annual stockholder meeting. The 2013 executive compensation programs were designed to directly link compensation opportunities to the financial and operational performance metrics that we believe are the best measures of success in our business: annual pre-tax income, long-term pre-tax margin performance relative to our industry peers, ROIC, stock price performance and customer satisfaction.

Tight Linkage Between Performance and Executive Pay

        The compensation opportunities of our executives are directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2013:

  •
  Approximately 93% of our CEO's 2013 total targeted pay was tied to Company performance, and an average of approximately 78% of our other named executive officers' total targeted pay in 2013 was composed of incentives tied to Company performance. The charts below show the allocation of 2013 targeted pay across base salary, the annual incentive award, and the long-term incentive awards for our CEO and for our other named executive officers in the 2013 Summary Compensation Table.

  •
  In 2013, our long-term incentives continued to represent the single largest component of our named executive officers' targeted pay, representing approximately 82% of total targeted pay for our CEO and an average of approximately 48% of total targeted pay for our other named executive officers.

  •
  Our 2013 awards are directly tied to the performance metrics that we believe are the best measures of our success and that will lead to value for our stockholders: annual profitability,

    long-term relative pre-tax margin performance (measured on a relative basis versus our industry peers), ROIC, stock price performance, and customer satisfaction.

  •
  Our performance metrics are largely focused on absolute performance goals. We balance these absolute goals with a relative performance goal that measures our long-term pre-tax margin as compared to our industry peers. This structure is designed to motivate a focus on performance versus our financial plan and as compared to our peers.

  •
  Two-thirds of the grant date value of our 2013 long-term incentive awards is tied to our stock price performance, which links executives' pay directly to the creation of value for our stockholders. The value of our 2011 Merger Performance Incentive Awards covering the 2011-2013 performance period was also directly linked to our stock price.

Our Executive Compensation Governance Practices

        Our executive compensation policies and practices include the following features, which we believe illustrate our commitment to "best practices" corporate governance and the principles stated above:

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  A significant majority of the targeted value of our named executive officers' pay is contingent on Company performance.

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  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

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  We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company's business strategy and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

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  Our annual incentive awards, long-term relative performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

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  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

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  Pay is targeted at market median levels.

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  Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range). At the time of the benchmarking review for 2013 compensation decisions, data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2012 proxy statement, reflecting 2011 pay data). In this review, the peer group had median annual revenue of approximately $30.6 billion and the Company's annual revenue at the time of the review was estimated at approximately $37 billion.

  •
  All long-term incentives granted since the Merger have "double-trigger" vesting provisions, such that a change-in-control transaction alone will not cause immediate vesting of the awards.

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  Our executives are subject to stock ownership guidelines ranging from two to five times base salary.

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  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

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  Company policy prohibits excise tax indemnity for future change-in-control transactions.

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  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

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  No annual incentives are paid to officers unless co-workers receive a profit-sharing payment for the year.

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  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

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  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

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  We regularly communicate with our investors regarding our performance-based incentive awards, particularly the linkage between our compensation program and our ROIC.

Philosophy and Objectives of Our Executive Compensation Program for 2013

        Our 2013 executive compensation philosophy continued to be defined by the three main objectives stated above: (1) aligning the interests of our stockholders and executives; (2) linking executive pay to performance; and (3) attracting, retaining and appropriately rewarding our executives in line with market practices.

  •
  Aligning the interests of our stockholders and executives.  Our 2013 executive compensation program elements were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company's financial performance: annual pre-tax income; long-term pre-tax margin performance relative to our industry peers; and our level of ROIC achievement. A significant portion of the value of our long-term incentive awards is in the form of performance-based restricted share units and restricted share awards which provide a direct link to our stock value.

    Furthermore, we believe that our executives should have a meaningful financial stake in our long-term success. As described in greater detail below, the Compensation Committee adopted stock ownership guidelines in 2011 that require covered executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. In addition, the Company's Securities Trading Policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our executives with those of our stockholders and motivate the creation of long-term stockholder value.

    Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our co-workers with those of our stockholders and customers. Our profit sharing plans provide eligible co-workers with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profit. The Company also has an on-time arrival incentive program and a perfect attendance program to reward our broad-based co-workers. In the first quarter of 2013, the Company introduced an additional quarterly incentive payment opportunity for broad-based co-workers that is linked to achievement of quarterly customer satisfaction scores. The 2013 Annual Incentive Program awards to executives also set 20% of the target opportunity based on achievement of customer satisfaction scores. We believe that these programs ensure a focus on operational performance that aligns co-worker performance with customer satisfaction, enhances our product, and ultimately drives financial performance.

  •
  Linking executive pay to performance.  The 2013 awards to our executives are directly tied to the financial performance metrics that we believe are the best measures of success in our business: annual pre-tax income; long-term pre-tax margin performance relative to our industry peers; our absolute ROIC performance; and stock price performance. We believe these programs create strong incentives to align our executives' performance to the successful execution of our strategic plan, as well as longer term shareholder value creation.

  •
  Attracting, retaining and appropriately rewarding our executives in line with market practices.  We seek to continue to attract world-class executives and to retain our existing executives primarily by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our senior executives have skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our executives with the compensation provided to executives of a comparator group, as discussed in further detail in "Compensation Process and Oversight—Benchmarking" below. Compensation decisions are also considered and balanced in light of an executive's responsibility level within the organization and a concern for internal pay equity. Compensation and promotion opportunities also take into account each executive's unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of the executive's responsibilities.

Compensation Process and Oversight

        Compensation Committee Role and Management Participation in Setting Executive Compensation.    All 2013 executive compensation decisions with respect to the named executive officers, including final decisions regarding performance goals, salary levels and annual incentive award opportunity levels, were made by the Compensation Committee, with input from Exequity, the Committee's independent compensation consultant. Exequity provides the Compensation Committee with background materials, including preparation of the benchmarking study described below, and participates in committee meetings to support the Committee's executive compensation decision-making process and to respond to questions. Exequity also assists the Committee in performing an annual compensation risk assessment of the Company's compensation programs.

        The Compensation Committee retained Exequity as its independent compensation consultant following the Merger. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity's fees and other retention terms. The Committee has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy" pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2013, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee, and Board compensation services provided to the Nominating/Governance Committee. For additional information concerning the Compensation Committee, including its authority and the independent compensation consultant policy, see "Committees of the Board—Compensation Committee" above.

        The Committee also received input and recommendations regarding executive compensation decisions from the Company's Executive Vice President, Human Resources & Labor Relations and members of his human resources team. Mr. Smisek also attends Compensation Committee meetings and provides input with respect to the compensation of the management team other than himself, in particular with respect to the performance and compensation of his direct reports. Members of the Company's financial planning and analysis group participate in discussions with the Committee relating to the Company's financial plan and proposed performance goals under the executive compensation program and members of the Company's internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the payout of incentives. Management's annual planning process involves preparation of annual financial forecasts, capital expenditure budgets, and the Company's annual business plan. Based on the Company's 2013 planning process and the financial budget approved by the Board, management developed and proposed performance targets under the 2013 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Committee established the performance targets and the compensation arrangements of the Company's executive officers following its review and consideration of all recommendations and data it deemed appropriate. The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present.

        Benchmarking.    We recruit executives not only from within the airline industry, but also from across a broad spectrum of leading businesses. In making compensation decisions, we examine the practices of companies in a general comparator group that is representative of the size (in revenue), scope and complexity of the Company's global business operations, and that includes the largest U.S.-based airline companies (regardless of revenue range). The competitive benchmarking analysis presented to the Committee in December 2012, in advance of the 2013 compensation decisions included 22 comparator companies with some adjustment from the companies utilized for the 2012 compensation decisions. The comparator companies utilized for the 2013 compensation decisions are set forth below.(4)

• 3M Company	• Illinois Tool Works Inc.
• Alcoa Inc.	• Johnson Controls, Inc.
• AMR Corporation	• Lockheed Martin Corporation
• The Boeing Company	• McDonald's Corporation
• Caterpillar Inc.	• Northrop Grumman Corporation
• Cummins Inc.	• Raytheon Company
• Deere & Company	• Southwest Airlines Co.
• Delta Air Lines, Inc.	• Union Pacific Corporation
• FedEx Corporation	• United Parcel Service, Inc.
• General Dynamics Corporation	• United Technologies Corporation
• Honeywell International Inc.	• US Airways Group, Inc.

        The airline industry does not have a sufficient number of relevant peers, given UAL's current size, to establish reliable ranges of competitive market pay for our top executive talent. Accordingly, our

(4)
Prior to conducting the benchmarking review for 2013 compensation decisions, Exequity reviewed the composition of the peer group with the Compensation Committee. Based on that review, the Committee removed Sara Lee Corporation (based on its corporate restructuring), PPG Industries and Textron Inc. from the peer group. Each of these companies was deemed to have low revenue size as compared to the Company and other peer companies. The Committee also added United Technologies Corporation and Cummins Inc., based on their status as well-respected companies having operations that involve the transportation and aerospace industries, and that have annual revenue within a reasonable range of the Company's annual revenue. Further, both companies include many of the Company's peers in their own peer group comparison.

benchmarking peer group represents a cross section of the relevant airline peers and comparable sized companies in general industry that the Committee believes are representative of the competitive talent market. The following primary factors were considered in identifying the most appropriate peer companies for compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range). At the time of the benchmarking review for 2013 compensation decisions, data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2012 proxy statement, reflecting 2011 pay data). In this review, the peer group had median annual revenue of approximately $30.6 billion and the Company's annual revenue at the time of the review was estimated at approximately $37 billion.

        We compare total compensation opportunities for our executives to the market median (50th percentile) of our comparator group. Total compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targets. As is customary in these types of pay studies, retirement benefits were not included in the benchmark comparison.

        The compensation information for our comparator group is one factor utilized in setting total compensation for our executives. We believe that any benchmarking of compensation must be balanced with the additional factor of internal parity of compensation among our executives, and must take into account the role and skills of each individual executive. The Compensation Committee reviews all of these relevant factors, but does not apply a specific weighting to the various factors. Development of the Company's post-Merger compensation program involved a convergence of the pay structures in place at United and Continental prior to the Merger. The current compensation program was implemented in 2011 and continued the same basic structure and approach through 2013.

        Tally Sheets.    Comprehensive tally sheets covering each of the named executive officers are provided to the Committee in advance of meetings at which incentive compensation performance targets and award levels opportunities are set and at which compensation levels and annual incentive awards are considered and decisions are made. The tally sheets provide a summary for each executive of total targeted and actual compensation levels, an accumulated summary of outstanding awards, and estimated payments under alternative separation scenarios. These tally sheets allow the Committee to make prospective pay decisions that are informed by compensation opportunities and earnings for past periods.

Our 2013 Executive Compensation Program

        The following discussion describes our 2013 compensation elements and 2013 compensation decisions related to our "named executive officers" or "NEOs." Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers serving as executive officers as of December 31, 2013. For 2013, our named executive officers are: Jeffery A. Smisek, our Chairman, President and Chief Executive Officer; John D. Rainey, our Executive Vice President and Chief Financial Officer; James E. Compton, our Vice Chairman and Chief Revenue Officer; Peter D. McDonald, our former Executive Vice President and Chief Operations Officer; and Jeffrey T. Foland, our Executive Vice President, Marketing, Technology and Strategy. On December 5, 2013, we announced that Mr. McDonald would depart the Company, effective February 28, 2014. In connection with his departure, Mr. McDonald, who met our retirement-eligibility requirements, received the benefits under his employment agreement that are provided upon an involuntary termination without "cause" and his outstanding long-term incentive awards will receive the treatment applicable to his retirement eligibility. These benefits are described under the heading "—Potential Payments Upon Termination or Change in Control."

        The 2013 salary and incentive compensation award levels for each of the named executive officers were considered and approved by the Compensation Committee through the compensation process described above and with reference to the benchmarking data prepared by and reviewed with Exequity. The terms of Mr. McDonald's departure were reviewed with and approved by the Compensation Committee of the Board.

  2013 Key Compensation Components

        The table below summarizes the key components of our 2013 executive compensation program and detailed descriptions of these components appear below the table.

Compensation Component	Program Type	Performance Measure
Base Salary	Fixed cash income stream throughout the year	—

Annual Incentive Awards	• Absolute performance	Pre-tax income (80%)
	• Short-term cash award	Customer satisfaction (20%)
Long-term Incentive Awards:

• Long-term Relative Performance Awards	• Relative performance • 3-year cliff vesting	Pre-tax margin relative to industry peer group
• Cash denominated and settled

• Performance-Based RSUs	• Absolute performance	ROIC
	• 3-year cliff vesting • Stock price based	Stock price performance over time
• Cash settled

• Restricted Share Awards	• 3-year ratable vesting	Stock price performance over time

        Base Salary.    The Compensation Committee sets base salary levels in light of competitive practices among companies of similar size and complexity, to reflect the responsibilities of each executive in the Company and in light of internal pay equity, and to balance fixed and variable compensation levels. The 2013 year-end base salary levels for each named executive officer were as follows: Mr. Smisek—$975,000; Mr. Rainey—$850,000; Mr. McDonald—$850,000; Mr. Compton—$875,000; and Mr. Foland—$850,000. These salary levels are currently in effect for the continuing named executive officers. The salary levels for Messrs. Rainey and Foland were approved by the Compensation Committee in February 2013, effective April 1, 2013, in connection with the grant of annual incentive awards. These salary changes and the incentive award levels described below were reviewed relative to the benchmarking analysis and were made in recognition of the significant roles and responsibilities of these officers and to enhance compensation parity across the leadership team. The prior base salary of Mr. Rainey was $750,000 and the prior base salary of Mr. Foland was $800,000.

        Annual Incentive Awards.    In 2013, the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. In order for a payment to be made under the 2013 AIP awards, (i) the Company's 2013 pre-tax income must meet or exceed the entry level pre-tax income established by the Compensation Committee and (ii) a payment must have been made (or will be made) under the Company's broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The awards permit the exercise of negative discretion to reduce award payments (but not positive discretion to increase award payments). Under the AIP, "pre-tax income" means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company for such year as shown on the Company's consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Compensation Committee in accordance with applicable accounting rules.(5)

        The 2013 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with threshold payout equal to 50% of the target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity. The target award opportunity was allocated so that 80% of the target opportunity was allocated to achievement of pre-tax income performance goals and 20% of the target opportunity was allocated to achievement of customer satisfaction performance goals. The 2013 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year as follows: Mr. Smisek—150% and 135% for each of Messrs. Rainey, Compton, McDonald and Foland. The 2013 pre-tax income performance goals, representing 80% of the targeted award opportunity, were threshold—$600 million, target—$1.064 billion, and stretch—$1.5 billion. Consistent with AIP awards in prior years, the target pre-tax income level was set at the Company's 2013 budget level as reviewed with and approved by the Board of Directors. In addition to the pre-tax income performance measure, the Compensation Committee also included a customer satisfaction metric as a component of the 2013 AIP awards, representing 20% of the targeted award opportunity. Customer satisfaction was based on quarterly goals, with performance measured by customer surveys.

        For 2013, the Company achieved pre-tax income, excluding special items, of $1.059 billion and eligible employees received payments pursuant to the Company's profit sharing plans. This performance reflects performance at 99.5% of the target level with respect to the pre-tax income performance goal (representing 80% of the target opportunity). With respect to the customer satisfaction goal, the Company saw continued improvement throughout the year. Although our scores did not meet the entry level requirements during the first three quarters of 2013, we improved our scores throughout the year and achieved performance above the target level (122% of target) during the fourth quarter. This performance resulted in payments under our 2013 AIP awards at 30.5% of the target opportunity related to our customer satisfaction performance (representing 20% of the total target opportunity). The combined 2013 performance relating to pre-tax income and customer satisfaction resulted in payments under the AIP at 85.7% of the total target opportunity. Payments under the AIP are included in the 2013 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." The named executive officers are not eligible to receive payments under our profit sharing plans.

        2013 Long-Term Incentive Awards.    In designing the long-term incentive award structure for the Company, the Compensation Committee divided the long-term incentive opportunity into three separate awards, each of which has a three-year performance or vesting period. This design was put in place for 2011 awards following the Merger and has continued, with the 2013 long-term incentives structured as follows:

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  Long-Term Relative Performance Awards:  Designed to motivate pre-tax margin performance relative to our airline peers;

  •
  Performance-Based RSUs:  Designed to reward the creation of economic value, measured by our ROIC achievement; and

  •
  Restricted Share Awards:  Intended to align executives' interests with the creation of stockholder value and to support retention over the vesting period.

Mr. Smisek's 2013 compensation opportunity was evaluated with reference to the benchmarking review presenting to the Committee in December 2012 in advance of the February compensation decisions.

(5)
See "Item 6. Selected Financial Data—Reconciliation of GAAP to non-GAAP Financial Measures" in the 2013 Form 10-K for information on these special items, which consisted primarily of integration-related costs.

Mr. Smisek's compensation was set to correspond to the median level of the peer group companies with all of the increase from his 2012 target compensation level allocated to his 2013 long-term incentive awards. Based on the 2012 benchmarking review, Mr. Smisek's total targeted pay trailed the median level by approximately 10%. With respect to the remaining named executive officers, the total long-term incentive target opportunities were established with reference to the benchmarking analysis conducted by Exequity and discussed with the Committee in December 2012 and in light of the Committee's consideration of compensation parity across the Company's leadership team as another important factor in the decision process. The target opportunities for Messrs. Rainey and Foland were reviewed relative to the benchmarking analysis, and were increased from the prior year in recognition of the significant roles and responsibilities of these officers and to enhance compensation parity across the leadership team. For the named executive officers, the 2013 total long-term incentive target level opportunities are as follows: Mr. Smisek—$10,693,500; Mr. Rainey—$1,700,000; Mr. Compton—$2,205,000; Mr. McDonald—$1,789,500; and Mr. Foland—$1,700,000. Mr. Compton's target opportunity was increased in connection with his being named Vice Chairman of the Company in December 2012. See "—Compensation Process and Oversight—Benchmarking" above. The 2013 total long-term target opportunities were divided equally between each of the three long-term incentive awards.

  •
  Long-Term Relative Performance Awards.  In 2013, the named executive officers received awards under the United Continental Holdings, Inc. Long-Term Relative Performance ("LTRP") Program, which was adopted by the Compensation Committee in 2011 pursuant to provisions of the Company's Incentive Plan 2010. The 2013 LTRP Program awards measure and reward performance based on the Company's cumulative pre-tax margin over a three-year performance period as compared with an industry peer group (American Airlines Group, Inc., Delta Air Lines Inc., Southwest Airlines Co., JetBlue Airways Corporation, and Alaska Air Group, Inc.). Performance is generally measured as (A) the Company's pre-tax income over the performance period divided by its revenue over such period as compared to (B) the peer companies' aggregate pre-tax income over the performance period divided by the peer companies' aggregate revenue over such period. The calculations are adjusted to exclude special items as determined by the Compensation Committee in accordance with applicable accounting rules. If the Company achieves at least the minimum threshold level of performance, the LTRP awards are paid in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee.

    The 2013 LTRP awards have a performance period of January 1, 2013 through December 31, 2015. The target performance level established for the 2013 LTRP awards was set by the Compensation Committee so that executives would earn market-competitive rewards ("target" level) for achieving a pre-tax margin performance level (equal to the peer group average) that was designed to be achievable with strong performance through the performance period. The entry performance level was designed to be achievable with solid performance (peer group average pre-tax margin minus 60 basis points), while the stretch performance level (peer group average pre-tax margin plus 80 basis points) was set at a high level requiring exceptional performance. In determining the performance goals, the Committee considered the historic performance of the Company and the peer group and the economic and market conditions at the time the goals were established. The performance goals established for the 2013 awards are parallel to the goals set for the 2012 awards except at the target level, which for 2012 awards required a pre-tax margin 5 basis points above the peer group average.

    The 2013 LTRP award opportunities, subject to achievement of the specified performance levels, are expressed as a percentage of the target award value as follows: entry—50% of target; target—100% of target; and stretch—150% of target. Payment opportunities under the LTRP awards are subject to linear interpolation between performance levels.

    The 2011 LTRP awards, which had a performance period of January 1, 2011 through December 31, 2013, had the following performance goals: entry—peer group average pre-tax margin minus 60 basis points; target—peer group average pre-tax margin plus 5 basis points; and stretch—peer group average pre-tax margin plus 60 basis points. As a risk mitigation factor, the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Company's pre-tax margin performance with respect to the 2011 LTRP awards was more than 60 basis points below the peer group average and therefore did not meet the entry level of performance required to achieve the minimum payment level.

  •
  Performance-Based RSUs.  In 2011, the Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program"), pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. The RSU Program requires the Company to achieve specified levels of ROIC. The 2011 and 2012 awards set the ROIC goals relative to the Company's cost of capital over the three-year performance period. For 2013, the ROIC goals were set as absolute levels of ROIC performance. Each RSU represents the potential right to receive a cash payment at the end of a three-year performance period based on the average closing price of the Company's Common Stock over the 20 trading days preceding the end of the performance period. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the specified goal. The payment with respect to a vested Performance-Based RSU may not exceed the maximum payment amount established by the Compensation Committee at the time of grant. If the Company achieves at least the minimum level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee.

    The 2013 Performance-Based RSU awards have a performance period of January 1, 2013 through December 31, 2015. While Performance-Based RSU awards granted in 2011 and 2012 utilized standard definitions for both ROIC and our cost of capital measurements, the Compensation Committee approved modification of the ROIC definition under the 2013 awards to align with the parameters generally used by investors as well as our external reporting methodology. These adjustments include capitalizing our aircraft operating lease expense at 7 times rather than 7.5 times and only including aircraft operating leases for which we are the lessor in our calculation of invested capital. These changes were designed to align more closely with investor expectations and to reflect our external reporting methodology. For the 2011 and 2012 awards, our target performance goals were linked to achieving our cost of capital and no separate entry level was established. For 2013, the entry level corresponds to a market based calculation of our cost of capital (the point at which economic value is generated and based on our 2012 cost of capital), the target level aligns with our externally communicated ROIC goal (10%) to drive performance in line with the expectations of our owners, and the maximum or "stretch" performance goal requires the Company to achieve ROIC performance at 100 basis points above the target level.

    The 2013 Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of target value, and a maximum or "stretch" performance level opportunity equal to 200% of the target award value. Payment opportunities under the Performance-Based RSU awards are subject to linear interpolation between performance levels. In calculating the number of RSUs subject to the 2013 Performance-Based RSU awards, the Committee applied a discount factor to the closing price of the Company's Common Stock on the date of grant in recognition of the Company's ROIC performance history. As noted in the 2013 Summary Compensation Table below, the grant date fair value of the 2013 Performance-Based RSUs is the entry level of the award based on the probable satisfaction of the required performance conditions as of the grant date.

    The 2011 Performance Based RSU awards, which had a performance period of January 1, 2011 through December 31, 2013, had the following performance goals: target—ROIC equal to our cost of capital and stretch—ROIC equal to our cost of capital plus 100 basis points. As noted above, no separate entry level was established for the 2011 and 2012 Performance-Based RSU awards. In calculating the number of RSUs subject to the 2011 Performance Based RSU awards, the Committee applied a discount factor to the closing price of the Company's Common Stock on the date of grant in recognition of the Company's history of ROIC not exceeding our cost of capital. As a risk mitigation factor, payment of the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. For the 2011-2013 performance period, the Company's ROIC (9.9%) exceeded the required stretch level of performance, which required our ROIC to exceed our three year cost of capital by 100 basis points, and the 2011 Performance-Based RSUs were settled in cash in the first quarter of 2014 following review and certification by the Committee. The payments to the named executive officers are included in the "Option Exercises and Stock Vested for 2013" table below. Payment amounts were calculated based on the 20-day average closing price of the Company's Common Stock immediately preceding December 31, 2013 ($37.46 per share).

  •
  Restricted Share Awards.  The final one-third of the 2013 long-term incentive opportunity was delivered in the form of restricted share awards that vest in one-third increments on each of the first through third anniversaries of the grant date, subject to continued employment through each vesting date. These awards were granted pursuant to the Company's 2008 Incentive Compensation Plan. The 2013 restricted share awards were calculated based on the target opportunity divided by the closing price of the Company's Common Stock on the date of grant, rounded up to the nearest whole share.

  One-time 2011 Merger Performance Incentive Awards

        In 2011, our named executive officers received one-time Merger Performance Incentive Awards that were designed to provide incentives to deliver on the potential value from the integration of the operations of United and Continental over a January 1, 2011 through December 31, 2013 performance period. These awards were structured as cash settled performance based restricted stock units. For the named executive officers, the three-year target opportunities under the Merger Performance Incentive Awards, contingent on achieving pre-established performance goals, were as follows: Mr. Smisek—$4,000,000; Mr. Rainey—$425,000; Mr. Compton—$1,500,000; Mr. McDonald—$1,500,000; and Mr. Foland—$1,250,000. The payout percentage opportunities for achieving the specified performance metrics are entry or threshold—50% of target, target—100% of target opportunity, and stretch—150% of target, except with respect to the achievement of a single operating certificate, for which the maximum payout equaled 100% of target. The performance metrics under this special incentive award were allocated 40% to achievement of specified Merger milestones, which vested as achieved, and 60% to achievement of revenue and cost synergies, which were subject to cliff vesting at the end of the three-year performance period. The table below highlights key elements of the Merger Performance Incentive Awards.

Performance Measure	Performance Level Achieved / Date
Merger milestones (40%):
• Ratification of JCBAs (10%)	Entry / October 2013
• Single Operating Certificate (10%)	Target* / November 2011
• Integrated Reservation System (10%)	Stretch / March 2012
• Single Loyalty Program (10%)	Stretch / March 2012
Revenue/cost synergies (60%)	Target +/ December 2013

*
The single operating certificate milestone was achieved at the maximum level which was set at the target level.

        Vesting of a portion of the Merger Performance Incentive Awards, representing 40% of the award at the targeted value, was based on achievement of certain key Merger related milestones that were set by the Compensation Committee. Each of these milestones were equally weighted at the target level and included ratification of at least two joint collective bargaining agreements (10%), obtaining a single operating certificate (10%), integration of our reservation system (10%), and integration of our customer loyalty program (10%). During 2013, we achieved our second joint collective bargaining agreement resulting in entry level vesting of the milestone related to the JCBAs. During 2012, management achieved the milestones related to integration of our customer loyalty program and of our reservation system. During 2011, management achieved the portion of the award related to obtaining a single operating certificate.

        Vesting of the remainder of the Merger Performance Incentive Awards, representing 60% of the award at the target value, was based on achievement of Merger revenue and cost synergies over the three-year performance period that ended December 31, 2013. Many factors affected the total amount and timing of the Merger synergies realized through the performance period. Throughout the performance period, the Committee received periodic updates of performance results, discussed revenue and cost synergy and dis-synergy calculations with management, and received guidance from Exequity regarding the review process. The cost synergies were primarily across five areas: (i) purchased services and distribution savings, including rate savings and efficiency benefits due to the scale of the combined company; (ii) fuel efficiency improvement driven by initiatives such as improved flight planning and weight reduction initiatives; (iii) information technology savings due to systems integration, application development and contractor savings; (iv) airport and headquarters facilities consolidation; and (v) salaried and management headcount rationalization. Revenue synergies include harmonization of ancillary revenue products and our co-branded credit card relationships and passenger revenue synergies associated with industry-wide improvement following consolidation. Synergies were offset by labor contract cost dis-synergies and decreases in our revenue premium compared to the industry over the performance period, measured by our passenger revenue per available seat mile premium to the industry in 2013 as compared to 2010. Based on achievement above the target performance level, which required $1.2 billion in net annual synergies at the end of the performance period, this portion of the award was settled in cash during the first quarter of 2014 at approximately 113% of the target RSU award level.

        The number of RSUs that became vested under the Merger Performance Incentive Awards depended on the timing and/or level of achievement of the related performance goals, which were required to be achieved by the end of the three-year performance period on December 31, 2013. Payments were calculated based on the 20-day average closing price of the Company's Common Stock either immediately prior to the vesting date or, as applicable, on the last day of the month in which the Merger milestone was achieved, but could not exceed the maximum payment amount established by the

Compensation Committee (which amount is equal to two times the closing price of the Company's Common Stock on February 25, 2011, the date of the meeting establishing the performance conditions for the 2011 awards).

Other Compensation Components

        Pre-Merger Awards.    Continental awards that were outstanding prior to the Merger were assumed by the Company, including LTIP awards and Profit-Based RSUs granted pursuant to the Continental Long-Term Incentive and RSU Programs ("LTIP/RSU Programs"). These awards remained outstanding after the Merger and, as a result of "double-trigger" requirements continued to be paid on their normal payment dates (or, if earlier, upon death, disability, retirement eligibility or termination without "cause" or resignation for "good reason") provided that the participant remained employed on such date. The value of the pre-Merger awards was based on the change-in-control level of the award that was established at the time the awards were granted. Final payments of pre-Merger equity awards during 2013 are included in the "Option Exercises and Stock Vested for 2013" table. All pre-Merger awards held by the named executive officers have been paid, fully vested or terminated.

        Severance Benefits.    Upon the consummation of the Merger, we entered into employment agreements in October 2010 with each of the named executive officers. In connection with Mr. Rainey's 2012 promotion to his current role, the Compensation Committee approved an updated employment agreement similar to the executive officer employment agreements that were reviewed and approved in connection with the Merger. The employment agreements provide severance and post-employment benefits upon certain terminations of employment that are generally consistent across our management team. Based on advice of Exequity, the potential severance amounts are in line with those provided to similarly-situated executives in the general market for executive talent, and are an important component of the compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles. The alignment of the severance arrangements also was intended to promote integration efforts across the executive teams. The employment agreements had an initial term of two years (three years for Mr. Smisek) and renew automatically for additional one-year periods at the end of each subsequent term unless notice of non-renewal is provided by either the Company or the executive. During 2013, the Compensation Committee considered the existence of the employment agreements and determined that it was appropriate to allow the employment agreements to continue for another year in light of on-going integration efforts.

  Retirement Benefits.

        Frozen SERP.    Prior to the Merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Smisek and Compton that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not an element of our compensation program and has been phased out for the continuing Continental executives in order to provide compensation parity with the other executives. The SERP benefit for Messrs. Smisek and Compton was frozen as of December 31, 2010. The benefit formulas and the compensation limitations applicable to the SERP are described below under "Narrative to Pension Benefits Table."

        Frozen Pension Benefits.    Management and administrative employees from Continental, including Messrs. Smisek, Rainey and Compton, participate in the Continental Retirement Plan ("CARP"), a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees participate. In 2013, the Company continued its progress toward harmonizing benefits of our United and Continental co-workers and the CARP benefits for management and administrative employees were frozen as of December 31, 2013. The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee. The benefit formulas and the compensation limitations applicable to the CARP are described below under "Narrative to Pension Benefits Table."

        Defined Contribution Retirement Benefits.    We provide retirement benefits including a tax qualified 401(k) plan to all of our non-union employees and an excess 401(k) benefit cash plan to certain employees of our United subsidiary, including Messrs. McDonald and Foland. We believe this encourages retention and is part of delivering an overall competitive pay package necessary to recruit and retain talented executives. In connection with the Company's decision to freeze CARP at year-end 2013 for management and administrative employees, the Compensation Committee considered and approved the Company's proposal to harmonize retirement benefits through extension of similar tax qualified 401(k) benefits and the excess 401(k) cash direct and cash match program to the former Continental management and administrative employees, including Messrs. Smisek, Rainey and Compton, effective January 1, 2014.

        Perquisites.    We offer our named executive officers certain perquisites that are consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with co-workers. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining the health of our executives and to financial and tax planning and assistance, or to benefits that were provided prior to the Merger and were retained in individual post-Merger benefit packages. Please refer to "2013 Summary Compensation Table" and the footnotes to the 2013 Summary Compensation Table for additional information regarding perquisites.

Other Executive Compensation Matters

        Consideration of Prior Say-on-Pay Vote.    A key objective of our executive compensation program is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining an executive compensation program that addresses and satisfies the key concerns of our stockholders. Our "say-on-pay" proposal received 98% approval from our stockholders at our 2013 annual stockholder meeting. The Committee considers this voting result to be a strong endorsement of our executive pay programs and has not made any changes to the executive compensation program based on the results of the 2013 say-on-pay vote. The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation program and implements specific compensation elements that represent what it believes to be best practices. The Compensation Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

        Recoupment of Earned Awards/"Claw-back" Provisions.    If our financial results are restated due to material noncompliance with any financial reporting requirement under the securities laws as a result of the Company's misconduct, we require the chief executive officer and the chief financial officer to reimburse us for any incentive-based or equity-based compensation and any profits from the sale of our securities they received during the 12-month period following the date the financial statements that were subject to restatement were issued. Our executive compensation programs provide that payments are subject to a claw-back to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule.

        Stock Ownership Guidelines.    In connection with the Merger and adoption of our post-Merger executive compensation program, the Compensation Committee approved updated stock ownership guidelines that apply to our executive officers. The updated guidelines encourage our executives, including each of the named executive officers, to hold Company Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive's base salary. The stock ownership target for our CEO, Mr. Smisek, is five times his base salary while the stock ownership target for our other continuing named executive officers is two times base salary. For purposes of determining whether an executive satisfies the stock ownership guidelines, restricted shares and restricted stock units are included in total stock holdings. The Committee reviews equity ownership at least annually. Once an executive is determined to be in compliance with the stock ownership guidelines, the executive will be considered to be in compliance until such time as he or she sells or otherwise disposes of any his or her Company Common Stock, restricted shares or restricted stock units. Following any such sale or disposition, the Committee will reevaluate the executive's compliance with the stock ownership guidelines at the next annual evaluation date. All named executives officers are currently in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in "Director Compensation."

        Securities Trading Policy.    Our securities trading policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers and directors. Our securities trading policy prohibits pledging and hedging Company securities by our officers and directors.

        Tax Matters.    In designing and implementing the programs applicable to executives, we consider the effects of applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), including section 162(m). Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to the company's chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. While the tax impact of any compensation arrangement is one factor that the Committee may consider in its deliberations, this impact would be evaluated in light of the Company's overall compensation philosophy and objectives. Under certain circumstances, the Committee believes that the Company's and stockholders' interests would be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of requiring that all compensation be qualified under section 162(m). In light of the Company's significant net operating loss carry-forward, limited tax deductibility does not have a near-term impact on the Company.

        Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. Prior to the Merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the respective policy was adopted. The tax indemnification provided to each of the named executive officers with respect to active and former (grandfathered) officer travel is subject to an annual limit.

Compensation Committee Report

        We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on Schedule 14A and the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted, Charles A. Yamarone, Chairman Walter Isaacson Henry L. Meyer III John H. Walker

2013 Summary Compensation Table

        The following table provides information regarding the Company's principal executive officer (Mr. Smisek), principal financial officer (Mr. Rainey) and the three other most highly compensated executive officers in 2013 (Messrs. Compton, McDonald and Foland), determined in accordance with applicable SEC disclosure rules. The table provides information for 2013, 2012 and 2011 if the executive officer was included in the Company's Summary Compensation Table for those years. Mr. McDonald departed from the Company effective February 28, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffery Smisek	2013	975,000	0	5,741,403	0	1,253,362	0	168,540	8,138,305
Chairman, President &	2012	975,000	0	3,133,338	0	3,500,663	1,715,494	302,377	9,626,872
Chief Executive Officer	2011	975,000	0	7,530,415	0	4,413,750	1,326,749	454,918	14,700,832
John Rainey	2013	823,750	0	912,752	0	953,037	0	134,634	2,824,173
Executive Vice President & Chief Financial Officer	2012	656,458	0	401,012	0	988,719	59,904	209,182	2,315,275
James Compton	2013	875,000	0	1,183,888	0	1,012,331	0	90,424	3,161,643
Vice Chairman & Chief	2012	756,170	0	630,002	0	1,055,493	682,508	62,868	3,187,041
Revenue Officer	2011	750,000	0	2,250,148	0	2,643,750	508,921	224,075	6,376,894
Peter McDonald	2013	850,000	0	960,804	0	983,407	0	223,591	3,017,802
Former Executive Vice	2012	850,000	0	563,345	0	1,413,578	0	341,692	3,168,615
President & Chief Operations Officer	2011	850,000	0	2,183,496	0	2,295,000	0	290,400	5,618,896
Jeffrey Foland	2013	837,500	0	912,752	0	968,945	0	111,592	2,830,789
Executive Vice President Marketing, Technology & Strategy

(1)
For 2013, the amount shown represents the aggregate grant date fair value of restricted share and performance-based restricted stock unit ("Performance-Based RSU") awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation (formerly FASB Statement No. 123R). For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price of the Company's Common Stock on the date of grant ($25.91 per share on February 21, 2013). In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs represents the entry value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($25.32 on February 21, 2013). For a discussion of the assumptions relating to the valuations for the 2013 Performance-Based RSU awards, see Note 7 to the combined notes to consolidated financial statements included in "Item 8. Financial Statements and Supplementary Data" of the 2013 Form 10-K. The following table reflects the aggregate grant date value of the 2013 Performance-Based RSUs granted if they were to vest at the maximum or "stretch" level, using the $25.32 per share stock price noted above.

Name	Performance-Based RSUs Maximum Value ($)
Jeffery Smisek	8,707,497
John Rainey	1,384,295
James Compton	1,795,492
Peter McDonald	1,457,166
Jeffrey Foland	1,384,295

  The unvested restricted stock awards granted to Mr. McDonald in 2013 (representing two-thirds of the total award) were forfeited in connection with his departure from the Company and, as a result of his retirement eligibility, the outstanding Performance-Based RSU awards will vest on a pro-rata basis based on the Company's actual performance through the end of the performance period.

(2)
Amounts reported for 2013 represent amounts earned under the Company's Annual Incentive Program. Our 2013 performance resulted in achievement between the entry and target award level (approximately 85.7% of the total target opportunity level). The Company did not achieve the entry level of performance under the

  Long-term Relative Performance Program awards granted in 2011 for the 2011-2013 performance period and therefore no payments were earned under those awards.

(3)
Prior to the Merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for certain officers that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. Following the Merger, the SERP is not an element of the Company's executive compensation program and SERP benefits for Messrs. Smisek and Compton were frozen as of December 31, 2010. Mr. Rainey does not have a SERP benefit. The values of the frozen benefits will continue to fluctuate based on changes in actuarial assumptions and the passage of time. Messrs. Smisek, Rainey and Compton also participate in the Continental Retirement Plan, which was frozen as of December 31, 2013. For the period from December 31, 2012 to December 31, 2013 the present value of accumulated benefits resulted in a net decrease in the pension value as follows: Mr. Smisek—($602,036); Mr. Rainey—($31,697); and Mr. Compton—($263,694). See "Narrative to Pension Benefits Table" below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

(4)
The following table provides details regarding amounts disclosed in the "All Other Compensation" column for 2013:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k) Cash Direct and Cash Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Total ($)
Jeffery Smisek	13,915	7,650	0	109,425	37,550	168,540
John Rainey	2,646	7,650	0	19,415	104,923	134,634
James Compton	11,692	7,650	0	49,845	21,237	90,424
Peter McDonald	17,804	20,400	112,686	57,704	14,997	223,591
Jeffrey Foland	2,646	15,938	76,102	11,542	5,364	111,592

(a)
Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b)
Amounts shown represent Company matching contributions to the applicable subsidiary-entity 401(k) plan. During 2013, the 401(k) cash direct and cash match program was provided to employees of the United subsidiary and provided cash payments equivalent to direct and matching contributions that could not be made to United's 401(k) plan as a result of contribution limits imposed under the Code.

(c)
In each case, this column includes the Company's incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as "United Express" and an executive physical. The amount shown for Mr. Smisek includes financial planning and tax services ($63,149), an automobile benefit and an enhanced airport parking benefit. The amount shown for Mr. Rainey includes a health club membership and financial planning and tax services. The amount shown for Mr. Compton includes financial planning and tax services, a health club membership and an automobile benefit ($26,923). The amount shown for Mr. McDonald includes financial planning and tax services, an automobile benefit and reimbursement for club membership dues ($31,429).

Our calculation of the aggregate incremental cost to the Company of providing air travel to the named executive officers includes incremental fuel, meal expense (by cabin), passenger liability insurance, war risk insurance and frequent flyer miles earned. As described in footnote (d), the executives receive a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits). In addition, the named executive officers have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners, and flight privileges on certain other air carriers. The incremental cost of financial planning and tax services represents the amount paid by the Company to the service provider. The incremental cost of Mr. Compton's car benefit represents the 2013 depreciation expense to the Company and actual expenses paid directly or reimbursed by the Company with respect to repair and maintenance costs. The incremental cost of Mr. McDonald's club membership represents the amount reimbursed to Mr. McDonald for membership fees.

(d)
In each case, this amount includes taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as "United Express." Mr. Smisek's amount also includes tax indemnity on his insurance benefit and Mr. Rainey's amount also includes grandfathered excise tax indemnity related to 2008 and 2009 awards granted pursuant to the Continental Airlines, Inc. Incentive Plan 2000 ($77,224) that were paid in 2013.

 Grants of Plan-Based Awards for 2013

        The following table sets forth information regarding awards granted during 2013 to our named executive officers. The annual incentive and long-term relative performance awards were granted pursuant to our Annual Incentive Program and our Long-Term Relative Performance Program, respectively, each of which was implemented under our Incentive Plan 2010. The Performance-Based RSUs were granted pursuant to our Performance-Based RSU Program, which was implemented under our 2008 Incentive Compensation Plan. The restricted share awards were granted pursuant to our 2008 Incentive Compensation Plan.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffery Smisek	2/21/13	(1)	731,250	1,462,500	2,925,000	—	—	—	—	—	—	—
	2/21/13	(2)	1,782,250	3,564,500	5,346,750	—	—	—	—	—	—	—
	2/21/13	(3)	—	—	—	85,975	171,949	343,898	—	—	—	2,176,887
	2/21/13	(4)	—	—	—	—	—	—	137,573	—	—	3,564,516
John Rainey	2/21/13	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/21/13	(2)	283,334	566,667	850,001	—	—	—	—	—	—	—
	2/21/13	(3)	—	—	—	13,668	27,336	54,672	—	—	—	346,074
	2/21/13	(4)	—	—	—	—	—	—	21,871	—	—	566,678
James Compton	2/21/13	(1)	590,625	1,181,250	2,362,500	—	—	—	—	—	—	—
	2/21/13	(2)	367,500	735,000	1,102,500	—	—	—	—	—	—	—
	2/21/13	(3)	—	—	—	17,728	35,456	70,912	—	—	—	448,873
	2/21/13	(4)	—	—	—	—	—	—	28,368	—	—	735,015
Peter McDonald(6)	2/21/13	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/21/13	(2)	298,250	596,500	894,750	—	—	—	—	—	—	—
	2/21/13	(3)	—	—	—	14,388	28,775	57,550	—	—	—	364,304
	2/21/13	(4)	—	—	—	—	—	—	23,022	—	—	596,500
Jeffrey Foland	2/21/13	(1)	573,750	1,147,500	2,295,000	—	—	—	—	—	—	—
	2/21/13	(2)	283,334	566,667	850,001	—	—	—	—	—	—	—
	2/21/13	(3)	—	—	—	13,668	27,336	54,672	—	—	—	346,074
	2/21/13	(4)	—	—	—	—	—	—	21,871	—	—	566,678

(1)
Represents 2013 award opportunities granted under the Company's Annual Incentive Program. Based on 2013 performance, these awards were settled between the entry and target levels and were paid in the first quarter of 2014. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2013 Summary Compensation Table.

(2)
Represents award opportunities under the Long-Term Relative Performance Program for the period January 1, 2013 through December 31, 2015. Payment of this award will depend on the Company's cumulative pre-tax margin performance compared to an industry peer group over the three-year performance period.

(3)
Represents award opportunities for the 2013 Performance-Based RSUs. Settlement of this award will depend on the Company's return on invested capital performance during the period January 1, 2013 through December 31, 2015.

(4)
Represents a restricted share award granted pursuant to the Company's 2008 Incentive Compensation Plan. This award is scheduled to vest in one-third increments on February 21, 2014, February 21, 2015 and February 21, 2016.

(5)
Represents the grant date fair value of restricted share and Performance-Based RSU awards determined in accordance with ASC Topic 718. For the restricted share awards, the amount was calculated by multiplying the number of restricted shares awarded by the closing price of the Company's Common Stock on the date of grant ($25.91 per share on February 21, 2013). In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance conditions for those awards. In accordance with ASC Topic 718, the grant date fair value of the Performance-Based RSUs represents the entry value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($25.32 on February 21, 2013). For a discussion of the assumptions related to the valuation for the 2013 Performance-Based RSU awards, see Note 7 to the notes to consolidated financial statements included in Item 8 of the 2013 Form 10-K.

(6)
The unvested restricted stock awards granted to Mr. McDonald in 2013 (representing two-thirds of the total award) were forfeited in connection with his departure from the Company and, as a result of his retirement eligibility, the Long-term Relative Performance Program awards and the Performance-Based RSU awards will be settled on a pro-rata basis based on the Company's actual performance through the end of the respective performance periods.

Narrative to 2013 Summary Compensation Table and Grants of Plan-Based Awards for 2013 Table

        The following is a description of material factors necessary to understand the information disclosed in the 2013 Summary Compensation Table and the Grants of Plan-Based Awards for 2013 table.

Employment Agreements

        We have employment agreements with each of our named executive officers that we entered into in October 2010 in connection with the Merger, with the exception of the agreement with Mr. Rainey, which replaced his prior employment agreement and was entered in April 2012 in connection with his promotion to Executive Vice President and Chief Financial Officer. Mr. Smisek's employment agreement had an initial three year term that expired on September 30, 2013 and the employment agreements for each of our other named executive officers had an initial term that expired on September 30, 2012 (two years after the Merger). Each of the agreements renews automatically for additional one-year periods at the end of the initial term and each subsequent term unless notice of non-renewal is provided. Each of the agreements has been renewed through the period ending September 30, 2014.

        The following describes the material terms of the employment agreements with our named executive officers:

  •
  Annual base salary.  The agreements specify that the executive's base salary may not be reduced unless the reduction is the result of a generally applicable reduction imposed on substantially all of the officers of UAL and its affiliates, and in an amount proportionate to the reduction for other officers at substantially the same level as the applicable executive. The 2013 year-end base salary levels for the named executive officers are set forth in the CD&A.

  •
  Annual bonus.  Each of our named executive officers is entitled to participate in the Company's annual cash bonus programs maintained for senior management. Mr. Smisek's agreement provides that his annual bonus target opportunity will be equal to 150% of his annual base salary, and may range from 75% to 200% of base salary depending on the achievement of entry, target and stretch goals. For 2013, the Compensation Committee structured Mr. Smisek's AIP award with the stretch opportunity set as a multiple of the target level opportunity, consistent with the award structure for the remainder of the officer group. The employment agreements for the remaining named executive officers specified the annual target incentive compensation opportunity for the first year of the agreement. The 2013 AIP award levels for each of the named executive officers are set forth below under "Annual Incentive Awards" and in the CD&A.

  •
  Long-term incentive plans.  Each of our named executive officers is eligible to receive grants under our long-term incentive plans at the discretion of the Compensation Committee.

  •
  Other benefit arrangements.  Each of our named executive officers is entitled to participate in all employee benefit plans, policies and programs maintained by the Company or its affiliates for similarly situated employees, including the Officer Travel Policy. Benefits provided in 2013 are identified in a footnote to the "All Other Compensation" column of the 2013 Summary Compensation Table.

  •
  Severance benefits.  Each named executive officer is entitled to certain benefits upon qualifying terminations of employment. The extent and nature of these benefits are described below under "Potential Payments Upon Termination or Change in Control." Mr. Smisek's employment agreement includes a life insurance benefit in an amount equal to the cash severance that he would be entitled to receive upon certain involuntary termination events. The premium associated with this policy is included in the "All Other Compensation" column of the 2013 Summary Compensation Table.

  •
  Frozen SERP.  At the time of the Merger, Messrs. Smisek and Compton agreed to freeze the supplemental executive retirement plan ("SERP") benefits contained in their prior employment agreements with Continental. The terms of Mr. Smisek's frozen SERP benefit are set forth in his employment agreement and Mr. Compton has a separate agreement setting forth the terms of his frozen SERP benefit. Details of the frozen SERP benefits are described below under "2013 Pension Benefits Table" and "Narrative to Pension Benefits Table." The SERP benefits were frozen as of December 31, 2010, and Messrs. Smisek and Compton have not received any adjustment to considered earnings nor additional service credit since such date.

  •
  Excise tax indemnification.  The Continental Airlines, Inc. Incentive Plan 2000 provided tax indemnification with respect to any excise taxes arising under sections 280G and 4999 of the Code for awards granted under that plan, including pre-Merger awards granted to Mr. Rainey in 2008 and 2009. In order to persuade Continental officers to continue with the Company following the Merger, we agreed to grandfather these tax indemnification benefits solely with respect to the Merger transaction and Mr. Rainey received this grandfathered plan indemnity for excise taxes arising under the 2008 and 2009 pre-Merger awards. Mr. Rainey was personally responsible for the excise tax liabilities arising under the pre-Merger awards granted to him by Continental in 2010. The amount of the tax indemnity provided to Mr. Rainey in 2013 is included in the "All Other Compensation" column of the 2013 Summary Compensation Table. No excise taxes have or will be incurred by the other named executive officers in connection with the Merger. The employment agreements provide that in the event the officer receives any "excess parachute payments" (within the meaning of sections 280G and 4999 of the Code), the officer will have to either pay the excise tax without any assistance from the Company or have the payments reduced, if it would be more favorable to the officer on an after-tax basis.

        Mr. McDonald departed from the Company effective February 28, 2014. The payments and benefits provided to Mr. McDonald in connection with his departure and retirement eligibility are described below under "Potential Payments Upon Termination or Change in Control."

Annual Incentive Awards

        As discussed in the CD&A, during 2013, each of the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010.

        The 2013 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year. The target for Mr. Smisek was set at 150% of his base salary and the target for each of Messrs. Rainey, Compton, McDonald and Foland was set at 135% of his base salary. The 2013 AIP award opportunities were expressed as follows: entry—50% of targeted value; target—100% of targeted value; and stretch—200% of targeted value. Based on 2013 performance, these awards were settled between the entry and target levels (approximately 85.7% of the target award value) and were paid in the first quarter of 2014. Please see "2013 Key Compensation Components—Annual Incentive Awards" in the CD&A above for further information regarding operation of the AIP, including the 2013 performance measures.

2013 Long-Term Incentive Awards

        As discussed in the CD&A, during 2013, each of the named executive officers received the following long-term incentive awards:

  •
  Long-Term Relative Performance Awards (cash settled)

  •
  Performance-Based RSU Awards (cash settled)

  •
  Restricted Share Awards

        Each of these awards is structured with a three-year performance or vesting period. For discussion regarding the establishment of the 2013 opportunity levels, see "Compensation Discussion and Analysis" above. Please see "2013 Key Compensation Components—2013 Long-Term Incentive Awards" in the CD&A above for further information regarding the long-term incentive awards, including applicable performance measures.

        Long-Term Relative Performance Awards.    The Compensation Committee adopted the United Continental Holdings, Inc. Long-Term Relative Performance ("LTRP") Program in 2011, pursuant to the provisions of the Company's Incentive Plan 2010. The 2013 LTRP Program awards measure and reward performance based on the Company's cumulative pre-tax margin for the January 1, 2013 through December 31, 2015 performance period as compared with an industry peer group. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

        Performance-Based RSUs.    The Compensation Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program") in 2011, pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. In order to vest, the 2013 RSU Program awards require the Company to achieve specified levels of ROIC over the January 1, 2013 through December 31, 2015 performance period. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the entry level ROIC. The payment with respect to a vested Performance-Based RSU may not exceed the maximum payment amount established by the Compensation Committee ($51.82 per share, which amount is equal to two times the closing price of the Company's Common Stock on the date of the meeting establishing the performance conditions for the 2013 awards).

        Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events. For the named executive officers, the grant date fair value of the 2013 Performance-Based RSUs is determined for purposes of the 2013 Summary Compensation Table and the Grants of Plan-Based Awards for 2013 table based on the probable satisfaction of the performance conditions. In accordance with ASC Topic 718, the grant date fair value of the 2013 Performance-Based RSUs represents the entry value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price of the Company's Common Stock for the 20 trading days immediately preceding the date of grant ($25.32 on February 21, 2013). For a discussion of the assumptions relating to the valuations for the 2013 Performance-Based RSU awards, see Note 7 to the combined notes to consolidated financial statements included in "Item 8. Financial Statements and Supplementary Data" of the 2013 Form 10-K.

        Restricted Share Awards.    The final one-third of the 2013 long-term incentive opportunity was delivered in the form of restricted share awards granted pursuant to the Company's 2008 Incentive Compensation Plan. These shares are scheduled to vest in one-third increments on February 21, 2014, 2015 and 2016, subject to continued employment through each vesting date. The 2013 restricted share awards vest in full upon the holder's death or disability. The holder of restricted shares will be eligible to receive any dividends or other distributions paid or distributed with respect to the restricted shares at the time the restricted shares vest, if at all.

 Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2013. In accordance with SEC reporting requirements, if performance through 2013 has exceeded the entry level, then the year-end number of Performance Based RSUs that have not vested and the related payout value shown in the table below is based on achieving the next higher performance measure (target or maximum) that exceeds the performance achieved through the 2013 fiscal year. The final determination of the payout value of each award will be made based upon the achievement of the specified performance conditions and the value of the Company's Common Stock at the time of vesting.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffery Smisek	—	—	—	—	43,563	(1)	1,647,988	(4)	—		—
	—	—	—	—	86,712	(2)	3,280,315	(4)	—		—
	—	—	—	—	137,573	(3)	5,204,387	(4)	—		—
	—	—	—	—	—		—		325,170	(5)	12,301,181	(7)
	—	—	—	—	—		—		171,949	(6)	6,504,831	(7)
John Rainey	—	—	—	—	2,464	(1)	93,213	(4)	—		—
	—	—	—	—	11,576	(2)	437,920	(4)	—		—
	—	—	—	—	21,871	(3)	827,380	(4)	—		—
	—	—	—	—	—		—		43,408	(5)	1,642,125	(7)
	—	—	—	—	—		—		27,336	(6)	1,034,121	(7)
James Compton	—	—	—	—	8,351	(1)	315,918	(4)	—		—
	—	—	—	—	17,435	(2)	659,566	(4)	—		—
					28,368	(3)	1,073,161	(4)	—		—
	—	—	—	—	—		—		65,380	(5)	2,473,325	(7)
	—	—	—	—	—		—		35,456	(6)	1,341,300	(7)
Peter McDonald(8)	—	—	—	—	7,423	(1)	280,812	(4)	—		—
	—	—	—	—	15,590	(2)	589,770	(4)	—		—
	—	—	—	—	23,022	(3)	870,922	(4)	—		—
	—	—	—	—	—		—		58,462	(5)	2,211,617	(7)
	—	—	—	—	—		—		28,775	(6)	1,088,558	(7)
Jeffery Foland	5,412	—	35.91	1/31/2016	2,320	(1)	87,766	(4)	—		—
	6,000	—	45.69	8/1/2017	10,582	(2)	400,317	(4)	—		—
	—	—	—	—	21,871	(3)	827,380	(4)	—		—
	—	—	—	—	—		—		39,680	(5)	1,501,094	(7)
	—	—	—	—	—		—		27,336	(6)	1,034,121	(7)

(1)
Represents restricted shares granted in 2011, which vest in one-third increments on February 25, 2012, 2013 and 2014, subject to continued employment through each vesting date.

(2)
Represents restricted shares granted in 2012, which vest in one-third increments on February 2, 2013, 2014 and 2015, subject to continued employment through each vesting date.

(3)
Represents restricted shares granted in 2013, which vest in one-third increments on February 21, 2014, 2015 and 2016, subject to continued employment through each vesting date.

(4)
Market value is calculated based on the number of restricted shares held as of December 31, 2013 multiplied by the closing share price of the Common Stock on December 31, 2013, which was $37.83 per share.

(5)
Represents Performance-Based RSU awards granted in 2012 assuming that the awards achieve the stretch level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2012 through December 31, 2014 performance period.

(6)
Represents Performance-Based RSU awards granted in 2013 assuming that the awards achieve the target level of performance. Vesting of these awards remains subject to achievement of specified performance conditions over the January 1, 2013 through December 31, 2015 performance period.

(7)
The value of the unvested Performance-Based RSUs is calculated based on the number of unvested RSUs as of December 31, 2013 that represent the level of performance as reflected in footnotes 5 and 6 above, multiplied by the closing price of the Common Stock on December 31, 2013, which was $37.83 per share. Vested Performance-Based RSUs will be settled based on the average closing price of the Common Stock over the 20 trading days at the end of the performance period, but may not exceed the maximum payment amount established by the Compensation Committee for the applicable grant. The 20-day average closing price as of December 31, 2013 was $37.46 per share.

(8)
The unvested restricted stock awards held by Mr. McDonald on February 28, 2014 were forfeited in connection with his departure from the Company and, as a result of his retirement eligibility, the Performance-Based RSU awards granted in 2012 and 2013 (identified with footnotes 5 and 6 above) will be paid on a pro-rata basis based on the Company's actual performance through the end of the applicable performance period.

Option Exercises and Stock Vested for 2013

        The following table presents information regarding the exercise of stock options and the vesting of restricted share and RSU awards during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Units Vesting (#)		Value Realized on Vesting ($)
Jeffery Smisek	—	—	43,563	(2)	1,145,271	(2)
	—	—	43,356	(3)	1,048,348	(3)
	—	—	257,828	(4)	9,658,237	(4)
	—	—	8,347	(5)	259,425	(5)
	—	—	112,735	(6)	4,223,053	(6)
	—	—	69,833	(7)	2,459,530	(7)
John Rainey	—	—	2,463	(2)	64,752	(2)
	—	—	5,787	(3)	139,930	(3)
	—	—	18,476	(4)	692,111	(4)
	—	—	887	(5)	27,568	(5)
	—	—	11,979	(6)	448,733	(6)
	—	—	22,167	(7)	780,710	(7)
James Compton	—	—	8,351	(2)	219,548	(2)
	—	—	8,717	(3)	210,777	(3)
	—	—	62,630	(4)	2,346,120	(4)
	—	—	3,130	(5)	97,280	(5)
	—	—	42,276	(6)	1,583,659	(6)
Peter McDonald	131,603	625,552	—		—
	—	—	7,423	(2)	195,151	(2)
	—	—	7,795	(3)	188,483	(3)
	—	—	55,672	(4)	2,085,473	(4)
	—	—	3,130	(5)	97,280	(5)
	—	—	42,276	(6)	1,583,659	(6)
	—	—	16,867	(8)	376,640	(8)
Jeffrey Foland	27,324	112,082	—		—
	—	—	2,320	(2)	60,993	(2)
	—	—	5,290	(3)	127,912	(3)
	—	—	17,398	(4)	651,729	(4)
	—	—	2,608	(5)	81,057	(5)
	—	—	35,230	(6)	1,319,716	(6)
	—	—	8,055	(8)	210,079	(8)

(1)
Represents the exercise of pre-Merger option awards. For option awards exercised, value realized on exercise was calculated by multiplying the number of shares acquired upon exercise of the option by the excess of the market price of the underlying shares on the date of exercise over the exercise price of the option.

(2)
Represents the vesting of one-third of the restricted shares granted in 2011 and valued based on the closing price of the Company's Common Stock on February 25, 2013 ($26.29 per share).

(3)
Represents the vesting of one-third of the restricted shares granted in 2012 and valued based on the closing price of the Company's Common Stock on February 2, 2013 ($24.18 per share).

(4)
Represents Performance-Based RSU awards granted in 2011 that vested in connection with the Company's achievement of ROIC performance goals over the three year performance period January 1, 2011 through December 31, 2013. The 2011 Performance-Based RSU awards were settled in cash in the first quarter of 2014 upon certification by the Compensation Committee that the Company achieved the stretch level of performance and payment amounts were calculated based on the 20-day average closing price of the Company's Common Stock immediately preceding December 31, 2013 ($37.46 per share).

(5)
Represents Merger Incentive RSUs granted in 2011 that vested in connection with the Company's achievement of ratified joint collective bargaining agreements with the Air Line Pilots Association, representing our pilots, obtained in December 2012, and with the International Association of Machinists, representing our ramp agents, obtained in October 2013. This milestone under the Merger Incentive RSU award represents 10% of the total targeted award value and was paid at the entry level (50% of the target level) based on the Company's achievement of two ratified joint collective bargaining agreements prior to December 31, 2013. This tranche of the Merger Incentive RSUs was settled in cash in December 2013 based on the 20-day average closing price of the Company's Common Stock prior to October 31, 2013 ($31.08 per share).

(6)
Represents Merger Incentive RSUs granted in 2011 that vested in connection with the Company's achievement of Merger revenue and cost synergies (representing 60% of the total targeted award value) at the end of the three-year performance period January 1, 2011 through December 31, 2013. This portion of the Merger Incentive RSUs was settled in cash in the first quarter of 2014 upon certification by the Committee that the Company achieved performance between the target and maximum level of performance (approximately 113% of the target RSU award level) and payment amounts were calculated based on the 20-day average closing price of the Company's Common Stock immediately preceding December 31, 2013 ($37.46 per share).

(7)
Represents pre-Merger profit-based RSU awards paid in March 2013 at $23.48, the average closing price of Continental common stock for the 20 trading days prior to the Merger, which is the fixed value of the profit-based RSUs, multiplied by the number of RSUs and multiplied by 150%, the level of performance deemed achieved upon the Merger. This represents payment for one-third of the profit-based RSUs held at the date of the Merger by Messrs. Smisek and Rainey. Mr. Compton's pre-Merger profit-based RSU awards were previously paid as a result of his retirement eligibility at the time of the Merger.

(8)
The amount shown for Mr. McDonald represents pre-Merger RSU awards paid in April 2013 at $22.33, the average closing price of the Company's Common Stock for the 20 trading days prior to the Merger, which is the fixed value of these RSUs. The amount shown for Mr. Foland represents pre-Merger RSU awards of which (i) 3,121 RSUs were paid in April 2013 at $32.01 per unit and (ii) 4,934 RSUs were paid in April 2013 at $22.33 per unit.

2013 Pension Benefits Table

        Prior to the Merger, Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Smisek and Compton that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not an element of the Company's post-Merger compensation program. The SERP benefit for Messrs. Smisek and Compton was frozen as of December 31, 2010. The final average compensation used for calculating the SERP benefit values for each of these officers will be based on their compensation from Continental, UAL or its affiliates as of December 31, 2010, and neither of these officers will receive additional service credit for purposes of the SERP benefit after December 31, 2010. The following table sets forth information as of December 31, 2013 for the continuing Continental named executive officers concerning the present value of his accumulated benefits under (i) the Continental Retirement Plan ("CARP"), which was frozen with respect to the officers as of December 31, 2013, and (ii) the SERP. The SERP amounts shown in this proxy statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the year the named executive officer retires or terminates.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Jeffery Smisek	CARP	18.8	403,834	0
	SERP	26.0	11,025,184	0
John Rainey	CARP	16.6	148,823	0
	SERP	N/A	N/A	0
James Compton	CARP	18.9	378,667	0
	SERP	16.0	3,774,004	0

(1)
Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) is shown with respect to the CARP.

(2)
The present value is based on the benefit accrued as of the measurement date and does not assume any future accrual of credited service or compensation increases. The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2013 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 "Compensation—Retirement Benefits—Defined Benefit Plans—General" ("ASC 715-20"), as of each measurement date with three exceptions: pre-retirement mortality, pre-retirement turnover, and the age at which participants are assumed to retire.

Narrative to Pension Benefits Table

	Measurement Date
Assumption	12/31/2011	12/31/2012	12/31/2013
Discount Rate and Lump Sum Interest Rate:
• CARP	5.21%	4.26%	5.26%
• SERP	4.92%	4.20%	5.09%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum	2012 IRS 417(e) Table	2013 IRS 417(e) Table	2014 IRS 417(e) Table
Assumed Retirement Age (earliest unreduced age):
• CARP	Age 65	Age 65	Age 65
• SERP	Age 60	Age 60 (or current age if older)	Age 60 (or current age if older)

        CARP.    The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees (including Messrs. Smisek, Rainey and Compton) are entitled to participate. In addition, Continental maintains the Continental Pilots Retirement Plan ("CPRP") for its pilots, which is also a non-contributory defined benefit plan. Effective May 31, 2005, no additional benefit accruals occur under the CPRP for pilot employees. Instead, retirement benefits accruing in the future are provided through two pilot-only defined benefit contribution plans. During 2013, Continental contributed $258 million to its tax qualified U.S. defined benefit pension plans, including $208 million contributed to CARP and $50 million contributed to CPRP.

        The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as Continental's 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest consecutive five calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the December 31, 2013 CARP benefit present value for Messrs. Smisek, Rainey and Compton is $170,000.

        The benefit under the CARP is calculated as (A) times (B), where:

  (A)
  is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant's average Social Security wage base; and

  (B)
  is credited service, limited to 30 years.

        Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age.

        The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66 2/3%, 75%, or 100% of the participant's payments continuing for the life of the surviving spouse following the participant's death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates before being eligible for either normal or early retirement.

        Effective December 31, 2013, the Company froze benefit accruals in CARP for all management and administrative employees, including Messrs. Smisek, Rainey and Compton. Effective January 1, 2014, Continental management and administrative employees, including Messrs. Smisek, Rainey and Compton, participate solely in a defined contribution plan and the United Airlines, Inc. Management Cash Direct & Cash Match Program.

        Frozen SERP.    The SERP benefits originally were granted in connection with Messrs. Smisek and Compton's employment agreements with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. As of December 31, 2010, SERP benefits were frozen for Messrs. Smisek and Compton.

        Payouts under the SERP are based on final average compensation and credited years of service, which were frozen as of December 31, 2010 for Messrs. Smisek and Compton. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant's highest five years of compensation during their last ten calendar years through 2010. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain stay bonus amounts, any termination payments, payments under the Continental Officer Retention and Incentive Award Program (which has been terminated), proceeds from awards under any option or stock incentive plan and any cash awards paid under a long term incentive plan. The final average compensation used to calculate the December 31, 2013 SERP benefit present value is $1,279,909 for Mr. Smisek and $789,860 for Mr. Compton.

        Credited years of service recognized under the SERP began January 1, 1995 for Mr. Smisek and January 1, 2001 for Mr. Compton. Mr. Smisek and Mr. Compton received additional credited years of service under the SERP for each actual year of service during a specific period of time as follows: from 2000 through 2004, two additional years for each year of service for Mr. Smisek; and from 2001 through 2006, one additional year for each year of service for Mr. Compton. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are in excess of actual years worked while participating in the SERP are as follows: $4,451,643 for Mr. Smisek and $1,516,164 for Mr. Compton.

        The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

  (a)
  is 2.50% of final average compensation;

  (b)
  is credited service; and

  (c)
  is the benefit payable from the CARP.

        The Company will increase the amount for the executive's portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the year the executive terminates.

        Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60.

        The lump sum is calculated using the same mortality table that is used in the CARP (currently the IRS prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody's Aa Corporate Bond rate for the three month period ending on the last day of the second month preceding payment.

Potential Payments Upon Termination or Change in Control

        This section quantifies and describes potential payments that may be made to Messrs. Smisek, Rainey, Compton, McDonald and Foland and our potential costs associated with providing them certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2013. Mr. McDonald departed from the Company effective February 28, 2014.

        The Company has entered into employment agreements and maintains certain plans that require the Company to pay compensation and provide certain benefits to the named executive officers following, or in connection with, a qualifying termination of employment or a change in control of the Company. The material terms and conditions relating to these payments and benefits in effect on December 31, 2013 are described in the narrative following the tables below.

        This section does not quantify or include a description of payments that would be made upon certain qualifying terminations of employment or a change in control of the Company with respect to awards that were earned or vested as of the last business day of the year, which includes payments under the following awards: (i) Annual Incentive Program awards for 2013, (ii) Long-term Relative Performance awards for the performance period January 1, 2011 through December 31, 2013, (iii) Performance-Based RSU awards for the performance period January 1, 2011 through December 31, 2013, and (iv) Merger Performance Incentive Awards for the performance period January 1, 2011 through December 31, 2013. Please see the Non-Equity Incentive Plan Compensation column of the 2013 Summary Compensation Table and the footnote thereto for information regarding the amounts paid to each named executive officer under the 2013 Annual Incentive Program. No amounts were earned under the 2011 Long-term Relative Performance awards. Please see the Option Exercises and Stock Vested for 2013 table and the footnotes thereto for information regarding amounts paid under the 2011 Performance-Based RSU awards and the Merger Performance Incentive Awards.

Estimate of Potential Payments and Benefits to Messrs. Smisek, Rainey, Compton, McDonald and Foland

Estimate of Mr. Smisek's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,875,000	—	4,875,000
Long-Term Incentives
LTRP Award (2012 and 2013)	3,277,056	3,277,056	3,277,056	3,277,056	—	3,277,056
Performance-Based RSUs (2012 and 2013)	10,369,064	10,369,064	10,369,064	10,369,064	—	10,369,064
Restricted Shares (2011, 2012 and 2013)	—	10,132,690	10,132,690	5,569,661	—	5,569,661
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	150,849	93,160	150,849	150,849	—	150,849
Continuation of Life Insurance Benefit	3,162	—	3,162	3,162	—	3,162
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	118,459	118,459	118,459	118,459	—	118,459
Tax Indemnification on Flight Benefits	522,698	522,698	522,698	522,698	—	522,698

Estimate of Mr. Rainey's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,995,000	—	3,995,000
Long-Term Incentives
LTRP Award (2012 and 2013)	—	456,214	456,214	—	—	456,214
Performance-Based RSUs (2012 and 2013)	—	892,082	892,082	—	—	892,082
Restricted Shares (2011, 2012 and 2013)	—	1,358,513	1,358,513	—	—	1,358,513
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	52,796	—	52,796
Continuation of Life Insurance Benefit	—	—	—	7,526	—	7,526
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	72,092	72,092	72,092	72,092	—	72,092

Estimate of Mr. Compton's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)		Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	4,112,500		—	4,112,500
Long-Term Incentives
LTRP Award (2012 and 2013)	665,000	665,000	665,000		(1)	—	665,000
Performance-Based RSUs (2012 and 2013)	2,095,984	1,271,542	1,271,542		(1)	—	1,271,542
Restricted Shares (2011, 2012 and 2013)	—	2,048,645	2,048,645	—		—	2,048,645
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	63,930		—	63,930
Continuation of Life Insurance Benefit	—	—	—	29,567		—	29,567
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300		—	15,300
Flight Benefits	61,134	61,134	61,134	61,134		—	61,134
Tax Indemnification on Flight Benefits	277,486	277,486	277,486	277,486		—	277,486
Automobile	80,719	80,719	80,719	80,719		—	80,719

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. Compton's retirement eligibility at December 31, 2013.

Estimate of Mr. McDonald's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)		Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,995,000		—	3,995,000
Long-Term Incentives
LTRP Award (2012 and 2013)	574,389	574,389	574,389		(1)	—	574,389
Performance-Based RSUs (2012 and 2013)	1,837,264	1,100,059	1,100,059		(1)	—	1,100,059
Restricted Shares (2011, 2012 and 2013)	—	1,741,504	1,741,504	—		—	1,741,504
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	5,299		—	5,299
Continuation of Life Insurance Benefit	—	—	—	41,736		—	41,736
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300		—	15,300
Flight Benefits	42,684	42,684	42,684	42,684		—	42,684
Tax Indemnification on Flight Benefits	201,394	201,394	201,394	201,394		—	201,394

(1)
The LTRP and Performance-Based RSU awards would be paid in accordance with the retirement separation scenario based on Mr. McDonald's retirement eligibility at December 31, 2013.

Estimate of Mr. Foland's Potential Post-Employment Payments and Benefits
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Event ($)
Cash Severance	—	—	—	3,825,000	—	3,825,000
Long-Term Incentives
LTRP Awards (2012 and 2013)	—	437,225	437,225	—	—	437,225
Performance-Based RSUs (2012 and 2013)	—	845,072	845,072	—	—	845,072
Restricted Shares (2011, 2012 and 2013)	—	1,315,463	1,315,463	—	—	1,315,463
Health and Welfare Benefits
Continuation of Health & Welfare Benefits	—	—	—	64,452	—	64,452
Continuation of Life Insurance Benefit	—	—	—	6,653	—	6,653
Perquisites and Tax Payments
Outplacement Services	—	—	—	15,300	—	15,300
Flight Benefits	16,195	16,195	16,195	16,195	—	16,195
Tax Indemnification on Flight Benefits	81,750	81,750	81,750	81,750	—	81,750

Termination for "Cause"

        Upon a termination for "cause," our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for "cause," the named executive officers who came from Continental would retain their frozen SERP benefits. The value of these benefits as of December 31, 2013 are set forth in the 2013 Pension Benefits Table and the benefits are described under "—Narrative to Pension Benefits Table." This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2013 other than due to death, the lump sum benefit payable to such officers would be as follows: Mr. Smisek—$11,612,188; and Mr. Compton—$3,996,678. Upon a termination other than due to death, the lump sum benefit would be payable partially on January 1, 2014 and partially on July 1, 2014. Assuming a termination on December 31, 2013 due to death, the lump sum benefit would be as follows: Mr. Smisek—$5,416,563; and Mr. Compton—$2,175,463, and in each case the benefit would be payable to the surviving spouse on January 1, 2014. For purposes of these calculations, we have assumed that the lump sum interest rate in effect at the time of payment for those benefits payable after January 1, 2014 will be the same as the assumption currently in effect (4.65%). For the lump sum mortality assumption, we have used the 2014 IRS prescribed 417(e) table.

Retirement or Resignation without "Good Reason"

        If any of Messrs. Smisek, Compton or McDonald retired on December 31, 2013 (Messrs. Rainey and Foland were not retirement eligible as of December 31, 2013), or if Messrs. Rainey or Foland had resigned without "good reason" (as defined in his employment agreement) on December 31, 2013, he would have been entitled to the benefits set forth below. Upon such a termination of employment, Messrs. Smisek and Compton would also have been entitled to their frozen SERP benefits described above. Because Messrs. Smisek, Compton and McDonald are retirement eligible, it is assumed that they would choose to retire rather than to resign without "good reason."

  •
  LTRP Awards/Performance-Based RSUs.  Retirement eligible participants who retire receive pro-rated payments under the LTRP awards and the Performance-Based RSUs if and when actively employed participants receive payments based on the Company's actual performance results through the end of the performance period. The performance period for the 2012 awards ends on December 31, 2014 and the performance period for the 2013 awards ends on December 31, 2015. The total potential payment opportunities (without pro-ration) under the 2013 awards granted to Messrs. Smisek, Compton and McDonald are set forth in the Grants of Plan-Based Awards for 2013 table. Assuming retirement at December 31, 2013, each would be eligible for payment of (i) two-thirds of the 2012 awards based on the Company's actual performance achieved through December 31, 2014 and (ii) one-third of the 2013 awards based on the Company's actual performance achieved through December 31, 2015. As an estimate of the future payment to Messrs. Smisek, Compton and McDonald in connection with his year-end retirement, the termination tables set forth above include (i) two-thirds of the target opportunity under the 2012 LTRP, (ii) one-third of the target opportunity under the 2013 LTRP, (iii) two-thirds of the value of the 2012 Performance-Based RSU awards assuming that the awards meet the stretch level of performance, and (iv) one-third of the value of the 2013 Performance-Based RSU awards assuming that the awards meet the target level of performance. The value of each Performance-Based RSU was determined based on the Common Stock closing price on December 31, 2013, which was $37.83 per share. The Performance-Based RSU Awards outstanding at December 31, 2013 are set forth in the Outstanding Equity Awards at 2013 Fiscal Year-End table. No amounts are payable under the LTRP awards or the Performance-Based RSU awards in connection with a voluntary resignation without "good reason" and therefore no amounts have been included for these awards under this scenario for Messrs. Rainey and Foland.

  •
  Restricted Shares.  The outstanding restricted share awards terminate upon retirement or resignation without "good reason."

  •
  Health and Welfare Benefits.  Upon any termination other than for "cause", Mr. Smisek is eligible to receive continued coverage under the Company's welfare benefit plans for himself and his eligible dependents at rates equivalent to those paid by similarly-situated employees who continue in service. Mr. Smisek will receive this benefit until he is eligible for Medicare (but in no event beyond age 65). Upon any termination other than for "cause", Mr. Smisek is eligible to receive continued life insurance benefits. Mr. Smisek receives this benefit until he is eligible for Medicare (but in no event beyond age 65).

  •
  Flight Benefits.  Upon any termination other than for "cause," flight benefits are provided for the remainder of the executive's lifetime, with indemnification for taxes on imputed income (except in the case of Mr. Rainey), subject to an annual limit. Prior to the Merger, United and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to officers who were not entitled to such benefits as of the date the respective policy was adopted and therefore Mr. Rainey is not eligible for the post-separation tax indemnity. Each of the other named executive officers had a grandfathered right to these post separation tax reimbursements. Upon death, each executive's survivors will receive a limited flight benefit, which has not been separately valued for purposes of the above tables and is shown at the same value as the other termination scenarios. Mr. Smisek also is entitled to two parking spaces at the Company's hub airports in Houston, Texas and Chicago, Illinois for the remainder of his lifetime. The aggregate current annual cost of these parking spaces is approximately $1,800, which has not been separately valued for purposes of the above table.

  •
  Automobile.  Upon any termination other than for "cause", Mr. Compton retains the automobile that he was using at the time his employment terminated, which was valued at the year-end book value of the automobile currently provided by the Company.

 Termination Due to Death or Disability

        If a named executive officer was terminated due to death or disability on December 31, 2013, in addition to applicable benefits as described above, he would have been entitled to the following benefits:

  •
  LTRP Awards/Performance-Based RSUs.  For Mr. Smisek, the 2012 and 2013 LTRP awards and the 2012 and 2013 Performance-Based RSUs vest and become payable (on a pro-rated basis) at the same time as payments are made to other participants, based on actual achievement of performance targets and as if Mr. Smisek had remained employed through the end of the applicable performance period. This treatment of Mr. Smisek's incentive compensation awards is specified in his employment agreement. For purposes of the estimate of the future payments to Mr. Smisek in the termination tables set forth above, the amounts included for death or disability are the same as those included for the retirement scenario and described above.

    For Messrs. Rainey, Compton, McDonald and Foland, upon death or disability the 2012 and 2013 LTRP awards and the 2012 and 2013 Performance-Based RSUs vest at the target level and are paid out immediately on a pro-rata basis. For purposes of the termination tables set forth above, (i) two-thirds of the target opportunity under the 2012 awards and (ii) one-third of the target opportunity under the 2013 awards has been included as an estimate of the payments to Messrs. Rainey, Compton, McDonald and Foland. The value of each Performance-Based RSU was determined based on the Common Stock closing stock price on December 31, 2013, which was $37.83 per share.

  •
  Restricted Shares.  The restricted share awards vest in full upon death or disability. The value of each restricted share was determined based on a share price of $37.83, the closing price of a share of Company common stock on December 31, 2013.

  •
  Frozen SERP Benefit.  If the executive dies, the surviving spouse is entitled to immediate payment of the SERP benefit in a lump sum. This lump sum payment is the present value of the hypothetical benefit that would be payable if the participant had terminated employment on the date of death, survived until age 60, been entitled to and elected a contingent annuitant option with 50% of the benefit continuing to his surviving spouse at his death, and died the day after benefits commenced. Assuming a date of death of December 31, 2013, the lump sum benefit would be payable on January 1, 2014 and the amounts payable to the beneficiaries of the named executive officers would be as follows: Mr. Smisek—$5,416,563; and Mr. Compton—$2,175,463.

  •
  Health and Welfare Benefits.  In the case of death, the named executive officers' beneficiaries are entitled to receive proceeds of life insurance benefits as determined under the applicable life insurance policies. For Messrs. Rainey, Compton, McDonald and Foland, this benefit is equal to three times his base salary at the time of death. For Mr. Smisek, there is a life insurance benefit included in his employment agreement which, as of December 31, 2013, provides his beneficiary with a payment equal to $4,875,000, representing two times the sum of (i) his base salary ($975,000) and (ii) 150% of his base salary (equivalent to the value of his cash severance). In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company's applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

Involuntary Termination Without "Cause" or Voluntary Termination for "Good Reason"

        If any of the named executive officers was terminated by the Company without "cause" or terminated voluntarily for "good reason" (as defined in his employment agreement) on December 31, 2013, in addition to the benefits described above (including payments under outstanding awards with respect to the named executive officers who are retirement eligible and excepting disability benefits or life insurance payments and except as modified below), he would have been entitled to the following:

  •
  Cash Severance.  A cash severance payment equal to two times the sum of (i) his base salary (Smisek—$975,000, Rainey—$850,000, Compton—$875,000, McDonald—$850,000, and Foland—$850,000) and (ii)(a) for Mr. Rainey, target bonus under the annual incentive plan for 2013 (135% of base salary), (b) for Messrs. Compton, McDonald and Foland, the target percentage under the applicable annual incentive plan for 2012 (135%, 135% and 125%, respectively) multiplied by year-end base salary, or (c) for Mr. Smisek, 150% of his year-end base salary. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

  •
  LTRP Awards/Performance-Based RSUs.  For Messrs. Smisek, Compton and McDonald, as a result of their retirement eligibility, the LTRP awards and the Performance-Based RSUs have the same treatment upon involuntary termination without cause or voluntary termination for good reason as is described above upon retirement. For Messrs. Rainey and Foland, such awards would be forfeited and no payment would be made with respect to such awards.

  •
  Restricted Shares.  For Mr. Smisek, the 2011 restricted share award vests in full and the 2012 and 2013 restricted share awards vest on a pro-rata basis. The separation table for Mr. Smisek includes all of the year-end value of his 2011 restricted share award, two-thirds of the year-end value of his 2012 restricted stock awards, and one-third of the year-end value of the 2013 restricted stock award. The value of each restricted share was determined based on a share price of $37.83, the closing price of a share of Company common stock on December 31, 2013. For the remaining named executive officers, the outstanding restricted shares would be forfeited and no payment would be made with respect to such awards.

  •
  Health and Welfare Benefits.  For Mr. Smisek, continued coverage under the Company's welfare benefit plans and continued life insurance benefits as set forth above. For Messrs. Rainey, Compton, McDonald and Foland, continued coverage under the Company's welfare benefit plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 24 months following termination (until December 31, 2015) or (i) if earlier, until he receives similar benefits from a subsequent employer or (ii) if he had otherwise been entitled to receive retiree medical coverage under a particular welfare benefit plan if he had retired as of the date of termination, he would receive coverage pursuant to the terms of such plan. The continued welfare benefits shall be subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Messrs. Rainey, Compton, McDonald and Foland also receive continued life insurance benefits for 24 months following termination.

  •
  Outplacement Services.  Outplacement consulting services for 12 months following termination with an estimated cost of $15,300.

"Change in Control"

        If a "change in control" of the Company occurred on December 31, 2013, except as noted below with respect to retirement eligible participants, no payments or benefits are provided to the named executive officers unless there is also a qualified termination of employment. These payments and benefits are generally parallel to those provided upon a qualified termination in the absence of a change in control. For purposes of the termination tables set forth above, "qualifying event" includes involuntary termination without "cause," voluntary termination for "good reason," death, disability and attainment of retirement eligibility. However, the health and welfare benefits would be provided to Messrs. Rainey, Compton, McDonald and Foland only upon involuntary termination without "cause" or voluntary termination for "good reason" or if eligible at December 31, 2013, upon retirement.

        The outstanding restricted share awards include a double-trigger with respect to a change in control, and would vest in full only if the holder terminated for "good reason" or upon a qualifying event within two years of the change in control and prior to normal vesting. The outstanding LTRP awards and Performance-Based RSU awards also include double-trigger provisions. Pursuant to such awards, the performance goals would be deemed satisfied at the target level of performance, which was specified by the Compensation Committee as the change in control level of performance at the time the awards were granted. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, disability or with respect to a retirement eligible participant, who would be eligible for pro-rata payment. Payments with respect to the 2012 and 2013 LTRP and Performance-Based RSU awards would be made on a pro-rated basis to each of the named executive officers upon a qualifying termination event, death or disability.

        None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Departure of Mr. McDonald

        As announced by the Company on December 5, 2013, Mr. McDonald departed from the Company effective February 28, 2014. In connection with his departure, Mr. McDonald, who was retirement-eligible, received the benefits under his existing employment agreement as described above that are provided upon an involuntary termination without "cause" and his outstanding long-term incentive awards receive the treatment applicable to his retirement eligibility. Mr. McDonald remains subject to confidentiality obligations indefinitely. The terms of Mr. McDonald's departure were reviewed with and approved by the Compensation Committee of the Board.

Material Defined Terms

        The terms "cause" and "good reason" as used above are defined under the employment agreements and are set forth below.

  •
  "Cause" means, in general, (i) gross neglect or willful gross misconduct (for Mr. Smisek such conduct must result in a material economic harm to the Company); (ii) conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude; (iii) the executive's commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company's expense; or (iv) a material breach of a material obligation of the executive under his employment agreement. For Messrs. Rainey, Compton, McDonald, and Foland, "cause" also includes (a) the executive's abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required under his employment agreement or (b) a material violation of Company policies.

  •
  With respect to Mr. Smisek, "good reason" means, in general, (i) a material diminution in his authority, duties or responsibilities; (ii) a change in the location at which he must perform services by more than 50 miles from Houston, Texas and Chicago, Illinois; (iii) a diminution in his base salary, except as part of an across-the-board reduction in salary; (iv) the expiration of the employment agreement following non-renewal by the Company; or (v) a material breach of the employment agreement by the Company.

  •
  With respect to Messrs. Rainey, Compton, McDonald and Foland, "good reason" means, in general, (i) a material diminution in the executive's authority, duty or responsibilities; (ii) a material diminution in the executive's base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive's principal place of employment by more than 50 miles (other than a relocation to Chicago, Illinois as a result of the Merger); or (iv) a material breach of the applicable employment agreement by the Company. With respect to Mr. Foland, "good reason" also includes his assignment to report to a person other than the CEO of the Company.

  •
  "Change in Control" means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company's then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company's board of directors.

Restrictive Covenants and Release Requirement

        The employment agreements with Messrs. Rainey, Compton, McDonald and Foland contain non-solicitation, non-competition and no-hire provisions for the two year period following termination of employment (except, with respect to the non-competition covenant, if such termination is an involuntary termination by the Company without "cause" or by the executive for "good reason"). Mr. Smisek continues to be subject to the Confidentiality and Non-Compete Agreement with Continental dated April 23, 2009, which includes an 18-month non-compete obligation following termination of his employment, except if such termination is by the Company for a reason other than "cause" or by Mr. Smisek for "good reason." In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration.

        The employment agreements with each of the named executive officers contain a requirement to execute a release of claims in favor of the Company in order to receive the above referenced benefits (other than the frozen SERP benefits).

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

        For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

  •
  Continuation of health and welfare benefits.  The present value of health and welfare benefits which are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e. FASB ASC 715-20-50 assumptions) using a discount rate of 4.74%, and includes only the portion of the benefits that is greater than the benefit that would be provided to all management employees. Mr. Smisek is assumed to be eligible for Medicare beginning on August 17, 2019. The value of the continued life insurance benefits was determined based on individual insurance premium rates paid by the Company for each executive.

  •
  Flight benefits and related tax reimbursements.  The value of travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2013; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2013. On the basis of these assumptions, the Company determined the value of travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive's spouse over a 20-year period using a discount rate of 4.74%. The tax indemnification on flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive's future assumed annual tax indemnification (equal to the executive's actual 2013 tax indemnity) over a 20-year period using a discount rate of 4.74%.

  •
  280G excise tax.  Section 4999 of the Code imposes an excise tax on so-called "excess parachute payments" made to an executive in connection with a change in control as described in section 280G of the Code. With respect to any change in control transaction occurring on December 31, 2013 or any future transaction that results in the application of an excise tax under section 4999 of the Code, amounts payable to our executives will be reduced to the threshold level under section 280G of the Code to avoid the excise tax, except to the extent that the executive would be in a better net after-tax position by receiving the payments and paying the excise tax. The above tables do not assume any reduction in payments as a result of this provision.

2013 DIRECTOR COMPENSATION

        The following table represents the amount of director compensation in 2013 for each director other than Mr. Smisek. As the Company's President and Chief Executive Officer during 2013, Mr. Smisek received no additional compensation for his service as a director. Mr. Smisek's compensation as an employee of the Company is shown in the 2013 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
CURRENT DIRECTORS
Stephen R. Canale	—	—	1,285	1,285
Carolyn Corvi	102,500	125,000	1,469	228,969
Jane C. Garvey	97,500	125,000	7,309	229,809
James J. Heppner	—	—	30,146	30,146
Walter Isaacson	102,500	125,000	21,976	249,476
Henry L. Meyer III	142,500	125,000	38,703	306,203
Oscar Munoz	107,500	125,000	29,686	262,186
William R. Nuti	22,500	—	—	22,500
Laurence E. Simmons	105,000	125,000	55,798	285,798
David J. Vitale	112,500	125,000	5,832	243,332
John H. Walker	102,500	125,000	42,639	270,139
Charles A. Yamarone	102,500	125,000	15,239	242,739
FORMER DIRECTORS
Glenn F. Tilton(3)	47,500	—	13,362	60,862

(1)
This column reflects the grant date fair value of 3,869.37 share units granted to each of the non-employee directors on June 13, 2013, as discussed under the caption "Equity Compensation" below, calculated pursuant to FASB ACS Topic 718. As of December 31, 2013, the aggregate number of share units outstanding for each individual who served as a non-employee director was: 3,869.37 for each of Ms. Corvi, and Messrs. Meyer, Munoz, Simmons and Yamarone; 7,685.24 for Ms. Garvey; 30,577.06 for Mr. Isaacson; 10,897.86 for each of Messrs. Vitale and Walker; and 0 for each of Messrs. Nuti and Tilton.

(2)
All other compensation includes: (a) with respect to certain non-employee directors, matching contributions to nonprofit organization(s) to which the director makes a personal commitment(s), as discussed under the caption "Charitable Contributions" below; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Mr. Canale—$1,285; Ms. Corvi—$1,469; Ms. Garvey—$2,309; Mr. Heppner—$23,081; Mr. Isaacson—$7,015; Mr. Meyer—$14,850; Mr. Munoz—$23,878; Mr. Simmons—$27,699; Mr. Vitale—$5,832; Mr. Walker—$18,274; Mr. Yamarone—$8,065; and Mr. Tilton—$11,077; and (c) as required by SEC rules, for certain directors whose perquisites equal or exceed $10,000, the aggregate incremental cost to the Company of such director's flight benefits.

(3)
During 2013, Mr. Tilton served as a member of the Board of Directors from January 1, 2013 until June 11, 2013. Pursuant to the letter agreement dated October 1, 2010 between Mr. Tilton and the Company, Mr. Tilton is entitled to office space and administrative support for a period of ten years following December 31, 2012. Mr. Tilton also receives reserved parking at the Company's previous headquarters location in Chicago, Illinois.

        We do not pay directors who are employees of the Company or directors who are elected by a class of stock other than Common Stock additional cash or equity compensation for their services as directors; however, each of the ALPA director and the IAM director are entitled to receive certain flight benefits. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as "non-employee directors."

        To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, which we refer to as the "DEIP." Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation or cash compensation. Periodic awards are equity-based awards including options, restricted stock, SARs and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

        The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company's non-employee directors. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee's independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

Cash Retainers for Board and Committee Service

        For the year ended December 31, 2013, cash compensation for the non-employee directors consisted of the following:

  •
  an annual retainer of $80,000;

  •
  an additional annual retainer of $25,000 for the Lead Director;

  •
  an additional annual retainer of $10,000 for the Chairperson of the Public Responsibility Committee; $15,000 for each of the Chairpersons of the Compensation, Executive, Finance and Nominating/Governance Committees; and $20,000 for the Chairperson of the Audit Committee; and

  •
  an additional annual retainer of $5,000 for each of the members (other than the Chair) of the Public Responsibility Committee; $7,500 for each of the members (other than the Chair) of the Compensation, Executive, Finance and Nominating/Governance Committees; and $10,000 for each of the members (other than the Chair) of the Audit Committee.

Equity Compensation

        For the year ended December 31, 2013, non-employee directors received an annual grant of share units on June 13, 2013, with a grant date fair value equal to $125,000. Each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Delivery of a cash payment in settlement of the share units will be made on the vesting date based on the average of the high and low sale prices of Common Stock on the anniversary date.

        The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold at least 3,500 shares of Common Stock or equity-based awards (including share units and restricted shares). The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common

Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director's compliance with the stock ownership guidelines. All non-employee directors are currently in compliance with the guidelines.

Director Compensation Deferral under the DEIP

        In prior years, non-employee directors were permitted to defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors were also permitted to defer the receipt of shares that would otherwise be issued under a periodic award through credits to his or her share account. Distribution from the cash and/or share accounts will be made, if in a lump sum, or will commence, if in installments, as soon as administratively practicable after January 1 of the year following the year the non-employee director terminates his or her position as a director of the Company. Beginning in 2011, the Board eliminated the compensation deferral option.

Travel Benefits

        We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director's spouse or qualified domestic partner and certain other eligible travelers, frequent flyer cards, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, United Air Lines and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A non-employee director who retires from the Board with at least five consecutive years of service will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

        We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or their respective union contributes up to $20,000 per year in the aggregate.

        During 2013, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets for complimentary positive space travel to charity.

 AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

        The Audit Committee is comprised of six non-employee members of the Board. After reviewing the qualifications of the current members of the committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current committee members are "independent" as that concept is defined in Section 10A of the Exchange Act; (2) all current committee members are "independent" as that concept is defined in the applicable NYSE listing standards; (3) all current committee members are financially literate under the applicable NYSE listing standards; and (4) each of Mr. Munoz, Mr. Vitale and Mr. Walker qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Board appointed the undersigned directors as members of the committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the committee reviews the adequacy of the charter and recommends any changes to the Board for approval. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (2)-(4) of the first paragraph of this report and the adequacy of the committee charter.

        During the last year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K"), the committee, among other matters:

  •
  reviewed and discussed the audited financial statements included in the 10-K with management and the Company's independent registered public accounting firm, referred to in this report as the "independent auditors";

  •
  reviewed the overall scope and plan for the annual audit of the Company's financial statements to be included in the 10-K and the results of the examinations by the Company's independent auditors;

  •
  met with management periodically during the year to consider the adequacy of the Company's internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

  •
  reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company's financial reporting; (2) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the committee concerning independence, and the independence of the independent auditors; and (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, "Communications with Audit Committees", as amended;

  •
  based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

  •
  determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The committee's pre-approval policies and procedures are discussed below under Proposal No. 2.

        Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that the committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditors' report. The functions of the committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the committee members cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

        The committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors, and receives the communications described above. The committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters; and (2) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the committee with an independent basis to determine that management has maintained: (1) appropriate accounting and financial reporting principles or policies; or (2) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,
Audit Committee
Oscar Munoz, Chair Carolyn Corvi William R. Nuti* Laurence E. Simmons David J. Vitale John H. Walker

*
Mr. Nuti served as a member of the Audit Committee from December 4, 2013 to April 21, 2014.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Independent Public Accountants

        Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit Committee Pre-Approval Policy and Procedures

        The Audit Committee adopted a policy on pre-approval of services of the Company's independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

        For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm's annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

        Any requests for audit, audit related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2013 and 2012 non-audit services provided by Ernst & Young LLP, the Company's independent registered public accounting firm are compatible with maintaining auditor independence.

        All of the services in 2013 and 2012 under the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

 Independent Registered Public Accounting Firm Fees

        The aggregate fees billed for professional services rendered by the Company's independent auditors in 2013 and 2012 are as follows (in thousands):

Service	2013	2012
Audit Fees	$3,589	$4,229
Audit Related Fees	178	—
Tax Fees	1,343	543
All Other Fees	5	5

Total	$5,115	$4,777

Audit Fees

        For 2013 and 2012, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of UAL and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United, employee benefit plan audits, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit Related Fees

        In 2013, fees for audit related services consisted of an assessment of certain information technology security related controls.

Tax Fees

        Tax fees for 2013 and 2012 include professional services provided for preparation of tax returns of certain expatriate employees, personal tax compliance and advice, preparation of federal, foreign and state tax returns, review of tax returns prepared by the Company, research and consultations regarding tax accounting and tax compliance matters, (including tax basis accounting records) and assistance in assembling data to prepare for and respond to governmental reviews of past tax filings, exclusive of tax services rendered in connection with the audit.

All Other Fees

        Fees for all other services billed in 2013 and 2012 consist of subscriptions to Ernst & Young LLP's on-line accounting research tool.

Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2014. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2010. It is anticipated that representatives of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the meeting.

        The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2014. Although ratification is not required by law or the Company's Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

        THE BOARD AND AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED
EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a "say-on-pay" proposal, approving the Company's executive compensation as reported in this proxy statement:

  RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        At the 2011 Annual Meeting of Stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company's named executive officers will be held on an annual basis at least until the next Frequency Vote is held.

        Our executive compensation program for 2013 is described in this proxy statement under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis ("CD&A"), the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        As discussed in the CD&A, our executive compensation programs are designed to fulfill the following principles: (i) aligning the interests of our stockholders and executives; (ii) linking executive pay to performance; and (iii) attracting, retaining and appropriately rewarding our executives in line with market practices.

        Our 2013 executive compensation policies and practices include the following features, which we believe illustrate our commitment to "best practices" corporate governance and the principles stated above:

  •
  Pay-for-performance.  A significant majority of the targeted value of our named executive officers' pay is contingent on Company performance.

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Absolute performance focus balanced by relative performance.  We utilize performance measures that emphasize absolute performance goals, which provide the primary links between incentive compensation and the Company's business strategy and financial results, while providing balance through relative performance goals, which measure Company performance in comparison to an industry peer group.

  •
  Capped payout opportunities.  Our annual incentive awards, long-term relative performance awards and Performance-Based RSUs include a limit on the maximum payout opportunities.

  •
  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

  •
  Pay is targeted at market median levels.

  •
  Balanced peer group companies.  Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range). At the time of the benchmarking review for 2013 compensation decisions, data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2012 proxy statement, reflecting 2011 pay data). In this review, the peer group had median annual revenue of approximately $30.6 billion and the Company's annual revenue at the time of the review was estimated at approximately $37 billion.

  •
  "Double-triggers" on change-in-control.  All long-term incentives granted since the Merger have "double-trigger" vesting provisions, such that a change-in-control transaction alone will not cause immediate vesting of the awards.

  •
  Stock ownership guidelines.  Our executives are subject to stock ownership guidelines ranging from two to five times base salary.

  •
  Securities trading policy.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  No change-in-control tax indemnity.  Company policy prohibits excise tax indemnity for any future change-in-control transactions.

  •
  "Claw-back" provisions.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit-sharing hurdle.  No annual incentives are paid unless co-workers receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay program has been designed with features to mitigate against the risk of inappropriate behavior.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting.

  •
  Communication with investors.  We regularly communicate with our investors regarding our performance-based incentive awards, particularly the linkage between our compensation program and our ROIC.

        We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2013 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

        Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company's stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION IN THIS PROXY STATEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UNITED CONTINENTAL
HOLDINGS, INC. 2006 DIRECTOR EQUITY INCENTIVE PLAN

        On February 20, 2014, the Board approved an amendment and restatement of the Company's 2006 Director Equity Incentive Plan (the "DEIP") increasing the total number of shares authorized for issuance under the DEIP from 175,000 shares to 475,000 shares (the "Amended and Restated DEIP"). The Board approved the Amended and Restated DEIP subject to approval by the Company's stockholders at the 2014 Annual Meeting. If the Amended and Restated DEIP is not approved by stockholders, the Company will continue to operate the DEIP pursuant to its current provisions.

        As noted above, a total of 175,000 shares are currently authorized for issuance under the DEIP. As of the date hereof, 27,686 shares remain available for issuance under the DEIP. Given the limited number of shares of Common Stock that currently remain available under the DEIP, our Board and management believe it is important that the Amended and Restated DEIP be approved in order to maintain the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors. On April 21, 2014, the closing sales price per share of Common Stock as reported on the NYSE was $43.78.

Description of Director Plan

        The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this proxy statement as Annex A and incorporated herein by reference.

Purpose

        The purpose of the Amended and Restated DEIP is to attract and retain the services of experienced and knowledgeable non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board and an opportunity to obtain a greater proprietary interest in the Company's long-term success and progress through the receipt of equity-based awards, thereby aligning such directors' interests more closely with the interests of the Company's stockholders.

Key Provisions

        Plan Term.    The DEIP was originally adopted by the Board on January 10, 2006, became effective upon the Company's emergence from bankruptcy on February 1, 2006, and will remain in effect until terminated by the Company.

        Available Shares.    Under the DEIP, the maximum number of shares of Common Stock authorized for awards is 175,000, which number would be increased to 475,000 if stockholders approve the Amended and Restated DEIP. Shares that are issued or distributed under the Amended and Restated DEIP or that are subject to outstanding periodic awards granted or share units credited under the Amended and Restated DEIP will reduce the shares remaining available for issuance or distribution under the Amended and Restated DEIP. To the extent that shares subject to an outstanding periodic award or share unit are not issued or delivered by reason of: (i) the expiration, termination, cancellation or forfeiture of such periodic award or share unit; or (ii) the settlement of such periodic award or share unit in cash, then such shares will again be available under the Amended and Restated DEIP. However, shares subject to a periodic award will not again be available for issuance under the Amended and Restated DEIP if such shares are: (x) shares that were subject to a stock option or stock appreciation right and were not issued or delivered upon the net settlement or net exercise of such option or stock appreciation right; (y) shares delivered to or withheld by the Company to pay the purchase price related to an outstanding option or stock appreciation right; or (z) shares repurchased by the Company on the open market with the proceeds of a stock option exercise. The Board may specify that share units will only be settled in cash, in which case such share units will not result in a reduction in the shares available for issuance or distribution.

        Eligible Participants.    Individuals who are members of the Board and who are not employees of the Company or any of its affiliates are eligible to participate in the Amended and Restated DEIP. As of the date hereof, ten non-employee directors are eligible to participate in the DEIP.

        Administration.    The Nominating/Governance Committee is responsible for administering the Amended and Restated DEIP. As the plan administrator, the Nominating/Governance Committee has the authority to establish rules and regulations for administering the Amended and Restated DEIP and to decide questions of interpretation or application of the provisions of the Amended and Restated DEIP. The amount and form of compensation to be awarded under the Amended and Restated DEIP is determined by the Board.

        Deferral.    Under the terms of the Amended and Restated DEIP, non-employee directors may be permitted to defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors may also be permitted to defer the receipt of shares that would otherwise be issued under a periodic award through credits to his or her share account. Under the current non-employee director compensation program, the Board does not permit deferrals under the DEIP.

        Change in Control.    If a Change in Control (as defined below) occurs, then: (i) all stock options and stock appreciation rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (ii) all restricted stock will become immediately fully vested and nonforfeitable; (iii) the participant's deferral accounts will become immediately fully vested and non-forfeitable; and (iv) all deferred amounts credited to participants' accounts will become immediately due and payable to the participants. Under the terms of the Amended and Restated DEIP, upon a Change in Control, the Board may also provide that some or all of the outstanding stock options and/or stock appreciation rights granted under the Amended and Restated DEIP shall be cancelled in exchange for a cash payment equal to the excess of the market price of the shares immediately prior to the effective date of such Change in Control over the exercise price per share of such stock options or stock appreciation rights.

        Under the terms of the Amended and Restated DEIP, a Change in Control is generally defined as: (i) a merger or consolidation resulting in the Company's voting securities outstanding immediately prior to such merger or consolidation representing less than 50% of the combined voting power of the resulting entity's securities immediately after such merger or consolidation; (ii) certain acquisitions of 25% or more of the total combined voting power of the Company's then-issued and outstanding securities; (iii) a sale or disposition by the Company of all or substantially all of the Company's assets; (iv) the Company's stockholders approve any plan or proposal for the liquidation of the Company; or (v) certain changes in the majority composition of the Board during a 24-month period.

        Adjustment.    The amount of shares reserved for issuance under the Amended and Restated DEIP, the number and kind of share units credited to share accounts, and the terms of any outstanding stock options and stock appreciation rights will be appropriately adjusted by the Board in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, consolidation, recapitalization, merger, reorganization or similar changes in the Company's corporate structure or shares.

        Amendment and Termination.    The Company reserves the right to amend or terminate the Amended and Restated DEIP at any time.

Award Types

        Under the Amended and Restated DEIP, non-employee directors may receive as compensation periodic awards, share unit compensation or cash compensation. Periodic awards are equity-based awards including options, restricted stock, stock appreciation rights and/or shares that are granted to non-employee directors from time to time at the discretion of the Board. Each share unit represents the economic equivalent of one share of Common Stock, with the number of share units granted to be determined by the Board. Share units may be subject to vesting over such period as set by the Board, not to exceed ten years.

        Stock Options.    All stock options granted under the Amended and Restated DEIP will be nonqualified stock options. The exercise price per share purchasable under a stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. Unless the award agreement provides otherwise, each stock option granted under the Amended and Restated DEIP will be immediately exercisable. Each stock option will terminate no later than ten years after its grant date. If the participant ceases to serve as a director for reasons other than a "Qualified Retirement" (as defined in the Amended and Restated DEIP), the stock options will remain exercisable until the earlier of the expiration of five years after the date the participant ceased service on the Board or the remaining term of the stock options. If the participant ceases service on the Board on account of a Qualified Retirement, any unvested stock options will become immediately exercisable in full and all stock options will remain exercisable in full until the expiration of their full term.

        Stock Appreciation Rights.    A stock appreciation right may be granted by the Board to the holder of any stock option granted under the Amended and Restated DEIP or granted independently of and without any relation to any stock option. Each stock appreciation right will entitle the participant to Common Stock (which may be restricted stock) or, if provided in the applicable award agreement, cash equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the stock appreciation right.

        Restricted Stock.    The Board may grant restricted stock to participants. Prior to vesting, the restricted stock may not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of or encumbered. The vesting period for restricted stock awards shall be determined by the Board, but shall not exceed ten years.

Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended and Restated DEIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended and Restated DEIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended and Restated DEIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

        A participant will not recognize taxable income at the time a stock option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights

        A participant will not recognize taxable income at the time stock appreciation rights are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction.

Restricted Stock

        A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

New Plan Benefits

        Any awards granted under the Amended and Restated DEIP will be determined by the Board and are, therefore, not determinable as of the date of this proxy statement. For the fiscal year ended December 31, 2013, non-employee directors received an annual grant of share units on June 13, 2013, with a grant date fair value of $125,000, as disclosed under the 2013 Director Compensation table included in this proxy statement.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE UNITED CONTINENTAL HOLDINGS, INC. 2006 DIRECTOR EQUITY INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 4.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

        If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement, the proposal must be received by us no later than December 26, 2014 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the General Counsel and Secretary—HDQLD, United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        To propose business or nominate a director at the 2015 Annual Meeting of Stockholders, proper notice must be submitted by a stockholder of record no earlier than February 11, 2015 and no later than March 13, 2015 in accordance with our Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2015 Annual Meeting of Stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive notice of any other matter that a stockholder wishes to raise at the 2015 Annual Meeting of Stockholders, on or after February 11, 2015 and on or before March 13, 2015, our Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

ANNUAL REPORT

        A copy of our Annual Report for the year ended December 31, 2013, has been made available to you on or about April 25, 2014 with this proxy statement and is available at http://www.edocumentview.com/ual. Additional copies of the 2013 Annual Report and this Notice of Annual Meeting and proxy statement, and accompanying proxy card may be obtained from the Corporate Secretary's Office—HDQLD, United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO UNITED CONTINENTAL HOLDINGS, INC., C/O THE CORPORATE SECRETARY'S OFFICE—HDQLD, 233 S. WACKER DRIVE, CHICAGO, ILLINOIS 60606. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY'S WEBSITE AT WWW.IR.UNITED.COM OR FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

        The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

Annex A

UNITED CONTINENTAL HOLDINGS, INC.
2006 DIRECTOR EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED ON FEBRUARY 20, 2014)

1.    Description.

        (a)    Purpose.    The purpose of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan (the "DEIP") is to attract and retain the services of experienced and knowledgeable non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board of Directors and an opportunity to obtain a greater proprietary interest in the Company's long-term success and progress through the receipt of equity-based awards, thereby aligning such directors' interests more closely with the interests of the Company's stockholders. The DEIP is intended to be unfunded for tax purposes. For amounts payable under the DEIP that constitute "deferred compensation" within the meaning of Section 409A of the Code, the DEIP is intended to comply in form and operation with the requirements of Section 409A of the Code. The DEIP will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

        (b)    Effective Date.    This DEIP was originally adopted by the Board on January 10, 2006, became effective upon the Company's emergence from bankruptcy on February 1, 2006 (the "Effective Date") and shall remain in effect as long as any Periodic Awards or Accounts under it remain outstanding. This DEIP constitutes an amendment and restatement of the UAL Corporation 2006 Director Equity Incentive Plan, as amended, and is effective upon the approval of the DEIP by the Company's stockholders.

2.    Definitions.

        The definitions set forth in this Section 2 apply unless the context otherwise indicates.

          (a)    Account.    "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 6.

          (b)    Affiliate.    "Affiliate" means all persons with whom the Company would be considered a single employer under Section 414(b) or 414(c) of the Code.

          (c)    Annual Meeting Date.    "Annual Meeting Date" means the date on which the annual meeting of the Company's stockholders is held.

          (d)    Beneficiary.    "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 7(g) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the DEIP has no interest in or right under the DEIP until the Participant in question has died. A person will cease to be a Beneficiary on the day on which all benefits to which such person is entitled under the DEIP have been distributed.

          (e)    Board.    "Board" means the board of directors of the Company.

          (f)    Broker Exercise Notice.    "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

          (g)    Cash Account.    "Cash Account" means an Account to which deferred amounts are credited pursuant to Section 6(b) and earnings thereon are credited pursuant to Section 6(d)(i) in U.S. dollars.

          (h)    Cause.    "Cause" means dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any subsidiary or any material breach of any confidentiality agreement entered into with the Company or any subsidiary.

          (i)    Change in Control.    A "Change in Control" means an event described in Section 12, provided that for awards that constitute deferred compensation that is subject to Section 409A of the Code, such event is an event that qualifies as an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder.

          (j)    Code.    "Code" means the Internal Revenue Code of 1986, as amended (including, when the context requires, all regulations, interpretations and rulings issued thereunder). Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

          (k)    Committee.    A committee of the Board, provided that, so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, such committee will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. As of the Effective Date, the "Committee" is the Nominating / Governance Committee of the Board or such other committee or person to whom administrative duties are delegated pursuant to the provisions of Section 16(a), as the context requires.

          (l)    Company.    "Company" means United Continental Holdings, Inc..

          (m)    Continuity Directors.    "Continuity Directors" means (1) those members of the Board who were directors on the date Effective Date and (2) those members of the Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the Effective Date or were previously so elected or appointed.

          (n)    DEIP.    "DEIP" means this United Continental Holdings, Inc. 2006 Director Equity Incentive Plan, as from time to time amended or restated.

          (o)    Director Cash Compensation.    "Director Cash Compensation" means all cash amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified Director, (i) including, without limitation, the retainers for service on the Board and fees specifically paid for attending regular or special meetings of the Board and Board committees or for acting as the chair of a committee, but (ii) excluding expense allowances or reimbursements and insurance premiums.

          (p)    Disability.    "Disability" means the Qualified Director is "disabled" within the meaning of Section 409A of the Code. Such Disability will be determined by the Committee on the basis of medical evidence satisfactory to it.

          (q)    Election Period.    "Election Period" means a period of one calendar year, commencing on each January 1 and ending on each December 31. In the case of a newly eligible Qualified Director who commences participation in the DEIP following the Effective Date and following the first day of the calendar year, the Election Period is such partial calendar year described in Section 6(b)(ii).

          (r)    Market Price.    "Market Price" means (i) the average of the high and low sale prices of a Share during the regular trading session on a specified date or, if Shares were not then traded, during the regular trading session on the most recent prior date when Shares were traded, all as quoted in The Wall Street Journal reports of New York Stock Exchange—Composite Transactions; or (ii) if the Shares are not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market, the mean between the lowest and highest reported sales prices as of such date, as reported by the Nasdaq Small Cap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Shares are not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

          (s)    Option.    "Option" means an option to purchase Shares granted to Qualified Directors from time to time pursuant to Section 8.

          (t)    Participant.    "Participant" is a current or former Qualified Director who has been granted Options, Restricted Stock, Stock Appreciation Rights, Share Units and/or Shares under the DEIP and/or to whose Account amounts have been credited pursuant to Section 6 and who has not ceased to be a Participant pursuant to Section 4(d).

          (u)    Periodic Award.    "Periodic Award" means an award described in Section 5(c).

          (v)    Plan Rules.    "Plan Rules" are rules, policies, practices or procedures adopted by the Committee pursuant to Section 16(b), which need not be reflected in a written instrument and may be changed at any time without notice.

          (w)    Previously Acquired Shares.    "Previously Acquired Shares" means Shares that are already owned by the Participant that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee.

          (x)    Prime Rate.    "Prime Rate" means the Bloomberg Prime Rate Composite ("Prime Rate by Country US—BB Comp").

          (y)    Qualified Director.    "Qualified Director" means an individual who is a member of the Board and who is not an employee of the Company or any Affiliate.

          (z)    Qualified Retirement.    A Qualified Director has a "Qualified Retirement" if he or she separates from the Board after attaining age 60 and the completion of five (5) or more continuous years of service as a member of the Board.

          (aa)    Restricted Stock.    "Restricted Stock" has the meaning provided in Section 10.

          (bb)    Securities Act.    "Securities Act" means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

          (cc)    Separation from Service.    "Separation from Service" means a termination of a Participant's service with the Company and all Affiliates as a director and non-employee consultant/advisor, provided such termination constitutes a "separation from service" within the meaning of Section 409A of the Code, or such other change in the Participant's relationship with the Company and all Affiliates that constitutes a "separation from service" within the meaning of Section 409A of the Code.

          (dd)    Share Account.    "Share Account" means an Account to which credits are made pursuant to Sections 5(c) or 6(a), or deferred amounts are credited pursuant to Section 6(b) and/or 6(c) and earnings are credited pursuant to Section 6(d)(ii) in Share Units.

          (ee)    Share Unit Compensation.    "Share Unit Compensation" means the compensation paid to a Qualified Director in the form of credits to his or her Share Account pursuant to Section 6(a).

          (ff)    Share Unit Grant Date.    "Share Unit Grant Date" has the meaning provided in Section 6(a).

          (gg)    Share Units.    "Share Units" means a unit credited to a Participant's Share Account at the discretion of the Board pursuant to Section 5(c) or Section 6 that represents the economic equivalent of one Share. A Participant will not have any rights as a stockholder with respect to Share Units until the Participant is distributed Shares (if any) pursuant to Section 7.

          (hh)    Shares.    "Shares" means shares of common stock of the Company, $.01 par value per share, issued on or after the Effective Date, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.

          (ii)    Stock Appreciation Rights.    "Stock Appreciation Rights" has the meaning provided in Section 9.

          (jj)    Unforeseeable Emergency.    "Unforeseeable Emergency" means an "unforeseeable emergency" within the meaning of Section 409A of the Code. The existence of an unforeseeable emergency will be determined by the Committee.

3.    Shares Subject to DEIP.

        (a)    Maximum Number of Shares Available.    Subject to adjustment as provided in paragraph (c), the maximum number of Shares that will be available for issuance or distribution under the DEIP will be 475,000 Shares. The Shares available for issuance or distribution under the DEIP may, at the election of the Committee, be either treasury shares or shares authorized but unissued. If treasury shares are used, all references in the DEIP to the issuance or distribution of Shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

        (b)    Accounting.    Shares that are issued or distributed under the DEIP or that are subject to outstanding Periodic Awards granted or Share Units credited under the DEIP will be applied to reduce the maximum number of Shares remaining available for issuance or distribution under the DEIP. To the extent that Shares subject to an outstanding Periodic Award or Share Unit are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such Periodic Award or Share Unit or (ii) the settlement of such Periodic Award or Share Unit in cash, then such Shares shall again be available under the DEIP; provided, however, that Shares subject to a Periodic Award under the DEIP shall not again be available for issuance under the DEIP if such Shares are (x) Shares that were subject to an Option or Stock Appreciation Right and were not issued or delivered upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Option or Stock Appreciation Right or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

        (c)    Adjustment to Shares and Share Units.    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the Company's corporate structure or the Shares, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the DEIP and as to the number and kind of Share Units credited to Share Accounts and the number and kind of securities as to which Periodic Awards are to be granted and, in order to prevent dilution or enlargement of the rights of Participants holding Options or Stock Appreciation Rights, the number, kind and exercise price of securities subject to outstanding Options and Stock Appreciation Rights, with such adjustments to be made in accordance with Section 409A of the Code.

4.    Participation.

        (a)    Eligibility.

            (i)  Each individual who is a Qualified Director who is entitled to Share Unit Compensation at any time during a calendar year is eligible to have such credit made to his or her Share Account pursuant to Section 6(a).

           (ii)  Each individual who is a Qualified Director on the first day of a calendar year is eligible to make deferral elections pursuant to Section 6(b) and/or 6(c) with respect to such calendar year. An individual who becomes a Qualified Director after the first day of a calendar year is eligible to make a deferral election pursuant to Section 6(b) with respect to the remainder of such calendar year. Each individual who has made a valid election pursuant to Section 6(b) or 6(c) and is a Qualified Director at any time during a calendar quarter with respect to which a credit is made pursuant to Section 6(b) or 6(c) shall have such credit made to his or her Account pursuant to such Section 6(b) or 6(c), as the case may be.

          (iii)  Each Qualified Director is eligible to receive Periodic Awards pursuant to Section 5(c).

        (b)    Ceasing to be Eligible.    An individual who ceases to be a Qualified Director is not eligible to receive any subsequent Periodic Awards pursuant to Section 5(c) or to make any subsequent elections or receive further credits pursuant to Section 6, other than such credits relating to the period prior to such cessation and, if applicable, earnings credits under Section 6.

        (c)    Condition of Participation.    Each Participant, as a condition of participation in the DEIP, is bound by all the terms and conditions of the DEIP and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the DEIP, and must furnish to the Committee such pertinent information, and execute such election forms and other instruments, as the Committee or Plan Rules may require by such dates as the Committee or Plan Rules may establish.

        (d)    Termination of Participation.    An individual will cease to be a Participant as of the date on which he or she is no longer a Qualified Director and his or her outstanding Periodic Awards have been exercised, cancelled, vested or expired and his or her entire Account balances have been distributed.

5.    Benefits.

        (a)    Components of Director Compensation.    Qualified Directors who are eligible under Section 4(a) may receive Periodic Awards, Share Unit Compensation and Director Cash Compensation as part of their compensation for services rendered as directors of the Company, all as determined by the Board from time to time. A Qualified Director may defer the receipt of some or all of his or her Director Cash Compensation through credits to his or her Cash Account and/or Share Account, and may defer the receipt of Shares that he or she would otherwise be issued under a Periodic Award through credits to his or her Share Account.

        (b)    Share Unit Compensation.    At the discretion of the Board, each Qualified Director may receive Share Unit Compensation, which is additional annual compensation in the form of credits to the Qualified Director's Share Account.

        (c)    Periodic Awards.    At the discretion of the Board, a Qualified Director may be granted from time to time one or more equity-based awards, consisting of (i) Options, (ii) Restricted Stock, (iii) Stock Appreciation Rights, (iv) Share Units, and/or (v) Shares. The terms of Options, Restricted Stock and Stock Appreciation Rights are set forth in Sections 8, 9 and 10, respectively.

        (d)    Deferral Accounts.    For each Participant, the Committee will establish and maintain a Cash Account and a Share Account to evidence deferred amounts credited with respect to the Participant pursuant to Section 6. Except as otherwise provided in Section 6(a), each Participant will always have a fully-vested, nonforfeitable right to that portion of his or her Account credited under Sections 6(a), 6(b) and 6(c) and the earnings credits thereon. A Participant's interest in Share Units reflecting the deferral of receipt of Shares subject to vesting will be nonforfeitable at the times and in the amounts provided under the vesting requirements established in the Periodic Award.

        (e)    Receipt of Shares in Lieu of Director Cash Compensation.    A Qualified Director may elect to forego receipt of all or any portion of the Director Cash Compensation payable to him or her for any period and instead receive whole Shares of equivalent value to the Director Cash Compensation so foregone. An election under this Section 5(e) will be valid only if it is in writing, signed by the Qualified Director, filed with the Committee before receipt of the Director Cash Compensation and otherwise in accordance with Plan Rules. Once in effect, an election under this Section 5(e) shall remain in effect until it is revised or revoked in accordance with Plan Rules. The number of whole Shares to be distributed to the Qualified Director by reason of an election under this Section 5(e) shall be equal to the quotient of (i) the dollar amount of the Director Cash Compensation the Qualified Director has elected to have paid to him or her in Shares, divided by (ii) the Market Price as of the date on which the Director Cash Compensation would otherwise have been payable to the Qualified Director. The Market Price of any fractional Share shall be paid to the Qualified Director in cash.

6.    Participant Share Unit Compensation and Deferral Accounts.

        (a)    Share Unit Compensation.    The amount of the Qualified Director's Share Unit Compensation to be credited to his or her Share Account will be expressed in U.S. dollars and determined from time to time by the Board. A Qualified Director's Share Account will be credited pursuant to this section on the date specified by the Board ("Share Unit Grant Date") with the number of whole and fractional Share Units equal to the quotient of: (i) the dollar amount of the Share Unit Compensation allocated to such Qualified Director, divided by (ii) the Market Price on the Share Unit Grant Date. Share Unit Compensation credited to a Qualified Director's Share Account may be subject to vesting over such period as set by the Board, not to exceed ten years. The Board may specify that Share Unit Compensation shall only be settled in cash (in which case such credits shall not result in any reduction in Shares available under the accounting provisions set forth in Section 3(b)) and the Board may further specify that any such cash payments are not eligible for deferral pursuant to the remaining provisions of this Section 6 or Section 7.

        (b)    Deferral of Director Cash Compensation.    Elective deferrals of Director Cash Compensation will be made in accordance with the following rules:

          (i)    Election to Defer Director Cash Compensation.    Each Qualified Director may elect, in accordance with this Section 6(b) and Plan Rules, to defer the receipt of all or a portion of his or her Director Cash Compensation relating to services performed and Director Cash Compensation earned during an Election Period. The Committee will credit his or her Cash Account and/or Share Account with the amount of compensation the Qualified Director elected to defer. Any such deferral election will automatically apply to the Participant's Director Cash Compensation, as the amount of such Director Cash Compensation is adjusted from time to time.

          (ii)    Time of Filing Election.    A deferral election pursuant to this Section 6(b) will not be effective unless it is made on a properly completed election form received by the Committee before the first day of the Election Period to which the deferral election relates or, in the case of an individual who first becomes a Qualified Director on or after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Any election made under this clause (ii) will apply only to Director Cash Compensation payable for services performed after the effective date of the election, with a proportionate reduction (determined on the basis of calendar days) in any payment due for a service period that includes services performed before the effective date of the election.

          (iii)    Allocation of Deferral.    In conjunction with each deferral election made pursuant to this Section 6(b), a Qualified Director shall elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated (in increments of ten percent only) among his or her Cash Account and Share Account. The sum of such percentages must not exceed 100 percent. Any portion of the deferral for which no election is made will be allocated to the Qualified Director's Cash Account.

          (iv)    Credits.    Director Cash Compensation deferred pursuant to this Section 6(b) will be credited to a Qualified Director's Cash Account and/or Share Account, as elected, as of the last day of each calendar quarter. Such credits to the Qualified Director's Cash Account will be in United States dollars equal to the amount of the deferral allocated to such Account. Credits to a Qualified Director's Share Account will be the number of whole and fractional Share Units determined by dividing the United States dollar amount of the deferral allocated to the Share Account by the Market Price of a Share on the last day of the calendar quarter.

          (v)    Succeeding Election Periods.    Unless the election is revoked pursuant to clause (vii), a deferral election made pursuant to this section will remain in effect until the last day of the calendar year in which it is revoked or modified in accordance with Plan Rules. The Qualified Director may change his or her deferral by delivering a new deferral election not later than the day before the first Election Period to which the new deferral election relates.

          (vi)    Irrevocability.    Except as provided in clause (vii), a deferral election made pursuant to this Section 6(b) for an Election Period is irrevocable after the latest date by which the deferral election is required to be given to the Committee for such Election Period.

          (vii)    Revocation.    Any deferral election made under Section 6(b) by a Participant who receives a distribution pursuant to Section 7(b) will be revoked to the extent the Participant satisfies the requirements of Section 7(b) and Plan Rules, and no further amounts will be deferred until the Qualified Director makes a new, effective deferral election under Section 6(b).

          (viii)    Code Section 409A.    An election, or revocation of an election, under this Section 6(b) shall be permitted only if it complies with the requirements of Section 409A of the Code.

        (c)    Deferral of Restricted Stock or Shares Issuable Under Periodic Awards.    Each Qualified Director may elect, in accordance with this Section 6(c) and Plan Rules, to defer receipt of all or a portion of the Shares or Restricted Stock issuable pursuant to a Periodic Award granted under the DEIP, other than on account of an Option or Stock Appreciation Right.

          (i)    Time of Filing Election.    A deferral election made pursuant to this Section 6(c) will not be effective unless it is made on a properly completed election form received by the Committee before the first day of the Election Period to which the deferral election relates or, in the case of an individual who first becomes a Qualified Director on or after the first day of the Election Period, within 30 days after the date such individual becomes a Qualified Director. Any election made under this clause applies to the Qualified Director's receipt of Restricted Stock or Shares relating to services performed after the effective date of the election.

          (ii)    Credits.    Deferral of the receipt of Shares pursuant to this Section 6(c) will be credited to the Qualified Director's Share Account as of the day of the issuance of the award of Restricted Stock or Shares, as the case may be. The number of Share Units credited to the Qualified Director's Share Account will equal the number of Shares otherwise issuable following the grant of the Periodic Award of Restricted Stock or Shares, as the case may be.

          (iii)    Succeeding Election Periods.    Unless the election is revoked pursuant to clause (v), a deferral election made pursuant to this section will remain in effect until the last day of the calendar year in which it is revoked or modified in accordance with Plan Rules. The Qualified Director may change his or her deferral by delivering a new deferral election not later than the day before the first Election Period to which the new deferral election relates.

          (iv)    Irrevocability.    Except as provided in clause (v), a deferral election made pursuant to this Section 6(c) that is in effect for an Election Period is irrevocable after the latest date by which the deferral election is required to be given to the Committee for such Election Period.

          (v)    Revocation.    Any deferral election made under Section 6(c) by a Participant who receives a distribution pursuant to Section 7(b) will be revoked to the extent the Participant satisfies the requirements of Section 7(b) and Plan Rules, and no further amounts will be deferred until the Qualified Director makes a new, effective deferral election under Section 6(c).

          (vi)    Code Section 409A.    An election, or revocation of an election, under this Section 6(c), shall be permitted only if it complies with the requirements of Section 409A of the Code.

        (d)    Earnings Credits.

          (i)    Cash Accounts.    As of the last day of each calendar quarter, and before any credits have been made pursuant to Section 6 on such date, a Participant's Cash Account will be credited with interest, calculated on the balance in the Cash Account as of the last day of the immediately preceding calendar quarter at the Prime Rate in effect on such date.

          (ii)    Share Accounts.    A Participant's Share Account will be credited as of the date on which dividends are paid on Shares with that number of whole and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price of a Share on the date as of which the credit is made. Unless otherwise determined by the Board in connection with the declaration of such dividend, and Share Units credited to a Participant's Share Account shall only be settled in cash.

7.    Distributions.

        (a)    Distribution of Accounts Following Separation from Service.

          (i)    Distribution Elections.

            (A)    Initial Election.    Subject to Sections 7(b), 7(c) and 7(h), a Participant may elect, in accordance with Plan Rules and subject to Section 409A of the Code, the manner of distribution (as described in clause (ii)) or the time of distribution (as defined in clause (iv)), provided such election, as it relates to deferrals under Section 6(b) or (c), is made no later than the date of the related deferral election and, as it relates to Share Unit Compensation credited under Section 6(a), is made no later than the close of the calendar year preceding the calendar year during which the services giving rise to such compensation are performed, or, in the case of an individual who first becomes a Qualified Director on or after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Notwithstanding the foregoing, the Board may specify that Share Unit Compensation credited under Section 6(a) with respect to a specific Share Unit Grant Date is not subject to deferral, in which case distributions with respect to such Share Unit Compensation shall be subject to distribution as specified by the Board.

            (B)    Redeferral Election.    A Participant may elect to change the time and manner of his or her distribution provided (X) the Participant elects, in accordance with Plan Rules and subject to Section 409A of the Code, at least twelve (12) months prior to the date that the Participant's first scheduled payment was to begin, (Y) the election may not take effect until at least 12 months after the date on which the election is made, and (Z) the election defers the first payment at least five (5) years beyond the date payment otherwise would have been made.

          (ii)    Form of Distribution.    A Participant's Cash Account and Share Account will be distributed as provided in this Section 7(a) in a lump sum payment unless the Participant has elected, as provided in Section 7(a)(i), to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years.

          (iii)    Medium of Distribution.    Any distribution from a Participant's Cash Account will be made in cash. Subject to Section 14 and except as otherwise set forth in this Section 7(a)(iii), any distribution from a Participant's Share Account will be made in whole Shares only, rounded up to the next whole Share. Notwithstanding anything to the contrary in the immediately preceding sentence, the Board shall be permitted to provide that Share Units will be settled in cash. Accordingly, to the extent that the terms of any award of Share Units credited to a Participant's Share Account requires that such Share Units be settled in cash instead of in Shares, then any distribution from such Participant's Share Account with respect to such Share Units shall be made in cash in an amount equal to the Market Price of a Share on the date of distribution multiplied by the number of Share Units (including any fraction thereof), provided that the Board may specify in the terms of the award that another amount in cash will be distributed in respect of such Share Units. To the extent that the Board specifies that Share Units will be settled in cash, the medium of distribution set forth in the immediately preceding sentence shall override any provision of this DEIP to the contrary requiring the distribution of such Share Units to be made in Shares. Share Units settled in cash will not reduce the number of Shares available under the DEIP as set forth in Section 3(a).

          (iv)    Time of Distribution.    Unless a Participant has elected in accordance with Section 7(a)(i) to defer commencement of distribution until a specified date, or unless the Board has specified in accordance with Section 7(a)(i) that Share Unit Compensation credited under Section 6(a) with respect to a specific Share Unit Grant Date will be distributed at a specified time, distribution to a Participant will be made (if in a lump sum) or will commence (if in installments) in January of the year following the year in which the Participant experiences a Separation from Service. Distributions upon a specified date will be made, or will commence, as soon as administratively practicable following such specified date, but no later than the end of the calendar year in which the specified date occurs or, if later, the 15th day of the third month following the specified date. If a lump sum distribution from a Participant's Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution of the dividend will be made as soon as administratively practicable after the earnings credit has been made to the Share Account pursuant to Section 6(d) on the payment date of the dividend, but in no event later than the end of the calendar year in which the payment date of the dividend occurs or, if later, the 15th day of the third month following the record date for such dividend.

          (v)    Amount of Distribution for Cash Account.

            (A)    Lump Sum.    The amount of a lump sum payment from a Participant's Cash Account will be equal to the balance of the Cash Account as of the time of the distribution.

            (B)    Installments.    The amount of each installment payment from a Participant's Cash Account will be determined by dividing the balance of the Cash Account as of the distribution date for such installment payment by the total number of remaining payments (including the current payment).

          (vi)    Amount of Distribution for Share Account.

            (A)    Lump Sum.    A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of the time of distribution, rounded up to the next whole Share.

            (B)    Installments.    Each installment distribution from a Participant's Share Account will consist of the number of Shares determined by dividing the number of whole Share Units credited to the Share Account as of the distribution date for such installment distribution by the total number of remaining payments (including the current payment) and rounding the quotient to the next whole Share.

        (b)    Distribution Due to Unforeseeable Emergency.    Notwithstanding any distribution election by a Participant to the contrary, except as set forth in this Section 7(b), a distribution will be made to a Participant from his or her Account if the Participant submits a written distribution request to the Committee and the Committee determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the amount reasonably necessary to satisfy the Unforeseeable Emergency and may include the amount necessary to pay taxes, as determined by the Committee. Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation itself would not cause severe financial hardship) or by cessation of deferrals under Section 6(b) and/or 6(c), provided that determination of such limitations is consistent with the requirements of Section 409A of the Code. Any distribution pursuant to this Section 7(b) will be made by the end of the calendar year in which the event giving rise to the Unforeseeable Emergency occurs or, if later, within 90 days of the occurrence of such event and in the form of a lump sum payment that is in cash from the Cash Account and in Shares from the Share Account (rounded up to the next whole Share). Any distribution pursuant to this Section 7(b) will be made first from the Participant's Cash Account and then from the Participant's Share Account.

        (c)    Small Benefits.

          (i)    Cash Account.    If the balance of the Cash Account of a Participant who has experienced a Separation from Service is $2,500 or less on the day of any installment distribution pursuant to Section 7(a)(v)(B), such remaining balance and any cash account balance of a plan of the Company's that is required to be aggregated with the DEIP under Treasury Regulation Section 1.409A-1(c)(2) shall be distributed to the Participant, as soon as administratively practicable, in the form of a lump sum distribution. Each installment distribution to a Participant who has experienced a Separation from Service will be at least $2,500 or such smaller amount that equals the balance of the Participant's Cash Account.

          (ii)    Share Account.    If the balance of the Share Account of a Participant who has experienced a Separation from Service is fewer than 100 Share Units as of the day of any installment distribution pursuant to Section 7(a)(v)(B), such remaining balance and any share account balance of a plan of the Company's that is required to be aggregated with the DEIP under Treasury Regulation Section 1.409A-1(c)(2) shall be distributed to the Participant, as soon as administratively practicable, in the form of a lump sum distribution, that will consist of the number of Shares equal to the number of Share Units credited to the Share Account as of that date and the number of share units credited to a share account of any plan required to be aggregated with the DEIP, rounded up to the next whole Share. Each installment distribution to a Participant who has experienced a Separation from Service must be at least 100 Share Units or such smaller number of Share Units that remains in the Participant's Share Account.

          (iii)  Any lump sum distribution pursuant to Sections 7(c)(i) and 7(c)(ii) shall not exceed the applicable dollar amount under Code Section 402(g).

        (d)    Payment in Event of Incapacity.    If any individual entitled to receive any payment under the DEIP is, in the judgment of the Committee, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Committee may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Committee: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, child, parent, or other relative by blood or marriage. The Committee is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the DEIP against the Company, and the DEIP to the extent of the payment.

        (e)    Reduction of Account Balance.    The balance of the Cash or Share Account from which a distribution is made will be reduced, as of the date of the distribution, by the cash amount or number of Shares distributed, as the case may be.

        (f)    Distribution to a Beneficiary.    Following a Participant's death, the balances of the Participant's Cash and Share Accounts will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in whole Shares, rounded up to the next whole Share. Distributions will be subject to the following:

          (i)    Time.    Distribution to a Beneficiary will be made by the end of the calendar year of the Participant's death or, if later, within 90 days of the Participant's death; provided that if a distribution from the Participant's Share Account would otherwise be made after the record date for a dividend but before the payment date for such dividend, the distribution of the dividend will be made as soon as administratively practicable after the earnings credit has been made to the Share Account pursuant to Section 6(d) on the payment date of the dividend, but in no event later than the end of the calendar year in which the payment date of the dividend occurs or, if later, the 15th day of the third month following the record date for such dividend.

          (ii)    Amount.    The amount of the lump sum payment from a Participant's Cash Account will be equal to the sum of the balances of the Cash Account on the date of distribution. A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of Share Units credited to the Share Account, rounded up to the next whole Share.

        (g)    Beneficiary Designation.

            (i)  Each Participant may designate, in accordance with Plan Rules, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the balance of his or her Cash or Share Accounts after his or her death. The Participant may change or revoke any such designation from time to time without notice or consent from any person. No such designation, change or revocation is effective unless completed and received by the Committee during the Participant's lifetime.

           (ii)  Any portion of a Participant's Cash and Share Accounts for which the Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

          (iii)  The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of the relationship or only by a statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

        (h)    Modification of Time and Manner of Payment.    Notwithstanding the foregoing, the Committee in its sole and absolute discretion, may distribute all balances in the Cash Account or Share Account to the Participant in a lump sum as of any date but only if and to the extent permitted under Section 409A of the Code. Nothing herein shall be construed to grant a Participant the right to elect a modification of the time or manner for receiving payments hereunder, including on account of termination of the DEIP.

        (i)    Six-Month Delay.    Notwithstanding any other provision of the DEIP, if the Participant is a "specified employee" of the Company (within the meaning of Section 409A of the Code) on the date of his or her Separation from Service and elects, or is deemed to have elected, that a distribution be made upon his or her Separation from Service, such distribution shall be made on the six-month anniversary of the Participant's Separation from Service (or, if earlier, the date of the Participant's death).

8.    Options.

        All Options granted by the Board under the DEIP will be governed by the following terms and conditions:

          (a)    Non-Statutory Options.    All Options granted under the DEIP will be non-statutory stock options not entitled to special tax treatment under Section 422 of the Code.

          (b)    Option Exercise Price.    The exercise price per Share purchasable under an Option granted under the DEIP will be not less than 100% of the Market Price on the date of grant of the Option.

          (c)    Exercisability of Options.    Each Option granted under the DEIP will be immediately exercisable, unless the award notice provides otherwise.

          (d)    Duration of Options; Effect of Cessation as Director.    Except as provided in Section 11, each Option granted under the DEIP will terminate ten years after its date of grant. If the Participant ceases to serve as a director on the Board for any reason other than a Qualified Retirement, then the Option will remain exercisable until the earlier of the expiration of five years after the date the Participant ceased to serve as a director of the Company or the remaining term of the Option. If the Participant ceases to serve as a director on the Board on account of a Qualified Retirement, all Options will become immediately exercisable in full and will remain exercisable in full until the expiration of the Option.

          (e)    Manner of Option Exercise.    An Option granted under the DEIP may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the DEIP and the Plan Rules, by delivering in person, by facsimile or electronic transmission or through the mail notice of exercise to the Company at its principal executive office, and by paying in full the total exercise price for the Shares to be purchased in accordance with paragraph (f). Such notice will specify the particular Option that is being exercised (by the date of grant and total number of Shares subject to the Option) and the number of Shares with respect to which the Option is being exercised.

          (f)    Payment of Exercise Price.    The total purchase price of the shares to be purchased upon exercise of an Option granted under the DEIP will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at the Market Price on the exercise date.

          (g)    Restrictions on Transfer.

            (i)  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by clauses (ii) or (iii) below, no right or interest of any Participant in an Option granted under the DEIP prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

           (ii)  A Participant will be entitled to designate a Beneficiary to receive an Option granted under the DEIP upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the DEIP will be made to, and exercise of any Options (to the extent permitted pursuant to Section 15) may be made by, the Participant's legal representatives, heirs and legatees.

          (iii)  A Participant who is a director of the Company will be entitled to transfer all or a portion of an Option granted under the DEIP, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in -law, father-in -law, son -in -law, daughter-in -law, brother-in -law, or sister-in -law, including adoptive relationships, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

          (h)    Rights as a Stockholder.    No Participant will have any rights as a stockholder with respect to any Shares covered by an Option granted under the DEIP until the Participant has exercised such Option, paid the exercise price and become the holder of record of such Shares, and, except as otherwise provided in Section 3(c), no adjustments will be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such Shares.

9.    Stock Appreciation Rights.

        A Stock Appreciation Right may be granted by the Board to the holder of any Option granted hereunder. In addition, a Stock Appreciation Right may be granted independently of and without relation to any Option. Stock Appreciation Rights shall be subject to such terms and conditions consistent with the DEIP as the Board shall impose from time to time including the following:

          (a)   A Stock Appreciation Right may be granted with respect to an Option at the time of its grant or at any time thereafter.

          (b)   Each Stock Appreciation Right will entitle the Participant to elect to receive, upon exercise, Shares (which may be Restricted Stock) or, to the extent provided in the applicable award agreement, cash or a combination thereof, equal to up to 100% of the appreciation in Market Price of the Shares subject thereto up to the date the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right issued in relation to an Option, such appreciation will be measured from the Option's exercise price. In the case of a Stock Appreciation Right issued independently of any Option, the appreciation shall be measured from not less than the Market Price of a Share on the date the Stock Appreciation Right is granted.

          (c)   In the event a Participant experiences a Separation from Service:

              (i)  by reason of death or Disability, all outstanding Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of twelve (12) months after such Separation from Service (but in no event after the expiration date of any such Stock Appreciation Right);

             (ii)  by reason of a Qualified Retirement, all outstanding Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable in full until the expiration date of any such Stock Appreciation Rights; or

            (iii)  for reasons other than death, Disability or Qualified Retirement, all outstanding Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of the date of Separation from Service, remain exercisable in full for a period of three (3) months after such Separation from Service (but in no event after the expiration date of any such Stock Appreciation Right); and Stock Appreciation Rights not exercisable as of such Separation from Service will terminate and be forfeited.

10.    Restricted Stock.

        The Board may grant a Periodic Award of Restricted Stock to Participants with the following terms and conditions.

          (a)   During the Restricted Period (as defined in paragraph (b)), a Participant shall not sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the Restricted Stock. Upon grant of the award of Restricted Stock, however, the Participant shall thereupon be a stockholder with respect to all Shares subject to the award and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive all dividends and other distributions.

          (b)   The term "Restricted Period" shall mean any period set by the Board during which the Shares subject to the award of Restricted Stock may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the DEIP or the award notice relating to the award, with such period not to exceed ten years and ending upon such conditions as the Board may deem appropriate, including, without limitation, achievement of certain goals and/or that the Participant has remained in continuous service as a member of the Board of the Company for a certain period.

          (c)   To enforce the restrictions referred to in this Section 10, the Board may place a legend on the stock certificates for the Shares referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

          (d)   In the event a Participant experiences a Separation from Service:

              (i)  by reason of death, Disability or Qualified Retirement, all Restricted Stock then held by the Participant will become fully vested; or

             (ii)  for reasons other than death, Disability or Qualified Retirement, all Restricted Stock then held by Participant that has not vested as of such Separation from Service will be terminated and forfeited.

11.    Effects of Actions Constituting Cause.

        (a)   Notwithstanding anything in the DEIP to the contrary, if a Participant is determined by the Board, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2(h), irrespective of whether such action or the Board's determination occurs before or after such Participant ceases to serve as a director of the Company, all rights of the Participant under the DEIP attributable to unexercised Options or Stock Appreciation Rights or unvested Share Units or Periodic Awards of Restricted Stock and any agreements or notices evidencing any Share Units or Periodic Awards then held by the Participant will terminate and be forfeited without notice of any kind.

        (b)   Benefits attributable to amounts credited to a Participant's Account pursuant to Section 6 which are vested and any earnings credited with respect to such vested amounts will not be forfeited.

12.    Change in Control.

        (a)   A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i)  there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

           (ii)  the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company or any of its Subsidiaries, (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or acquisition which, pursuant to paragraph (A) above, does not constitute a Change in Control;

          (iii)  there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership in the Company immediately prior to such sale;

          (iv)  the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

           (v)  the occurrence within any 24-month or shorter period of a change in the composition of the Board such that the Continuity Directors cease for any reason to constitute at least a majority of the Board.

        (b)    Cash Payment.    If a Change in Control of the Company occurs, then the Board, without the consent of any Participant affected thereby, may determine to the extent permitted by Section 409A of the Code (for amounts subject to Section 409A) that some or all Participants holding outstanding Options and/or Stock Appreciation Rights granted under the DEIP will receive, with respect to some or all of the Shares subject to such Options or Stock Appreciation Rights, as of the effective date of any Change in Control of the Company, cash in an amount equal to the excess of the Market Price of such Shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options or Stock Appreciation Rights. Any outstanding Options and/or Stock Appreciation Rights, in lieu of which a cash payment is made pursuant to this Section 12(b), shall terminate and be forfeited upon such cash payment.

        (c)    Acceleration of Vesting.    If a Change in Control of the Company occurs, then (i) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (ii) all Restricted Stock will become immediately fully vested and nonforfeitable; and (iii) the Participant's deferral Accounts will become immediately fully vested and non-forfeitable.

        (d)    Acceleration of Payment.    If a Change in Control of the Company occurs, then all deferred amounts credited to a Participant's Cash Account and Share Account will become immediately due and payable to the Participant. Any such payments will be made no later than the end of the year in which the Change in Control occurs, or if later, the 15th day of the third month following the Change in Control event.

13.    Source of Payments; Nature of Interest.

        (a)    Source of Payments.    The Company is responsible for paying, from its general assets, any benefits attributable to a Participant's Account.

        (b)    Status of DEIP.    Nothing contained in the DEIP is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the DEIP, the Participant's or other person's only interest under the DEIP being the right to receive the benefits set forth herein. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Share Units credited to a Share Account pursuant to the DEIP. To the extent that the Participant or any other person acquires a right to receive benefits under the DEIP, such right is no greater than the right of any unsecured general creditor of the Company.

        (c)    Non- Assignability of Benefits.    The benefits payable under the DEIP and the right to receive future benefits under the DEIP may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

14.    Securities Law and Other Restrictions.

        Notwithstanding any other provision of the DEIP or any agreements entered into pursuant to the DEIP to the contrary, the Company is not required to issue or distribute any Shares under the DEIP, and a Participant or distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the DEIP, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.    Amendment or Termination.

        (a)    Amendment.

            (i)  The Company reserves the right to amend the DEIP at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its Chief Executive Officer or President and attested by the Secretary or an Assistant Secretary.

           (ii)  An amendment adopted in accordance with Section 15(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the DEIP in effect immediately prior to the effective date of the amendment, determined as if such Participant had terminated service as a director immediately prior to the effective date of the amendment.

          (iii)  Without limiting Section 15(a), the Company reserves the right to amend the DEIP to change the method of determining the earnings credited to Participants' Accounts pursuant to Section 6(d) and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

          (iv)  The provisions of the DEIP in effect at the termination of a Participant's service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

        (b)    Termination.    The Company reserves the right to terminate the DEIP at any time. The DEIP will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Committee, adopted in the manner of an amendment. Upon the termination of the DEIP, Participant Accounts will continue to be paid in accordance with the provisions of Section 7, subject to acceleration of distributions as permitted by Section 7(h) and Treasury Regulation Section 1.409A-3(j)(4)(ix). No termination, suspension or amendment of the DEIP may adversely affect any outstanding Periodic Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Board to take whatever action it deems appropriate under Section 3(c), 8, 9, 10 and 12(b) of the DEIP. Options and Stock Appreciation Rights outstanding upon termination of the DEIP may continue to be exercised in accordance with their terms.

16.    Administration.

        (a)    Committee.    The general administration of the DEIP and the duty to carry out its provisions will be vested in the Committee or such other Board committee as may be subsequently designated as the Committee by the Board. Such Committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

        (b)    Plan Rules and Regulations.    The Committee has the discretionary power and authority to make such Plan Rules as the Committee determines to be consistent with the terms, and advisable in connection with the administration, of the DEIP and to modify or rescind any such Plan Rules. In addition, the Committee has the discretionary power and authority to limit or modify application of DEIP provisions and Plan Rules as the Committee determines to be advisable to facilitate tax deferral treatment (or accommodate the unavailability thereof) for Options granted to, or amounts credited with respect to, non-U.S. resident Participants.

        (c)    Discretion.    The Committee has the sole discretionary power and authority to make all determinations necessary for administration of the DEIP, except those determinations that the DEIP requires others to make, and to construe, interpret, apply and enforce the provisions of the DEIP and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Committee will treat all similarly situated persons uniformly.

        (d)    Specialist's Assistance.    The Committee may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the DEIP, and may pay reasonable compensation for such services. All costs of administering the DEIP will be paid by the Company.

        (e)    Indemnification.    The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the DEIP, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

17.    Miscellaneous.

        (a)    Other Benefits.    Neither amounts deferred nor amounts paid pursuant to the DEIP constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

        (b)    No Warranties Regarding Treatment.    The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the DEIP, and each Participant will hold the Committee and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the DEIP.

        (c)    No Rights to Continued Service Created.    Neither the establishment of or participation in the DEIP gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the DEIP.

        (d)    Successors.    Except as otherwise expressly provided in the DEIP, all obligations of the Company under the DEIP are binding on any successor to the Company whether the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all of the business and/or assets of the Company.

        (e)    Governing Law.    Questions pertaining to the construction, validity, effect and enforcement of the DEIP will be determined in accordance with the internal, substantive laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction.

        (f)    Headings.    The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the DEIP, the text will control.

Proxy/Voting Instruction Card

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by internet.

Internet

• Log on to the internet and go to http://www.envisionreports.com/ual.

• Follow the steps outlined on the secured website.

Telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

* Proxies submitted by internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, June 10, 2014. Voting instructions to the trustee of the United 401(k) plans must be received by 5:00 a.m., Central Time, on Monday, June 9, 2014.

This Proxy is solicited on behalf of the Board of Directors.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy/Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Directors	For	Against	Abstain

01 - Carolyn Corvi	☐	☐	☐

02 - Jane C. Garvey	☐	☐	☐

03 - Walter Isaacson	☐	☐	☐

04 - Henry L. Meyer III	☐	☐	☐

05 - Oscar Munoz	☐	☐	☐

06 - William R. Nuti	☐	☐	☐

07 - Laurence E. Simmons	☐	☐	☐

08 - Jeffery A. Smisek	☐	☐	☐

09 - David J. Vitale	☐	☐	☐

10 - John H. Walker	☐	☐	☐

11 - Charles A. Yamarone	☐	☐	☐

	For	Against	Abstain

2. Ratification of the Appointment of Ernst & Young LLP as the of the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

3. Advisory Resolution Approving the Compensation Company’s Named Executive Officers.	☐	☐	☐

4. Approval of the Amendment and Restatement of the United Continental Holdings, Inc. 2006 Director Equity Incentive Plan.	☐	☐	☐

B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Admission Ticket

2014 Annual Meeting of Stockholders of United Continental Holdings, Inc.

Wednesday, June 11, 2014

9:00 a.m., Central Time
Willis Tower

233 S. Wacker Dr.
Chicago, IL 60606

Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting.

* The Proxy Statement and 2013 Annual Report are available at http://www.envisionreports.com/ual.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Annual Meeting Proxy/Voting Instruction Card - United Continental Holdings, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Jeffery A. Smisek and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the 2014 Annual Meeting of Stockholders to be held at the Willis Tower, 233 S. Wacker Dr., Chicago, IL 60606 on June 11, 2014 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting.

EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote in the matter directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which instructions are received, subject to applicable law.

The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 5:00 a.m., Central Time, on Monday, June 9, 2014. Votes from all other stockholders that are submitted by internet or telephone must be received prior to 11:59 p.m., Central Time, on Tuesday, June 10, 2014.

TO BE SIGNED AND DATED ON THE REVERSE SIDE
C	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.